                                                                    Exhibit 10.3

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                               FWOE PARTNERS L.P.

                          DATED AS OF AUGUST 22, 2005

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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE I FORMATION OF PARTNERSHIP.......................................     1
   Section 1.1.     Formation............................................     1
   Section 1.2.     Name.................................................     1
   Section 1.3.     Business.............................................     1
   Section 1.4.     Places of Business, Registered Agent and Addresses...     2
   Section 1.5.     Term.................................................     2
   Section 1.6.     Filings..............................................     2

ARTICLE II CERTAIN DEFINITIONS AND REFERENCES............................     3
   Section 2.1.     Certain Defined Terms................................     3
   Section 2.2.     References and Construction..........................    18

ARTICLE III CAPITALIZATION...............................................    19
   Section 3.1.     Capital Contributions of General Partner.............    19
   Section 3.2.     Capital Contributions of Limited Partner.............    20
   Section 3.3.     Optional Capital Contributions.......................    21
   Section 3.4.     Reduced Capital Contributions of a Partner...........    23
   Section 3.5.     Payments of Capital Contributions....................    24
   Section 3.6.     Non-Payment of Capital Contributions.................    25
   Section 3.7.     Interest on and Return of Capital Contributions......    26
   Section 3.8.     Payments and Advances by General Partner.............    27

ARTICLE IV ALLOCATIONS AND DISTRIBUTIONS.................................    27
   Section 4.1.     Allocations..........................................    27
   Section 4.2.     Income Tax Allocations...............................    30
   Section 4.3.     Distributions........................................    31

ARTICLE V PARTNERSHIP PROPERTY...........................................    33
   Section 5.1.     Title to Partnership Property........................    33
   Section 5.2.     Acquisition of the Properties........................    33
   Section 5.3.     Additional Acquisitions of Leases....................    33
   Section 5.4.     Lease Sales..........................................    35
   Section 5.5.     Sales of Production..................................    35
   Section 5.6.     Operations on Partnership Leases.....................    35
   Section 5.7.     Hedge Arrangement....................................    36
   Section 5.8.     Production...........................................    37
   Section 5.9.     Environmental, Health and Safety Program.............    37
   Section 5.10.    Plugging and Abandonment Liabilities.................    37
   Section 5.11.    Agreement Regarding Distribution of the Class B
                    Assets...............................................    38

ARTICLE VI MANAGEMENT....................................................    38
   Section 6.1.     Power and Authority of General Partner...............    38
   Section 6.2.     Certain Restrictions on General Partner's Power
                    and Authority........................................    38
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
   Section 6.3.     Duties and Services of General Partner...............    40
   Section 6.4.     Liability of General Partner.........................    42
   Section 6.5.     Limitations on Indemnification.......................    42
   Section 6.6.     Costs, Expenses and Reimbursement....................    42
   Section 6.7.     Organization and Third Party Acquisition Costs.......    43
   Section 6.8.     Insurance............................................    44
   Section 6.9.     Tax Elections........................................    44
   Section 6.10.    Tax Returns..........................................    45
   Section 6.11.    Appointment of Trustee to Receive Payments...........    45
   Section 6.12.    Contracts with Affiliates............................    46

ARTICLE VII RIGHTS AND OBLIGATIONS OF LIMITED PARTNER....................    46
   Section 7.1.     Rights of Limited Partner............................    46
   Section 7.2.     Right of Limited Partner to Compel Sale..............    46
   Section 7.3.     Limitations on Limited Partner.......................    47
   Section 7.4.     Liability of Limited Partner.........................    47
   Section 7.5.     Access of Limited Partner to Data....................    47
   Section 7.6.     Withdrawal and Return of Capital Contribution........    48

ARTICLE VIII BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS...................    48
   Section 8.1.     Capital Accounts, Books and Records..................    48
   Section 8.2.     Reports..............................................    50
   Section 8.3.     Bank Accounts........................................    53
   Section 8.4.     Information Relating to the Partnership..............    53
   Section 8.5.     Certain Notices......................................    53

ARTICLE IX ASSIGNMENTS OF INTERESTS AND SUBSTITUTIONS....................    54
   Section 9.1.     Assignments by Limited Partner.......................    54
   Section 9.2.     Assignment by General Partner........................    55
   Section 9.3.     Merger or Consolidation..............................    55
   Section 9.4.     Removal of General Partner...........................    55
   Section 9.5.     Right of General Partner Upon Removal................    56
   Section 9.6.     Right of First Offer.................................    57

ARTICLE X DISSOLUTION, LIQUIDATION AND TERMINATION.......................    58
   Section 10.1.    Dissolution..........................................    58
   Section 10.2.    Withdrawal by General Partner and Reconstitution.....    59
   Section 10.3.    Liquidation and Termination..........................    59
   Section 10.4.    Cancellation of Certificate..........................    61

ARTICLE XI REPRESENTATIONS AND WARRANTIES................................    61
   Section 11.1.    Representations and Warranties of General Partner....    61
   Section 11.2.    Representations and Warranties of Limited Partner....    63
   Section 11.3.    Disclaimer...........................................    65

ARTICLE XII MISCELLANEOUS................................................    65
   Section 12.1.    Notices..............................................    65
   Section 12.2.    Amendments...........................................    65


                                      -ii-

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
   Section 12.3.    Partition............................................    65
   Section 12.4.    Entire Agreement.....................................    66
   Section 12.5.    No Waiver............................................    66
   Section 12.6.    Applicable Law.......................................    66
   Section 12.7.    Successors and Assigns...............................    66
   Section 12.8.    Exhibits.............................................    66
   Section 12.9.    Survival of Representations and Warranties...........    66
   Section 12.10.   No Third Party Benefit...............................    66
   Section 12.11.   Public Announcements.................................    66
   Section 12.12.   Counterparts.........................................    67

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                               FWOE PARTNERS L.P.

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "AGREEMENT") is made and entered into this 22nd day of August, 2005, by and between F-W Oil Exploration L.L.C., a Delaware limited liability company (herein sometimes called the "GENERAL PARTNER"), and TIFD III-X LLC, a Delaware limited liability company (herein sometimes called the "LIMITED PARTNER").

                                    RECITALS:

     A. The General Partner and the Limited Partner have heretofore executed and delivered that certain Agreement of Limited Partnership dated July 26, 2005 (the "ORIGINAL AGREEMENT"), governing FWOE Partners L.P., a Texas limited partnership (the "PARTNERSHIP").

     B. The General Partner and the Limited Partner deem it in their mutual best interests to amend and restate the Original Agreement in its entirety on the terms and provisions provided herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                            FORMATION OF PARTNERSHIP

     SECTION 1.1. FORMATION. The parties hereto have heretofore formed the Partnership pursuant to the provisions of the Texas Revised Limited Partnership Act (Article 6132a-1, Vernon's Texas Civil Statutes) (such Act, as amended from time to time, or any successor statute or statutes thereto, being called the "ACT") and the Original Agreement, and do hereby agree to continue the Partnership pursuant to the Act and this Agreement.

     SECTION 1.2. NAME. The name of the Partnership shall be FWOE Partners L.P. Subject to all applicable laws, the business of the Partnership shall be conducted in the name of the Partnership unless under the law of some jurisdiction in which the Partnership does business such business must be conducted under another name. In such a case, the business of the Partnership in such jurisdiction may be conducted under such other name or names as the General Partner shall determine to be necessary so long as it does not affect adversely the limited liability of the Limited Partner hereunder or jeopardize in any manner the title to or ownership of any Partnership Leases (as herein defined) or other assets. The General Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

     SECTION 1.3. BUSINESS. Subject to the other provisions of this Agreement, the business of the Partnership shall be: (a) to acquire the Properties (as defined herein); (b) to acquire additional Leases (as defined herein); (c) to hold, maintain, renew, explore, drill, develop, and operate the Properties and such additional Leases; (d) to produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and related hydrocarbons and minerals from the Properties and such additional Leases; (e) to farm-out, sell, abandon and otherwise dispose of the Properties, additional Leases and other Partnership assets; (f) to enter into swaps, options, future contracts and other transactions to hedge or to otherwise minimize the risk associated with the fluctuation of prices to be received by the Partnership from the sale of oil, gas and related hydrocarbons and minerals from the Properties and any additional Leases acquired pursuant to the terms hereof; and (g) to take all such other actions incidental to any of the foregoing as the General Partner may determine to be necessary or appropriate. Notwithstanding the foregoing and any other provision of this Agreement, the Partnership shall not (i) acquire (A) any additional Leases, except as expressly provided herein, (B) any carbon-dioxide removal, sulfur removal or other equipment for the processing or treatment of gas or other hydrocarbons, whether on or off the Properties or additional Leases acquired pursuant to the terms hereof (other than equipment acquired as part of and at the same time as the acquisition of the Properties or an additional Lease or otherwise in accordance with this Agreement), (C) any refining facilities, or (D) any transportation facilities except pipelines and gathering systems (x) included in the Properties, or (y) connecting the Properties or additional Leases acquired pursuant to the terms hereof with other gathering systems or transmission pipelines, or (ii) engage in the contract drilling business or any other business except as expressly permitted herein.

     SECTION 1.4. PLACES OF BUSINESS, REGISTERED AGENT AND ADDRESSES.

     (a) The principal United States office and place of business of the Partnership and its street address shall be 9821 Katy Freeway, Suite 1050, Houston, Texas 77024. The General Partner, at any time and from time to time, may change the location of the Partnership's principal United States office and place of business as the General Partner shall determine to be necessary or appropriate, provided notice thereof is concurrently given to the Limited Partner.

     (b) The registered office of the Partnership in Texas shall be 9821 Katy Freeway, Suite 1050, Houston, Texas 77024, and the registered agent for service of process on the Partnership shall be Jim Brock, an individual whose business address is the same as the Partnership's registered office. The General Partner, at any time and from time to time, may change the Partnership's registered office or registered agent or both by complying with the applicable provisions of the Act and giving concurrent notice thereof to the Limited Partner and may establish, appoint and change additional registered offices and registered agents of the Partnership in such other states as the General Partner shall determine to be necessary or advisable.

     SECTION 1.5. TERM. The Partnership commenced upon the completion of filing for record of an initial certificate of limited partnership of the Partnership with the Secretary of State of the State of Texas on July 26, 2005.

     SECTION 1.6. FILINGS. Upon the request of the General Partner, the Limited Partner shall promptly execute, acknowledge, swear to, and deliver all such certificates and other instruments conforming hereto as shall be necessary or appropriate to form, qualify, continue or terminate the Partnership, as appropriate, as a limited partnership under the laws of the State of Texas and to qualify, continue, and terminate the Partnership, as appropriate, as a foreign limited partnership

(or a partnership in which the Limited Partner has limited liability) in all other states in which the Partnership may conduct business. The General Partner shall execute and cause to be filed with the Secretary of State of Texas a certificate containing the information required by the Act and such other information as the General Partner deems appropriate. Prior to the Partnership's conducting business in any state other than Texas, the General Partner shall cause the Partnership to comply, to the extent those matters are reasonably within the control of the General Partner, with all requirements necessary to qualify the Partnership as a foreign limited partnership (or a partnership in which the Limited Partner has limited liability) in such state. Thereafter, the General Partner shall cause the Partnership to continue to comply with all such requirements and all other requirements necessary to maintain the limited liability of the Limited Partner in each state where the Partnership does business.

                                   ARTICLE II
                       CERTAIN DEFINITIONS AND REFERENCES

     SECTION 2.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
Section 2.1 or in the sections, subsections or other subdivisions referred to below:

     "ABANDONMENT RESERVES" means the reserves for plugging and abandonment maintained pursuant to Section 5.10.

     "ACQUISITION" means an acquisition of any Lease by the Partnership pursuant to Section 5.3.

     "ACQUISITION CLOSING DATE" means the "Closing Date," as such term is defined in the Purchase and Sale Agreement and the Contribution Agreement, respectively.

     "ACQUISITION COST" means, (a) with respect to the purchase by the Partnership from the General Partner or its Affiliates of any Lease other than the Properties, the costs as described in clause (b) immediately below incurred by the General Partner and/or its Affiliates in acquiring such Lease and (b) with respect to the acquisition by the Partnership of any Lease other than the Properties and other than those purchased pursuant to clause (a) immediately above, the sum of (i) the price paid or contractually agreed to be paid for such Lease to the lessor, assignor or grantor of such Lease, including lease bonuses, advance rentals and other acquisition costs and (ii) title examination costs, broker's commissions, attorneys' fees, due diligence fees, filing fees, recording costs, and transfer and sales taxes, if any, and other similar costs incurred with respect to such Lease in connection with its acquisition, but excluding any actual, allocated or imputed interest expense.

     "ACT" has the meaning assigned to such term in Section 1.1.

     "ADJUSTED AGREED VALUE" has the meaning assigned to such term in the Contribution Agreement.

     "ADJUSTED CAPITAL ACCOUNT" means the capital account maintained for each Partner as of the end of each fiscal year (a) increased by (i) the amount of any unpaid Capital Contributions unconditionally agreed to be contributed by such Partner under Article III, if any, and (ii) an amount equal to such Partner's allocable share of the Partnership's Minimum Gain, as computed on the last day of such fiscal year in accordance with applicable Treasury Regulations, and (b) reduced by (i) the amount of all depletion deductions reasonably expected to be allocated to such Partner in subsequent years and charged to such Partner's capital account, (ii) the amount of all losses and deductions reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Internal Revenue Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions reasonably expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's capital account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

     "ADJUSTED PURCHASE PRICE" has the meaning assigned to it in the Purchase and Sale Agreement.

     "AFFILIATE" means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the General Partner, (c) any person directly or indirectly controlling, controlled by or under common control with the General Partner, (d) any officer, director, member, manager or partner of the General Partner or any person described in clause (a), (b), or (c) of this paragraph, or (e) any person related by blood, adoption or marriage to any person referred to in clause (c) or clause (d) of this paragraph. As used in this Agreement, the term "PERSON" shall include an individual, an estate, a corporation, a partnership, a limited liability company, an association or other entity, a joint stock company and a trust.

     "AGREED RATE" means a rate per annum which is equal to the lesser of (a) a rate which is two percent (2%) above the prime rate of interest of JP Morgan Chase Bank, New York, New York, as announced or published by such bank from time to time (adjusted from time to time to reflect any changes in such rate determined hereunder) or (b) the maximum rate from time to time permitted by applicable law.

     "AGREED VALUE" has the meaning assigned to it in the Contribution
Agreement.

     "AGREEMENT" means this Agreement of Limited Partnership, as hereafter changed, modified or amended in accordance with the terms hereof.

     "AREA OF MUTUAL INTEREST" means the areas described in Exhibit 2.1--AMI.

     "CAPITAL CONTRIBUTIONS" means, for any Partner at the particular time in question, the aggregate of the dollar amounts of any cash or the fair market value of any properties (as agreed upon by the Partners) contributed to the capital of the Partnership, or, if the context in which such term is used so indicates, the dollar amounts of cash or fair market value of properties agreed to be contributed, or requested to be contributed, by such Partner to the capital of the Partnership.

     "CAPITAL COSTS" means (a) all costs, expenses and liabilities incurred by the Partnership to acquire, process, reprocess and evaluate geological and geophysical information and data regarding any Class A Asset or any additional Leases acquired pursuant to the terms hereof ("G&G OPERATIONS"); (b) all costs, expenses and liabilities incurred by the Partnership in connection with locating, drilling, completing, equipping, deepening, or sidetracking any well located on the Class A Assets or any additional Lease acquired pursuant to the terms hereof, including (i) surveying and locating any such well, coring, testing, logging and evaluating any such well, (ii) acquiring and setting casing, cement and cement services for such any well, (iii) plugging and abandoning any such well (including remediation activities associated therewith) if it is determined that such well would not produce in commercial quantities and should be abandoned or which otherwise is not completed as a well capable of producing in commercial quantities, and (iv) all direct charges and overhead chargeable to the Partnership with respect to any such well under any applicable operating agreement until such time as all operations are carried out as required by applicable regulations and sound engineering practices to make such well ready for production, including the installation and testing of wellhead equipment, or to plug and abandon a dry hole ("DRILLING OPERATIONS");
(c) all costs, expenses and liabilities incurred by the Partnership in connection with recompleting or plugging back any Partnership well ("RECOMPLETING OPERATIONS") (d) all costs, expenses and liabilities incurred by the Partnership in connection with reworking any Partnership well when the Partnership's reasonably anticipated share of such costs is greater than $75,000 ("REWORKING OPERATIONS"); (e) all costs, expenses and liabilities incurred by the Partnership in connection with locating, drilling, completing, equipping, deepening or sidetracking any enhanced recovery producer or injector well (including the costs of all necessary surface equipment such as steam generators, compressors, water treating facilities, injection pumps, flow lines and steam lines) or otherwise conducting Enhanced Recovery Operations; and (f) all costs and expenses incurred by the Partnership in acquiring, constructing and installing production facilities, platforms, pipelines and other facilities
(x) included in the Properties, or (y) necessary to develop the Properties and additional Leases acquired pursuant to the terms hereof and produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and other hydrocarbons and minerals therefrom ("FACILITIES DEVELOPMENT OPERATIONS"); but such term shall not include any Lease Operating and Production Costs, Acquisition Costs or Catastrophe Costs.

     "CATASTROPHE COSTS" means all costs, expenses and damages incurred by the Partnership as a result of the failure of the General Partner to cause the Partnership to obtain or carry the types or amounts of insurance coverage agreed upon from time to time by the Partners in accordance with Section 6.8 and that is available to the Partnership on commercially reasonable terms, but such term shall not include (a) the deductible amounts under any insurance coverage arranged by or on behalf of the Partnership or with respect to its property or operations to the extent such deductible amounts have been approved or agreed to by the Limited Partner in accordance with Section 6.8, and (b) any costs, expenses and damages incurred by the Partnership that are in excess of or excluded from the agreed upon insurance coverage maintained in accordance with the terms hereof.

     "CGA REPORT" means that certain final engineering report with respect to the Properties as of April 1, 2005, prepared by Cawley, Gillespie & Associates.

     "CHANGE IN CONTROL" means (a) that point in time at which a person or persons, other than any of the current stockholders of the Parent, acquire a Majority of the Voting Securities of the Parent, or (b) that point in time at which a person or persons, other than any of the current members of the General Partner, acquire a Majority of the Voting Securities of the General Partner.

     "CLASS A ASSETS" means (i) those Properties listed on Exhibit 2.1--Class A Assets, (ii) any additional Leases acquired or contributed pursuant to the terms hereof, (iii) all wells, wellhead equipment, pumping units, flowlines, tanks, platforms, buildings, saltwater disposal facilities, injection facilities, compression facilities, gathering systems, and other equipment and facilities now or hereafter located on or used in connection with such Properties and Leases, other than any such equipment or facilities that are classified as Class B Assets hereunder.

     "CLASS A GP SHARING PERCENTAGE" means, when used with respect to any month, 100% minus the Class A LP Sharing Percentage in effect during such month.

     "CLASS A LP SHARING PERCENTAGE" means, (a) when used with respect to each month during the Phase I Period and Phase II Period, 80%, and (b) when used with respect to each month during the Phase III Period, 20%.

     "CLASS B ASSETS" means those Properties listed on Exhibit 2.1--Class B Assets plus any additional properties and assets acquired or contributed pursuant to the terms hereof which the Partners in good faith determine should be classified as "Class B Assets" (taking into account the nature of the Properties listed in Exhibit 2.1--Class B Assets).

     "CLASS B GP SHARING PERCENTAGE" means, when used with respect to any month, 100% minus the Class B LP Sharing Percentage in effect during such month.

     "CLASS B LP SHARING PERCENTAGE" means:

     (a) when used with respect to each month during the Phase I Period, 80% save and except when used with respect to Related Party Pipeline Operating Proceeds and Related Party Pipeline Operating Expenses, in which event it shall be 40%; provided, that if, after the third anniversary of the Acquisition Closing Date, the Phase II Period has not commenced, then from and after such date until the commencement of the Phase II Period, the Class B LP Percentage, when used with respect to Related Party Pipeline Operating Proceeds and Related Party Pipeline Operating Expenses, shall be 80%; and

     (b) when used with respect to each month during the Phase II Period or Phase III Period, 0%, save and except:

          (i) when used with respect to Other Party Pipeline Gross Proceeds, in which event it shall be 100%, and;

          (ii) when used with respect to Pipeline Operating Proceeds attributable to fees charged for transporting Partnership production through the Class B Assets during the period of time after the Phase I Period but prior to the Distribution (as defined in Section 5.11), in which event is shall be 80%.

     "CONTRIBUTING PARTNER" has the meaning assigned to such term in Section 3.6(d).

     "CONTRIBUTION AGREEMENT" has the meaning assigned to such term in Section 5.2.

     "COST OVERRUNS" means (i) in the instance of the Pre-Approved Development Operations, Capital Costs in excess of the aggregate amount of Capital Contributions which the

Partners have committed to fund hereunder with respect to such Pre-Approved Development Operations; and (ii) in the instance of an Optional Development Operation, Capital Costs in excess of the aggregate amount of Capital Contributions which the Partners have committed to fund hereunder with respect to such Optional Development Operation.

     "CUMULATIVE PAYOUT NO. 1" means, with respect to each month, X minus Y, where:

          "X" = the sum of (i) such month's Monthly Payout No. 1 plus (ii) all previous months' Monthly Payouts No. 1 plus (iii) any distribution received by the Limited Partner under Section 4.3(d) times the Payout No. 1 Discount Factor for the month in which such distribution is so received; and

          "Y" = the sum of (i) the Capital Contribution made by the Limited Partner pursuant to the terms hereof during such month times the Payout No. 1 Discount Factor for such month plus (ii) each Capital Contribution previously made by the Limited Partner pursuant to the terms hereof times the Payout No. 1 Discount Factor for the month in which such Capital Contribution was made.

     "CUMULATIVE PAYOUT NO. 2" means, with respect to each month, X minus Y, where:

          "X" = the sum of (i) such month's Monthly Payout No. 2 plus (ii) all previous months' Monthly Payouts No. 2 plus (iii) any distribution received by the Limited Partner under Section 4.3(d) times the Payout No. 2 Discount Factor for the month in which such distribution is so received; and

          "Y" = the sum of (i) the Capital Contribution made by the Limited Partner pursuant to the terms hereof during such month times the Payout No. 2 Discount Factor for such month plus (ii) each Capital Contribution previously made by the Limited Partner pursuant to the terms hereof times the Payout No. 2 Discount Factor for the month in which such Capital Contribution was made.

     "DEFAULTING PARTNER" has the meaning assigned to such term in Section
3.6(d).

     "DEFICIT PARTNER" has the meaning assigned to such term in Section 4.3(i).

     "DELIVERY DATE" means the date on which this Agreement has been fully and unconditionally executed and delivered by each of the parties hereto.

     "DEPLETABLE PROPERTY" has the meaning assigned to such term in Section 4.3(b).

     "DEVELOPMENT OPERATION" means any Drilling Operation, Facilities Development Operation, G&G Operation, Recompleting Operation or Reworking Operation.

     "DRILLING OPERATION" has the meaning assigned to such term in the definition of Capital Costs.

     "ENHANCED RECOVERY OPERATIONS" means any operations or project intended to increase the recovery of oil and/or gas from a pool by artificial means or by the application of energy extrinsic to the pool, which artificial means or application shall include pressuring, cycling, pressure maintenance, injection to the pool of a substance or form of energy, or other operations or projects that would be commonly considered secondary or tertiary operations or projects, but such term shall not include the injection in a well of a substance or form of energy for the sole purpose of (a) aiding in the lifting of fluids in the well or (b) stimulation of the pool at or near the well by mechanical, chemical, thermal or explosive means.

     "ENVIRONMENTAL LAWS" means all applicable federal, state and local laws, rules and regulations, orders, judgments, decrees and other legal requirements relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval laws relating to any environmental matter.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Section 3.6(b).

     "FACILITIES DEVELOPMENT OPERATIONS" has the meaning assigned to such term in the definition of Capital Costs.

     "FINAL CLOSING STATEMENT" mean the Final Closing Statement as defined in each of the Purchase and Sale Agreement and the Contribution Agreement, respectively, and identified in writing by the Partners.

     "FINAL SETTLEMENT DATE" means the Final Settlement Date as defined in each of the Purchase and Sale Agreement and the Contribution Agreement, respectively.

     "G&G OPERATIONS" has the meaning assigned to such term in the definition of Capital Costs.

     "GENERAL PARTNER" means F-W Oil Exploration L.L.C., a Delaware limited liability company, in its capacity as general partner of the Partnership and any person who becomes a substituted general partner of the Partnership pursuant to the terms hereof.

     "GP MONTHLY CASH DISTRIBUTION" means, with respect to any month:

     (a) the Production Sales Proceeds received during such month from the sale of hydrocarbons multiplied by the Class A GP Sharing Percentage for such month; less

     (b) Lease Operating and Production Costs paid during such month multiplied by the Class A GP Sharing Percentage for such month; plus

     (c) Pipeline Operating Proceeds received during such month multiplied by the Class B GP Sharing Percentage for such month; less

     (d) Pipeline Operating Expenses (including Partnership level insurance expenses) during such month multiplied by the Class B GP Sharing Percentage for such month; less

     (e) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves (exclusive of the Abandonment Reserves) for uses related to the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A GP Sharing Percentage (it being agreed that the Partnership's cash reserves (exclusive of the Abandonment Reserves), including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 90-day period commencing as of the date of the determination of the Class A GP Monthly Cash Distribution, minus the total Production Sales Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); less

     (f) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves for uses related to the Class B Assets multiplied by the Class B GP Sharing Percentage (it being agreed that the Partnership's cash reserves (exclusive of the Abandonment Reserves), including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 90-day period commencing as of the date of the determination of the Class B GP Monthly Cash Distribution, minus the total Pipeline Operating Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); plus

     (g) any cash reserves attributable to the Class A Assets and any additional Leases acquired pursuant to the terms hereof (exclusive of the Abandonment Reserves) which the General Partner reasonably believes are no longer necessary to retain multiplied by the Class A GP Sharing Percentage for such month; plus

     (h) any cash reserves attributable to the Class B Assets (exclusive of the Abandonment Reserves) which the General Partner reasonably believes are no longer necessary to retain multiplied by the Class B GP Sharing Percentage for such month; plus

     (i) the net proceeds derived from the sale by the Partnership of properties, fixtures and equipment (exclusive of net proceeds distributable under Section 4.3(d)) classified as Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A GP Sharing Percentage for such month; plus

     (j) the net proceeds derived from the sale by the Partnership of properties, fixtures and equipment (exclusive of net proceeds distributable under Section 4.3(d)) classified as Class B Assets multiplied by the Class B GP Sharing Percentage for such month; plus

     (k) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership) attributable to the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A GP Sharing Percentage for such month; plus

     (l) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership) attributable to the Class B Assets multiplied by the Class B GP Sharing Percentage for such month; less

     (m) payments made during such month on principal and interest on permitted Partnership indebtedness secured by the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A GP Sharing Percentage for such month; less

     (n) payments made during such month on principal and interest on permitted Partnership indebtedness secured by the Class B Assets multiplied by the Class B GP Sharing Percentage for such month; less

     (o) the Management Fee multiplied by the Class A GP Sharing Percentage for such month; less

     (p) other third party out-of-pocket costs paid by the Partnership for such month (e.g., costs of obtaining audits of the Partnership's books and records, fees and expenses attributable to the preparation of the Partnership's tax returns) attributable to the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A GP Sharing Percentage for such month; less

     (q) other third party out-of-pocket costs paid by the Partnership for such month (e.g., costs of obtaining audits of the Partnership's books and records, fees and expenses attributable to the preparation of the Partnership's tax returns) attributable to the Class B Assets multiplied by the Class B GP Sharing Percentage for such month; less

     (r) amounts added to the Abandonment Reserves multiplied by the Class A GP Sharing Percentage; plus

     (s) any amounts held in the Abandonment Reserves which the Partners agree are no longer necessary to retain multiplied by the Class A GP Sharing Percentage; less

     (t) any amounts paid during such month by the Partnership pursuant to
Section 6.4 attributable to the Class A Assets or any additional Leases acquired pursuant to the terms hereof multiplied by the Class A GP Sharing Percentage for such month; less

     (u) any amounts paid during such month by the Partnership pursuant to
Section 6.4 attributable to the Class B Assets multiplied by the Class B GP Sharing Percentage for such month; plus

     (v) Related Party Pipeline Operating Proceeds received during such month multiplied by the Class B GP Sharing Percentage for such month; less

     (w) Related Party Pipeline Operating Expenses incurred during such month multiplied by the Class B GP Sharing Percentage for such month; less

     (x) any other costs or expenses (other than Acquisition Costs, Capital Costs or, Catastrophe Costs) paid by the Partnership during such month attributable to the ownership or operation of the Class A Assets or any additional Leases acquired pursuant to the terms hereof multiplied by the Class A GP Sharing Percentage for such month; less

     (y) any other costs or expenses (other than Capital Costs or, Catastrophe Costs) paid by the Partnership during such month attributable to the ownership or operation of the Class B Assets multiplied by the Class B GP Sharing Percentage for such month.

To the extent a cost or revenue appears in two subsections of this definition, the GP Monthly Cash Distribution will be adjusted to remove any such duplications.

     "HEDGE COSTS" means all costs incurred by the Partnership in connection with, or that otherwise arise in respect of or as a result of, any Hedging Transaction, including costs of arranging, modifying, performing, settling or terminating any Hedging Transaction.

     "HEDGE PROCEEDS" means any proceeds received by the Partnership with respect to a Hedging Transaction.

     "HEDGING TRANSACTION" means any commodity hedging transaction pertaining to oil, gas and related hydrocarbons and minerals, whether in the form of a swap agreement, option to acquire or dispose of a futures contract, whether on an organized commodities exchange or otherwise, or similar type of financial transaction classified as "notional principal contracts" pursuant to Treasury Regulation Section 1.446-3. Any Hedging Transaction shall be identified in the books and records of the Partnership as a "hedging transaction" in the manner and at the times prescribed by Treasury Regulation Section 1.1221-2(e).

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

     "JOA" means the joint operating agreement attached hereto as Exhibit 2.1--JOA.

     "JOA NON-CONSENT PROVISIONS" means the terms of the JOA applicable to "Non-Consent Operations" (as that term is used in the JOA).

     "KEY PERSON" means each of Jim Brock and Doug Nester.

     "LEASE" means a lease, mineral interest, royalty or overriding royalty, fee right, mineral servitude, license, concession or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or an undivided interest therein or portion thereof, together with all appurtenances, easements, permits, licenses, servitudes and rights-of-way situated upon or used or held for future use in connection with such an interest or the exploration, development or operation thereof. A "LEASE" shall also mean and include all rights and interests in all lands and interests unitized or pooled therewith pursuant to any law, rule, regulation or agreement.

     "LEASE OPERATING AND PRODUCTION COSTS" means all costs incurred by the Partnership in connection with the operation and maintenance of the Class A Assets and any additional Leases acquired pursuant to the terms hereof and the production and marketing of oil, gas and related hydrocarbons from completed wells (including wells which have been involved in Enhanced Recovery Operations) in which the Partnership has an interest pursuant to this Agreement, including costs incurred for all delay rentals, shut-in royalties and similar payments, royalties on lost or flared gas or gas used for which payment is required, labor, fuel, repairs, transportation, supplies, materials, utility charges, ad valorem, severance, excise and similar taxes, the cost of reworking any well (except to the extent provided in the definition of Capital Costs), the costs of plugging and abandoning any well (except to the extent provided in the definition of Capital Costs), costs of complying with applicable legal, environmental or other regulatory requirements or obligations in connection with the foregoing, costs under applicable operating agreements in connection with the foregoing, costs of prosecuting, defending and settling any claims arising in connection with the foregoing, compensation to well operators, consultants and others and insurance in connection with the foregoing; but such term shall not include any Capital Costs, Catastrophe Costs, or Acquisition Costs.

     "LIMITED PARTNER" means TIFD III-X LLC, a Delaware limited liability company, and any person who becomes a substituted limited partner of the Partnership pursuant to the terms hereof.

     "LOSS OF PRODUCTION INCOME INSURANCE" means the insurance coverage identified in II.l of Exhibit 6.8 as "Loss of Production Income (Loss of Earnings)."

     "LP MONTHLY CASH DISTRIBUTION" means, with respect to any month:

     (a) the Production Sales Proceeds received during such month from the sale of hydrocarbons multiplied by the Class A LP Sharing Percentage for such month; less

     (b) Lease Operating and Production Costs paid during such month multiplied by the Class A LP Sharing Percentage for such month; plus

     (c) Pipeline Operating Proceeds received during such month multiplied by the Class B LP Sharing Percentage for such month; less

     (d) Pipeline Operating Expenses (including Partnership level insurance expenses) during such month multiplied by the Class B LP Sharing Percentage for such month; less

     (e) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves (exclusive of the Abandonment Reserves) for uses related to the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A LP Sharing Percentage (it being agreed that the Partnership's cash reserves (exclusive of the Abandonment Reserves), including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 90-day period commencing as of the date of the determination of the Class A LP Monthly Cash Distribution, minus the total Production Sales Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); less

     (f) the amounts which the General Partner reasonably determines should be added to the Partnership's cash reserves (exclusive of the Abandonment Reserves) for uses related to the Class B Assets multiplied by the Class B LP Sharing Percentage (it being agreed that the Partnership's cash reserves (exclusive of the Abandonment Reserves), including all additions thereto, shall not exceed the remainder of the total Partnership costs and expenses the General Partner reasonably anticipates will be incurred within a 90-day period commencing as of the date of the determination of the Class B LP Monthly Cash Distribution, minus the total Pipeline Operating Proceeds the General Partner reasonably anticipates will be received by the Partnership during such period); plus

     (g) any cash reserves attributable to the Class A Assets and any additional Leases acquired pursuant to the terms hereof (exclusive of the Abandonment Reserves) which the General Partner reasonably believes are no longer necessary to retain multiplied by the Class A LP Sharing Percentage for such month; plus

     (h) any cash reserves attributable to the Class B Assets (exclusive of the Abandonment Reserves) which the General Partner reasonably believes are no longer necessary to retain multiplied by the Class B LP Sharing Percentage for such month; plus

     (i) the net proceeds derived from the sale by the Partnership of properties, fixtures and equipment (exclusive of net proceeds distributable under Section 4.3(d)) classified as Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A LP Sharing Percentage for such month; plus

     (j) the net proceeds derived from the sale by the Partnership of properties, fixtures and equipment (exclusive of net proceeds distributable under Section 4.3(d)) classified as Class B Assets multiplied by the Class B LP Sharing Percentage for such month; plus

     (k) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership) attributable to the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A LP Sharing Percentage for such month; plus

     (l) any other funds received by the Partnership during such month (including insurance proceeds, to the extent not expended by the Partnership) attributable to the Class B Assets multiplied by the Class B LP Sharing Percentage for such month; less

     (m) payments made during such month on principal and interest on permitted Partnership indebtedness secured by the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A LP Sharing Percentage for such month; less

     (n) payments made during such month on principal and interest on permitted Partnership indebtedness secured by the Class B Assets multiplied by the Class B LP Sharing Percentage for such month; less

     (o) the Management Fee multiplied by the Class A LP Sharing Percentage for such month; less

     (p) other third party out-of-pocket costs paid by the Partnership for such month (e.g., costs of obtaining audits of the Partnership's books and records, fees and expenses attributable to the preparation of the Partnership's tax returns) attributable to the Class A Assets and any additional Leases acquired pursuant to the terms hereof multiplied by the Class A LP Sharing Percentage for such month; less

     (q) other third party out-of-pocket costs paid by the Partnership for such month (e.g., costs of obtaining audits of the Partnership's books and records, fees and expenses attributable to the preparation of the Partnership's tax returns) attributable to the Class B Assets multiplied by the Class B LP Sharing Percentage for such month; plus

     (r) any Hedge Proceeds received by the Partnership during such month; less

     (s) any Hedge Costs paid by the Partnership during such month; less

     (t) amounts added to the Abandonment Reserves multiplied by the Class A LP Sharing Percentage; plus

     (u) any amounts held in the Abandonment Reserves which the Partners agree are no longer necessary to retain multiplied by the Class A LP Sharing Percentage; plus

     (v) Related Party Pipeline Operating Proceeds received by the Partnership during such month multiplied by the Class B LP Sharing Percentage for such month; less

     (w) Related Party Pipeline Operating Expenses incurred by the Partnership during such month multiplied by the Class B LP Sharing Percentage for such month; plus

     (x) Other Party Pipeline Gross Proceeds received by the Partnership during such month multiplied by the Class B LP Sharing Percentage for such month; less

     (y) any amounts paid during such month by the Partnership pursuant to
Section 6.4 attributable to the Class A Assets or any additional Leases acquired pursuant to the terms hereof multiplied by the Class A LP Sharing Percentage for such month; less

     (z) any amounts paid during such month by the Partnership pursuant to
Section 6.4 attributable to the Class B Assets multiplied by the Class B LP Sharing Percentage for such month; less

     (aa) any other costs or expenses (other than Acquisition Costs, Capital Costs or, Catastrophe Costs) paid by the Partnership during such month attributable to the ownership or operation of the Class A Assets or any additional Leases acquired pursuant to the terms hereof multiplied by the Class A LP Sharing Percentage for such month; less

     (bb) any other costs or expenses (other than Capital Costs or, Catastrophe Costs) paid by the Partnership during such month attributable to the ownership or operation of the Class B Assets multiplied by the Class B LP Sharing Percentage for such month.

To the extent a cost or revenue appears in two subsections of this definition, the LP Monthly Cash Distribution will be adjusted to remove any such duplications.

     "MAJORITY OF THE VOTING SECURITIES" means, when used with respect to an entity, stock or other equity interests which have general voting power under ordinary circumstances to elect a majority of the board of directors (if the entity is a corporation) or to otherwise control the management and policies of such entity (if the entity is not a corporation).

     "MANAGEMENT FEE" has the meaning assigned to such term in Section 6.6(b).

     "MARKET RATE" shall be an amount determined by the General Partner in good faith and reasonably acceptable to the Limited Partner.

     "MINIMUM GAIN" means (a) with respect to Partnership Nonrecourse Liabilities, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) all Partnership properties which are subject to Partnership Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with applicable Treasury Regulations and (b) with respect to each Partner Nonrecourse Debt, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property that is subject to such liability in full satisfaction of such liability, computed in accordance with applicable Treasury Regulations.

     "MONTHLY PAYOUT NO. 1" means, with respect to any month, an amount equal to the LP Monthly Cash Distribution received by the Limited Partner during such month times the Payout No. 1 Discount Factor for such month.

     "MONTHLY PAYOUT NO. 2" means, with respect to any month, an amount equal to the LP Monthly Cash Distribution received by the Limited Partner during such month times the Payout No. 2 Discount Factor for such month.

     "OPTIONAL DEVELOPMENT OPERATION" means any Development Operation with respect to which the General Partner requests additional Capital Contributions from the General Partner pursuant to Section 3.3(a).

     "ORGANIZATION AND THIRD PARTY ACQUISITION COSTS" has the meaning assigned to such term in Section 6.7.

     "OTHER PARTY PIPELINE GROSS PROCEEDS" means an amount equal to 20% of gross proceeds received during the Phase II Period or, prior to any distribution of the Class B Assets pursuant to Section 5.11, the Phase III Period by the Partnership (without any deduction for expenses) in connection with the transportation of natural gas or gaseous substances of a third party, excluding the Partnership or a Related Party, through the Class B Assets.

     "OVERRUN OPERATION" has the meaning assigned to such term in Section
3.3(c).

     "PARENT" means PrimeEnergy Corporation, a Delaware corporation.

     "PARTNER NONRECOURSE DEBT" means any nonrecourse debt of the Partnership (or portions thereof) for which any Partner bears the economic risk of loss.

     "PARTNER NONRECOURSE DEDUCTIONS" means the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Partner Nonrecourse Debt, reduced (but not below zero) by proceeds of such Partner Nonrecourse Debt distributed during the year to the Partners who bear the economic risk of loss for such debt, as determined in accordance with applicable Treasury Regulations.

     "PARTNERS" means the General Partner and the Limited Partner.

     "PARTNERSHIP" has the meaning assigned to it in Section 1.1.

     "PARTNERSHIP NONRECOURSE LIABILITIES" means any nonrecourse liabilities (or portions thereof) of the Partnership for which no Partner bears the economic risk of loss.

     "PAYOUT NO. 1 DISCOUNT FACTOR" means, as of any given month, the value for such month as set forth in Exhibit 2.1--Payout No. 1 Discount Factor Table.

     "PAYOUT NO. 2 DISCOUNT FACTOR" means, as of any given month, the value for such month as set forth in Exhibit 2.1--Payout No. 2 Discount Factor Table.

     "PHASE I PERIOD" means the period from the Delivery Date until the end of the first calendar month in which Cumulative Payout No. 1 is greater than or equal to zero; provided, that in the event Cumulative Payout No. 1 is greater than or equal to zero as a result of a sale of property or other similar transaction occurring at a point in time during any calendar month, the Phase I Period shall be deemed to have expired as of such point in time and with respect to all amounts in excess of the amount required to cause the Cumulative Payout No. 1 to be greater than or equal to zero.

     "PHASE II PERIOD" means the period commencing immediately upon the expiration of the Phase I Period and ending at the end of the first calendar month in which Cumulative Payout No. 2 is greater than or equal to zero; provided, that in the event Cumulative Payout No. 2 is greater than or equal to zero as a result of a sale of property or other similar transaction occurring at a point in time during any calendar month, the Phase II Period shall be deemed to have expired as of such point in time and with respect to all amounts in excess of the amount required to cause the Cumulative Payout No. 2 to be equal to zero.

     "PHASE III PERIOD" means the period commencing immediately upon the expiration of the Phase II Period and ending upon the termination and liquidation of the Partnership.

     "PIPELINE OPERATING EXPENSES" means all third party costs and expenses incurred by the Partnership in connection with the operation and maintenance of the Class B Assets, including costs and expenses to operate, repair, maintain, and improve the Class B Assets, costs and expenses of electricity, water, and other utilities, and costs and expenses of complying with applicable legal, environmental and other regulatory requirements or obligations, taxes (excluding the federal, state, and local income taxes of the Partners), costs of prosecuting, defending and settling any claims arising in connection with the foregoing, compensation to consultants and others and costs and expenses of insurance in connection with the foregoing; provided, that during the Phase I Period, Pipeline Operating Expenses shall exclude any Related Party Pipeline Operating Expenses; provided, further, that Pipeline Operating Expenses shall not include costs classified hereunder as Capital Costs.

     "PIPELINE OPERATING PROCEEDS" means all revenues received by the Partnership from the ownership and operation of the Class B Assets, including revenues received in connection with the transportation of natural gas and other gaseous substances or the net proceeds received for the purchase or resale thereof, but excluding any revenues received in connection with the sale or other disposition of all or any portion of the Class B Assets; provided, however, that during the Phase I Period, Pipeline Operating Proceeds shall exclude any Related Party Pipeline Operating Proceeds; provided, further, that during the Phase II Period and, prior to any distribution of the Class B Assets pursuant to Section 5.11, the Phase III Period, Pipeline Operating Proceeds shall exclude Other Party Pipeline Gross Proceeds.

     "POSITIVE PARTNER" has the meaning assigned to such term in Section 4.3(i).

     "PRE-APPROVED DEVELOPMENT OPERATIONS" means those Development Operations described in Exhibit 2.1--Pre-Approved Development Operations.

     "PRELIMINARY CLOSING STATEMENT" mean the "Preliminary Closing Statement," as defined in the Purchase and Sale Agreement and the Contribution Agreement, respectively, and identified in writing by the Partners.

     "PRODUCTION SALES PROCEEDS" means revenues received from the sale of production from the Class A Assets and any additional Leases acquired pursuant to the terms hereof, net of (a) any royalties, overriding royalty interests and other similar interests burdening such Class A Assets and Leases and (b) production taxes and ad valorem taxes attributable to such Class A Assets and Leases, and not including any Hedge Proceeds.

     "PROPERTIES" means the "Properties" as such term is defined in the Contribution Agreement and the Purchase and Sale Agreement, respectively.

     "PURCHASE AND SALE AGREEMENT" has the meaning assigned to such term in
Section 5.2.

     "RECOMPLETING OPERATIONS" has the meaning assigned to such term in the definition of Capital Costs.

     "RELATED PARTY" means the General Partner, any Affiliate of the General Partner (exclusive of the Partnership), Frank Wade, any affiliate of Frank Wade (which, for purposes hereof, means any person directly or indirectly controlling, controlled by or under common control with Frank Wade), or its or their respective successors and assigns.

     "RELATED PARTY GAS" means natural gas and other gaseous substances produced by a Related Party for its own account outside of the Partnership and from Leases that do not comprise the Class A Assets and are connected to the Class B Assets.

     "RELATED PARTY PIPELINE OPERATING EXPENSES" means that portion of the costs and expenses generally described in "Pipeline Operating Expenses" above allocable to the generation of Related Party Pipeline Operating Expenses, as determined by the General Partner in good faith and reasonably acceptable to the Limited Partner.

     "RELATED PARTY PIPELINE OPERATING PROCEEDS" means a portion of the proceeds generally described in "Pipeline Operating Proceeds" above derived by the Partnership from Related Party Gas.

     "RESERVE REPORT" has the meaning assigned to such term in Section 8.2(f).

     "REWORKING OPERATIONS" has the meaning assigned to such term in the definition of Capital Costs.

     "SIMULATED BASIS," "SIMULATED GAIN," "SIMULATED DEPLETION," and "SIMULATED LOSS" have the respective meanings assigned to such terms in Section 8.1(b).

     "SOLE RISK OPERATION" means any Optional Development Operation with respect to which, pursuant to Section 3.3(d)(5), the Limited Partner has elected not to make Capital Contributions and the General Partner has elected to treat as a Sole Risk Operation.

     "SPECIAL DISTRIBUTION" means a distribution to the General Partner pursuant to Section 4.3(b) or Section 4.3(c).

     "THIRD PARTY JOA" means a joint operating (or similar) agreement governing operations on Leases in which the Partnership has an interest and under which a Person (not the General Partner or an Affiliate thereof) is the operator.

     "THIRD PARTY JOA NON-CONSENT PROVISIONS" means the terms of the Third Party JOA applicable to operations in which a party thereto elects to go "non-consent."

     SECTION 2.2. REFERENCES AND CONSTRUCTION.

     (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

     (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

     (c) The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

     (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     (e) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

     (f) The word "or" is not exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

     (g) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

     (h) All references herein to $ or dollars shall mean to United States dollars.

     (i) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

                                   ARTICLE III
                                 CAPITALIZATION

     SECTION 3.1. CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

     (a) Contemporaneously with the Capital Contribution of the Limited Partner provided for in Section 3.2(a), the General Partner shall cause to be contributed and assigned to the Partnership an undivided 60.08% interest in and to the Properties pursuant to the Contribution Agreement. The agreed upon fair market value of the General Partner's Capital Contribution to the Partnership pursuant to this Section 3.1(a) shall equal the Agreed Value (as finally determined in accordance with the terms of the Contribution Agreement).

     (b) Subject to Section 3.1(h), the General Partner shall make a Capital Contribution to the Partnership in an aggregate amount equal to the General Partner's allocated share (in accordance with Section 4.1), which Capital Contribution shall be used exclusively by the Partnership for the payment of the General Partner's allocated share (in accordance with Section 4.1) of Organization and Third Party Acquisition Costs.

     (c) Subject to Section 3.1(h), the General Partner shall make Capital Contributions to the Partnership in an aggregate amount not to exceed $8,832,000, which Capital Contributions shall be used exclusively to pay the General Partner's allocated share (in accordance with Section 4.1) of the Capital Costs of the Pre-Approved Development Operations which Capital Contributions shall be used exclusively by the Partnership for the payment of the General Partner's allocated share (in accordance with Section 4.1) of the Capital Costs of such Pre-Approved Development Operations.

     (d) Subject to Section 3.1(h), if a distribution is required to be made to the Limited Partner under Section 4.3(c), the General Partner shall make a Capital Contribution to the Partnership in an amount equal to such distribution (which Capital Contribution shall be used exclusively by the Partnership for the payment of such distribution due and owing the Limited Partner).

     (e) Subject to Section 3.1(h), the General Partner shall make Capital Contributions to the Partnership in an aggregate amount equal to the General Partner's allocated share (in accordance with Section 4.1) of the Capital Costs of any Optional Development Operation and Cost Overruns with respect to which the Limited Partner elects to make Capital Contributions pursuant to Section 3.3 which Capital Contributions shall be used exclusively by the Partnership for the payment of the General Partner's allocated share (in accordance with Section 4.1) of the Capital Costs of such Optional Development Operations or Cost Overruns.

     (f) Subject to Section 3.1(h), the General Partner shall make Capital Contributions to the Partnership in an aggregate amount equal to the Capital Costs of any Sole Risk Operation that the General Partner elects to undertake pursuant to Section 3.3(d)(5), which Capital Contributions shall be used exclusively by the Partnership for the payment of the Capital Costs of such Sole Risk Operation.

     (g) Subject to Section 3.1(h), the General Partner shall make Capital Contributions to the Partnership in an aggregate amount equal to any Catastrophe Costs incurred by the

Partnership, which Capital Contributions shall be used exclusively by the Partnership for the payment of such Catastrophe Costs.

     (h) The Capital Contributions referenced in Sections 3.1(b), 3.1(c) and 3.1(e) shall be paid to the Partnership by the General Partner from time to time in the appropriate amounts concurrently with each payment to the Partnership by the Limited Partner of its Capital Contributions. The Capital Contributions referenced in Section 3.1(f) and Section 3.1(g) shall be paid to the Partnership by the General Partner when necessary for the Partnership to pay timely such costs.

     (i) Notwithstanding anything to the contrary herein, the Capital Contributions referenced in Sections 3.1(a), (b), and (c) above shall be the maximum contribution to the Partnership that the General Partner shall be required to make (unless (i) the Limited Partner elects to make Capital Contributions with respect to an Optional Development Operation or Cost Overruns as provided in Section 3.3 in which case the General Partner shall also make Capital Contributions with respect to such Optional Development Operation or Cost Overruns, (ii) a distribution is due and owing the Limited Partner under
Section 4.3(c), (iii) unless the General Partner elects to undertake a Sole Risk Operation, or (iv) unless the Partnership incurs Catastrophe Costs), and shall be subject to reduction as provided in Section 3.4.

     SECTION 3.2. CAPITAL CONTRIBUTIONS OF LIMITED PARTNER.

     (a) Subject to Section 3.5(a), the Limited Partner shall make a Capital Contribution to the Partnership in an aggregate amount not to exceed $72,000,000, which Capital Contribution shall be used exclusively by the Partnership for the payment of the Adjusted Purchase Price and the Special Distribution.

     (b) Subject to Section 3.5(b), the Limited Partner shall make a Capital Contribution to the Partnership in an aggregate amount not to exceed $300,000, which Capital Contribution shall be used exclusively by the Partnership for the payment of the Limited Partner's allocated share (in accordance with Section 4.1) of Organization and Third Party Acquisition Costs.

     (c) Subject to Section 3.5(c), the Limited Partner shall make Capital Contributions to the Partnership in an aggregate amount equal to the Hedge Costs, which Capital Contributions shall be used exclusively by the Partnership for such purpose; without limiting the foregoing, the Limited Partner shall make Capital Contributions to the Partnership in an amount sufficient for the Partnership to fund 100% of the costs and expenses attributable to the Hedging Transaction described in Exhibit 5.7(a).

     (d) Subject to Section 3.5(d), the Limited Partner shall make Capital Contributions to the Partnership in an aggregate amount not to exceed $35,325,000 (which amount shall be reduced by an amount equal to that portion of the Capital Contributions paid under Section 3.2(a) in respect of the adjustments reflected in the Preliminary Closing Statement and the Final Closing Statement, as applicable, for the costs of Pre-Approved Development Operations), which Capital Contributions shall be used exclusively by the Partnership for the payment of the Limited Partner's allocated share (in accordance with Section 4.1) of the Capital Costs attributable to the Pre-Approved Development Operations.

     (e) Notwithstanding anything to the contrary herein, the Capital Contributions referenced in Sections 3.2(a), (b), (c) and (d) above shall be the maximum contribution to the Partnership that the Limited Partner shall be required to make (unless the Limited Partner elects to make Capital Contributions with respect to an Optional Development Operation, Cost Overruns or an Acquisition as provided in Section 3.3) and shall be subject to reduction as provided in Section 3.4.

     SECTION 3.3. OPTIONAL CAPITAL CONTRIBUTIONS.

     (a) Subject to this Section 3.3 and the other terms and provisions hereof, the General Partner may request that the Limited Partner agree to make additional Capital Contributions to be used exclusively for the payment of its allocated share (pursuant to Section 4.1) of (i) the Capital Costs of any Optional Development Operation, (ii) the Acquisition Costs of any Acquisition or
(iii) Cost Overruns.

     (b) Requests to agree to make additional Capital Contributions pursuant to this Section 3.3 shall be made by the General Partner and agreed to by the Limited Partner separately with respect to each Optional Development Operation, Acquisition or Cost Overrun. Requests pursuant to this Section 3.3 shall not be made more often than quarterly each year unless approved by the Limited Partner
(i) except for requests to make Capital Contributions to pay Acquisition Costs of any Acquisition or to pay Cost Overruns, (ii) except in the event the request is attributable to a proposal from an unrelated third party, or (iii) unless an emergency or some other urgent need for funds exists outside of the reasonable control of the General Partner. Payments of any additional Capital Contributions agreed to be made by the Limited Partner pursuant to this Section 3.3 shall be requested by the General Partner and made by the Limited Partner in the manner provided for in Section 3.5(d).

     (c) Notice of any request to agree to make additional Capital Contributions made by the General Partner shall be in writing and sent to the Limited Partner at its address as provided in Section 12.1 or made on the online reporting system selected by the Limited Partner to the extent operational. With respect to the any Optional Development Operation, each request shall cover all of the Capital Costs estimated to be incurred in connection therewith (and with respect to any Partnership well or Enhanced Recovery Operation or facility, the costs estimated to be incurred in connection with such well or operation or facility). It is understood that any estimate of the Capital Costs of an Optional Development Operation may include such contingent amounts as the General Partner in good faith shall determine to be appropriate under the circumstances but not to exceed 25% of the authority for expenditure submitted with respect to such Optional Development Operation. With respect to any Acquisition, each request to make additional Capital Contributions in connection therewith shall contain the information specified in Section 5.3. With respect to Cost Overruns, each request shall cover the reasonably anticipated costs associated with the subject operation or project (an "OVERRUN OPERATION"). Each such request shall set forth, (i) the date by which the Limited Partner must elect in writing to make the requested additional Capital Contributions, which date shall be as follows:
(A) if the request by the General Partner is made in connection with a proposal to the Partnership under the terms of any applicable operating agreement with any third party, not later than three (3) business days prior to the last day a response to such proposal is required by the Partnership under the terms of such operating agreement, unless a shorter period is provided to the Partnership under such third party operating agreement, in which event such shorter period (but not less than twenty-four (24) hours prior to the time a response to such proposal is due by the Partnership) shall be applicable to the election period of the Limited Partner, or (B) if the request by the General Partner is not made in connection with a proposal to the Partnership under the terms of any applicable operating agreement with any third party, the last day a response to a proposal to conduct such Optional Development Operation would be due under the JOA assuming that a proposal to conduct Optional Development Operation were made under the JOA at the same time that such request is given to the Limited Partner; (ii) the purpose or purposes for which the proceeds of the requested additional Capital Contributions are to be used, (iii) a copy of the applicable authority for expenditure submitted in connection with the well or operation,
(iv) to the extent practicable, a summary of the pertinent geological data relating to each well or operation with respect to which the proceeds that are requested are to be expended and financial projections with respect to the expenditure of such additional Capital Contributions and the revenue projected to be received therefrom, (v) with respect to any well or operation with respect to which the proceeds requested are to be expended, a statement as to whether or not the General Partner recommends the Partnership participate therein, and (vi) a summary of the action that the General Partner anticipates it will take under
Section 3.3(d) and any applicable operating agreement if the Limited Partner does not elect to make such requested additional Capital Contributions. In connection with any request pertaining to an Enhanced Recovery Operation, the General Partner shall endeavor to confine such request to the extent possible in accordance with generally accepted industry standards to those matters or items which should be conducted in conjunction with each other. Thereafter, the General Partner shall promptly furnish to the Limited Partner such additional information concerning the use and application of the requested additional Capital Contributions as the Limited Partner shall reasonably request. The Limited Partner may make a separate election with respect to each separate Optional Development Operation or Acquisition submitted by the General Partner. The General Partner shall not use any Capital Contributions received from the Limited Partner pursuant to this Section 3.3 and designated for payment of Capital Costs of an Optional Development Operation, Acquisition Costs of an Acquisition or Cost Overruns on a particular operation or project (as applicable) to pay Capital Costs of any other Optional Development Operation, Acquisition Costs of any other Acquisition or Cost Overruns on any other operation or project, except to the extent multiple Optional Development Operations or Acquisitions are included in the same approved additional Capital Contribution request, in which case the total amount reflected in such request may be used to pay any of the Capital Costs or Acquisition Costs Optional Development Operations or Acquisitions included in that approved request.

     (d) If the Limited Partner declines to agree to make additional Capital Contributions requested by the General Partner or fails to give timely notice to the General Partner pursuant to a request to agree to make additional Capital Contributions made pursuant to Section 3.3(a), the General Partner may elect to take any action specified in paragraphs (1) through (6) below with respect to each Lease, Partnership well, operation or project to which the request pertains, if appropriate:

          (1) With respect to an Acquisition, the General Partner or its Affiliates may purchase or retain for its or their own account the Leases not acquired by the Partnership.

          (2) The General Partner may cause the Partnership (to the extent it can do so under any applicable operating agreement) to abandon the operation or project, in which event all costs (if any) thereafter incurred in abandoning the operation or project shall be borne by the Partnership.

          (3) The General Partner may cause the Partnership to sell, farm-out or otherwise dispose of the well or Lease (or the applicable part thereof) to which such operation or project pertains to any person; provided, however, that no such sale, farm-out or other disposition may be made to the General Partner or any Affiliate thereof without the prior written consent of the Limited Partner.

          (4) In the event a well or Lease to which such proposed operation or project pertains is subject to an operating agreement, the General Partner may cause the Partnership to elect not to participate in a proposed operation and to assume the status of a "non-consenting party" under such operating agreement; provided, however, that neither the General Partner nor any of its Affiliates shall be permitted to pay or shall pay the Partnership's non-consenting share of costs or expenses or any part thereof with respect to such operation or project under such operating agreement.

          (5) The General Partner may (provided that it has recommended under Section 3.3(c) that the Partnership participate in such proposed operation or project) agree to make additional Capital Contributions to pay (i) all of the Capital Costs of the subject Optional Development Operation or (ii) all of the Cost Overruns of the subject Overrun Operation (as applicable), in which event the Optional Development Operation or Overrun Operation will constitute a Sole Risk Operation. The General Partner will thereafter be allocated all of the costs, expenses and revenues (and all items of income, gain, credit, loss and deduction relating thereto) of any Sole Risk Operation, for the same period of time (and on the terms) that a party not participating in such Sole Risk Operation would be required to relinquish its interest therein to the participating parties under (x) if the Property on which such Sole Risk Operation is conducted is subject to a Third Party JOA, the Third Party JOA Non-Consent Provision, or (y) if the Property on which such Sole Risk Operation is not subject to a Third Party JOA, the JOA Non-Consent Provisions. In addition, if under the Third Party JOA Non-Consent Provisions or JOA Non-Consent Provisions (as applicable, as determined in the immediately preceding sentence), a party not participating in the Sole Risk Operation would be required to relinquish all or part of its interest in any portion of a Lease, platform or facility or any wells to be drilled thereon or to be operated in connection therewith, in addition to its interest in the Sole Risk Operation, as a result of not participating in such Sole Risk Operation, then all costs, expenses and revenues (and all items of income, gain, credit, loss and deduction relating thereto) attributable to the Partnership's interest in such property that would be relinquished shall be allocated to and borne and funded by the General Partner for the same period that a party not participating in such Sole Risk Operation under the Third Party JOA or the JOA (as applicable) would be required to suffer such relinquishment under the Third Party JOA or the JOA (as applicable).

          (6) The General Partner may take such other actions as may be mutually agreed upon by the Partners.

     SECTION 3.4. REDUCED CAPITAL CONTRIBUTIONS OF A PARTNER. In the event the Partnership properly retains a portion of a Partner's share of Partnership revenues in accordance with Section 4.4 for the purpose of paying any Acquisition Costs, Capital Costs, Hedge Costs, or Organization and Third Party Acquisition Costs allocated to that Partner hereunder, the amount so retained and not distributed shall reduce pro tanto the amount of Capital Contributions the Partner is required to thereafter make for the purpose of paying such costs.

     SECTION 3.5. PAYMENTS OF CAPITAL CONTRIBUTIONS.

     (a) The Limited Partner shall pay the Capital Contributions referenced in
Section 3.2(a) as follows:

          (i) the Limited Partner shall pay the Capital Contributions referenced in Section 3.2(a) on the Acquisition Closing Date to the extent of 80% of the sum of (i) the Adjusted Purchase Price plus (ii) the Adjusted Agreed Value, as all such amounts are reflected in the applicable Preliminary Closing Statement; and

          (ii) thereafter, if the sum of the Adjusted Purchase Price plus the Adjusted Agreed Value (as reflected in the applicable Final Closing Statement) exceeds the sum of the Adjusted Purchase Price plus the Adjusted Agreed Value (as reflected in the applicable Preliminary Closing Statement), the Limited Partner shall pay the Capital Contributions referenced in Section 3.2(a) on the Final Settlement Date to the extent of 80% of the difference.

     (b) The Limited Partner shall pay the Capital Contributions referenced in
Section 3.2(b) within five business days of the Limited Partner's receipt of a request from the General Partner for such purpose.

     (c) The Limited Partner shall pay the Capital Contributions referenced in
Section 3.2(c) promptly after receipt of a request from the General Partner for such purpose.

     (d) Except as otherwise provided in subsections (a), (b), and (c) above, the Limited Partner shall pay its Capital Contributions monthly upon request by the General Partner in such amounts as are required to pay its share of all costs and expenses properly allocated to it hereunder. The General Partner may request on a monthly basis additional payments of the Capital Contributions agreed to be made by the Limited Partner for the Limited Partner's share of (i) all costs and expenses estimated to have been and/or to be incurred by the Partnership during that calendar month except those for which advances have previously been made or for which payment will be made from another source and
(ii) those costs and expenses estimated to be incurred by the Partnership during the next succeeding calendar month. Each monthly request for payment shall be adjusted to the extent the Limited Partners' cumulative share of actual Partnership disbursements for the preceding calendar month's costs and expenses is either greater or less than the amounts previously contributed by the Limited Partner for such purpose. Any request for payment by the Limited Partner of Capital Contributions shall be in writing and shall set forth (1) the type, nature or items of Partnership costs or expenses for which such payment will be used by the Partnership, including a division of the costs and expenses as contemplated in clauses (i) and (ii) of this Section 3.5(d) and the adjustment referred to in this Section 3.5(d), (2) the net amount of the Capital Contributions to be paid by the Limited Partner, and (3) the date by which payment of such Capital Contributions shall be received, which shall not be less than five business days from the date the notice is received by the Limited Partner.

     (e) Payments by the Limited Partner of its Capital Contributions shall be made by wire transfer of immediately available funds to the Partnership's account as designated by the General Partner by notice to the Limited Partner pursuant to Section 12.1.

     (f) Any additional Capital Contributions agreed to be made by the Limited Partner pursuant to Section 3.3 with respect to any Optional Development Operation may be requested only if the Optional Development Operation is commenced within six months following the date the request to agree to make such additional Capital Contributions was made by the General Partner to the Limited Partner pursuant to Section 3.3(c). Any additional Capital Contributions agreed to be made by the Limited Partner pursuant to Section 3.3 with respect to any Acquisition may be requested only during the period commencing on the date the request to elect to make such additional Capital Contributions was made by the General Partner to the Limited Partner under Section 3.3 and ending three months thereafter.

     SECTION 3.6. NON-PAYMENT OF CAPITAL CONTRIBUTIONS.

     (a) Except as otherwise provided in the following sentence, the Partnership shall have the right to pursue the remedies described in this Section 3.6 and any remedy existing at law or in equity for the collection of the unpaid amount of the Capital Contributions agreed to be made in Sections 3.1 and 3.2 or hereafter agreed to be made in accordance with Section 3.3, including the prosecution of a suit against a defaulting Partner.

     (b) In the event that the Limited Partner fails or refuses to make when due its share of Capital Contributions, the General Partner shall be entitled (but shall not be obligated) to make such Capital Contributions to the Partnership which the Limited Partner is obligated to make and the amount so advanced shall be treated as a loan from the General Partner to the Limited Partner and shall bear interest from the date of such advance at a rate equal to the Agreed Rate. The General Partner shall notify the Limited Partner of any such advance and request payment by the Limited Partner of the amount so advanced, together with interest thereon from the date of the advance. If the Limited Partner fails or refuses to pay to the General Partner the amount so advanced, together with interest thereon from the date of the advance, and if such failure or refusal persists for a period of 3 business days following notice from the General Partner to the Limited Partner, (such occurrence being called herein an "EVENT OF DEFAULT"), the General Partner shall be entitled to proceed pursuant to any remedy available under applicable law.

     (c) The Partnership may retain any revenues otherwise distributable to the Limited Partner pursuant to this Agreement in an amount equal to the amount the Limited Partner failed or refused to contribute as required pursuant to the terms of this Agreement, together with interest on such past-due amounts at a rate equal to the Agreed Rate. Any amount so withheld shall be deemed, for all purposes of this Agreement, to have been distributed to the Limited Partner and, other than that portion of such amounts representing interest, be deemed to have been recontributed by the Limited Partner to the capital of the Partnership for the purposes for which contributions were initially requested. To the extent that the General Partner has advanced funds to the Partnership as a result of the default of the Limited Partner, the General Partner shall be entitled to be reimbursed and paid the amount of such advance plus interest at the Agreed Rate from the amounts so withheld from the Limited Partner. If any dispute as to whether an Event of Default existed is resolved in favor of the Limited Partner, then the General Partner shall pay to the Partnership for distribution to the Limited Partner an amount equal to any amounts wrongly paid by the Limited Partner to the Partnership which should have instead been paid to the Partnership by the General Partner, or any amounts distributed by the Partnership to the General Partner instead of the Limited Partner, in connection with such Event of Default together with interest thereon at a rate equal to the Agreed Rate, and all costs and expenses of the Limited Partner in resolving such dispute, including all attorneys' fees expended in connection therewith. The General Partner shall be free at any time also to proceed under this Section 3.6(c) in addition to any other remedies hereunder or as provided by law.

     (d) In addition to all other rights and remedies available to the Partnership and the General Partner, if the Limited Partner (the "DEFAULTING PARTNER") fails or refuses to make Capital Contributions to the Partnership hereunder when due to pay Hedge Costs and the General Partner (the "CONTRIBUTING PARTNER") in the Defaulting Partner's stead makes such Capital Contributions to the Partnership, then the General Partner may elect to exercise either of the following options:

          (i) The Contributing Partner may treat the payment by it of the Defaulting Partner's Capital Contributions as a loan to the Defaulting Partner, which loan shall bear interest from the date the payment is made at a rate equal to the Agreed Rate. Further, as between the Contributing Partner and the Defaulting Partner, the terms and provisions of Sections 3.6(b) and 3.6(c) shall be applicable, mutatis mutandis.

          (ii) The Contributing Partner may treat the payment by it of the Defaulting Partner's Capital Contributions as Capital Contributions from the Contributing Partner, in which case the Contributing Partner shall be entitled to receive all of the distributions that would otherwise be paid to the Defaulting Partner hereunder until that point in time at which the Contributing Partner has received from such distributions an amount equal to 300% of the amount of the Capital Contributions made by the Contributing Partner in the Defaulting Partner's stead; provided, however, that if this option is elected, the Defaulting Partner's share of the Hedge Costs paid with such Capital Contributions, and any deductions or losses relating thereto for state or federal income tax purposes, shall be allocated to the Contributing Partner; and provided further, that the Defaulting Partner's share of Partnership revenues, and any income or gain relating thereto for state or federal income tax purposes, shall be allocated to the Contributing Partner until the revenues so allocated equal the distributions to be made to the Contributing Partner under this paragraph
     (ii).

          (iii) If the Contributing Partner borrows funds in order to make the payment required by the Defaulting Partner, the Contributing Partner may pledge its right to receive distributions under this Section 3.6(d) which would have been made to the Defaulting Partner to secure such borrowings.

     SECTION 3.7. INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS.

     (a) No interest shall accrue on any contributions to the capital of the Partnership; however, all interest which accrues on Partnership funds shall be allocated and credited to the Partners in accordance with Section 4.2.

     (b) No Partner shall have the right to withdraw or be repaid any capital contributed by such Partner except (a) as provided in Sections 4.3(c), 10.2, and
10.3 or (b) in the instance when the Partnership receives a return of cash funds under the Purchase and Sale Agreement due to a post-closing adjustment to the Purchase Price, as defined in the Purchase and Sale Agreement (in which event the General Partner shall cause the Partnership to refund immediately to each of the Limited Partner and the General Partner its respective allocable share of such cash funds).

     SECTION 3.8. PAYMENTS AND ADVANCES BY GENERAL PARTNER. The General Partner shall have the right to pay any indebtedness or obligation of the Partnership out of funds of the General Partner, and may bill the Partnership therefor. Further, if at any time the General Partner advances funds to or on behalf of the Partnership or the General Partner is required to pay any indebtedness or obligation of the Partnership in excess of the Capital Contributions of the General Partner agreed to be made in this Article III, such advance or payment shall constitute a loan by the General Partner to the Partnership. If such advance or payment is outstanding for more than 30 days, such advance or payment shall bear interest from the date first made at a rate equal to the Agreed Rate. No such advance or payment by the General Partner shall be deemed to be a contribution by the General Partner to the capital of the Partnership. Any loan made by the General Partner hereunder to pay any costs or expenses allocated and charged to any Partner shall be repaid (with payments to be applied first to the payment of interest and then to the repayment of principal) from the revenues that would otherwise be next distributed to such Partner hereunder.

                                   ARTICLE IV
                          ALLOCATIONS AND DISTRIBUTIONS

     SECTION 4.1. ALLOCATIONS. Except as provided in Sections 3.3 and 3.6, for purposes of maintaining the Capital Accounts, all income, gain, loss and deduction of the Partnership shall be allocated among the Partners as follows:

     (a) All items of income, gain, loss and deduction not specifically allocated below attributable to the Class A Assets and any additional Leases acquired pursuant to the terms hereof shall be allocated (i) to the General Partner in accordance with its Class A GP Sharing Percentage and (ii) to the Limited Partner in accordance with its Class A LP Sharing Percentage.

     (b) All items of income, gain, loss and deduction attributable to the Class B Assets shall be allocated (i) to the General Partner in accordance with its Class B GP Sharing Percentage and (ii) to the Limited Partner in accordance with its Class B LP Sharing Percentage.

     (c) All Catastrophe Costs incurred by the Partnership shall be allocated 100% to the General Partner.

     (d) All items of income, gain, loss and deduction relating to any Sole Risk Operation shall be allocated as provided in Section 3.3(d)(5).

     (e) Organization and Third Party Acquisition Costs shall be allocated 20% to the General Partner and 80% to the Limited Partner.

     (f) All items of income, gain, loss and deduction attributable to any Hedging Transaction shall be allocated 100% to the Limited Partner.

     (g) All items of income, gain, loss and deduction attributable to Loss of Production Income Insurance shall be allocated 100% to the Limited Partner.

     (h) Simulated Depletion with respect to each separate oil and gas property shall be allocated to the Partners in the same proportion that the Partners were allocated the adjusted tax basis of such property under Section 4.2(b). Simulated Gain attributable to the sale or other disposition of an oil or gas property shall be allocated to the Partners in the same manner as the amount realized from such sale or other disposition in excess of the Simulated Basis of such property is allocated to Partners pursuant to Section 4.2(c)(ii). Simulated Loss attributable to the sale or disposition of an oil or gas property shall be allocated to the Partners in the same proportion that the Partners (or their predecessors in interest) were allocated the adjusted tax basis of such property under Section 4.2(b).

     (i) Except as provided in Section 4.1(j), all depreciation, cost recovery and amortization deductions attributable to the Class B Assets shall be allocated 80% to the Limited Partner and 20% to the General Partner.

     (j) In any year in which there is a distribution of Class B Assets pursuant to Section 5.11, to the extent possible depreciation, cost recovery and amortization deductions attributable to the Class B Assets shall be allocated to the Limited Partner and items of income and gain attributable to the Class B Assets shall be allocated to the General Partner until the total amount of deduction, income and gain allocated pursuant to this section equals the excess, if any, of 80% of the book value of the Class B Assets over the value of the rights granted to the Limited Partner pursuant to Section 5.11.

     (k) In the year in which liquidation occurs, notwithstanding the foregoing provisions of Section 4.1, all items of income, gain, loss and deduction (including Simulated Gain, but not Simulated Loss or Simulated Depletion) shall be allocated among the Partners in such a manner that, to the extent possible, results in each Partner having a capital account balance (after taking into account all other allocation under this Section 4.1) equal to the amount that would be distributed to such Partner if, following the payment of all of the debts and liabilities of the Partnership (or the establishing of adequate provision therefor), all of the cash of the Partnership and amount of cash equal to the fair market values of all remaining assets of the Partnership were distributed pursuant to Section 4.3.

     (l) Regulatory Allocations.

          (i) If during any fiscal year of the Partnership there is a net increase in Minimum Gain attributable to a Partner Nonrecourse Debt that gives rise to Partner Nonrecourse Deductions, each Partner bearing the economic risk of loss for such Partner Nonrecourse Debt shall be allocated items of Partnership deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Partner Nonrecourse Debt and then, if necessary, a pro rata portion of the Partnership's other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Partner Nonrecourse Debt in the subsequent year) equal to such Partner's share of Partner Nonrecourse Deductions, as determined in accordance with applicable Treasury Regulations.

          (ii) If for any fiscal year of the Partnership there is a net decrease in Minimum Gain attributable to Partnership Nonrecourse Liabilities, each Partner shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Partnership property subject to one or more Partnership Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure with such Partner commencing to bear the economic risk of loss as to all or part of any Partnership Nonrecourse Liability or by such Partner contributing capital to the Partnership that the Partnership uses to repay a Partnership Nonrecourse Liability), as determined in accordance with applicable Treasury Regulations.

          (iii) If for any fiscal year of the Partnership there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, each Partner shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Partnership property subject to Partner Nonrecourse Debt, and then, if necessary, a pro rata portion of the Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure or by the Partnership's use of capital contributed by such Partner to repay Partner Nonrecourse Debt) as determined in accordance with applicable Treasury Regulations.

          (iv) If for any fiscal year of the Partnership the allocation of any loss or deduction (net of any income or gain) to any Partner would cause or increase a negative balance in such Partner's Adjusted Capital Account as of the end of such fiscal year (the "DEFICIT PARTNER"), only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such Deficit Partner and the remaining loss or deduction shall be allocated to the Partner whose Adjusted Capital Account has a positive balance remaining at such time (the "POSITIVE PARTNER"). After any such allocation, any Partnership income or gain (including Simulated Gain) that would otherwise be allocated to the Deficit Partner shall be allocated instead to the Positive Partner up to an amount equal to the Partnership loss or deduction allocated to the Positive Partner under the preceding sentence; provided, however, that no allocation of income or gain realized shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of the Deficit Partner to be less than zero. If, after taking into account the allocation in the first sentence of this Section 4.1(l)(iv), the Adjusted Capital Account balance of the Deficit Partner remains less than zero at the end of a fiscal year, a pro rata portion of each item of Partnership income or gain (including Simulated Gain) otherwise allocable to the Positive Partners for such fiscal year (or if there is no such income or gain allocable to the Positive Partners for such fiscal year, all such income or gain (including Simulated Gain) so allocable in the succeeding fiscal year or years) shall be allocated to the Deficit Partner in an amount necessary to cause its Adjusted Capital Account balance to equal zero; provided, that no allocation under this sentence shall have the effect of causing the Positive Partner's Adjusted Capital Account to be less than zero. After any such allocation, any Partnership gain (including Simulated Gain) resulting from the sale or other disposition of Partnership property that would otherwise be allocated to the Deficit Partner for any fiscal year under this Section 4.1 shall be allocated instead to the Positive Partner until the amount of gain so allocated equals the amount of gain (including Simulated Gain) previously allocated to such Deficit Partner under the preceding sentence of this
     Section 4.1(l)(iv); provided, however, that no allocation of gain (including Simulated Gain) shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Partner to be less than zero.

          (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(m), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such provisions.

     SECTION 4.2. INCOME TAX ALLOCATIONS. Except as otherwise provided below, for purposes of any applicable federal, state or local income tax law, rule or regulation items of income, gain, deduction, loss, credit and amount realized shall be allocated to the Partners in the same manner as provided for in Section 4.1.

     (a) Any credits allowed by Section 29 of the Internal Revenue Code relating thereto shall be allocated in the same manner as income therefrom is allocated and credited pursuant to Section 4.1.

     (b) The deduction for depletion with respect to each Depletable Property shall, in accordance with Section 613A(c)(7)(D) of the Code, be computed for federal income tax purposes separately by the Partners rather than the Partnership. Except as provided in Section 4.2(e), for purposes of such computation, the adjusted tax basis of each oil and gas property shall be allocated among the Partners based upon Class A GP Sharing Percentage and Class A LP Sharing Percentage in effect at the time of acquisition or development of the relevant property.

     (c) Except as provided in Section 4.2(e), for purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each Depletable Property, the Partnership's allocable share of the "amount realized" (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Partners as follows:

          (i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same percentages as the depletable basis of such property was allocated to the Partners pursuant to Section 4.2(b); and

          (ii) second, the remainder of such amount realized, if any, to the Partners so that, to the maximum extent possible, the total amount realized allocated to each Partners under this Section 4.2(c) will equal such Partner's interest in the proceeds derived from such sale or disposition based on such Partner's interest in distributions related thereto as provided in Section 4.3.

     (d) All recapture of income tax deductions resulting from the sale or other disposition of Partnership property shall, to the maximum extent possible, be allocated to the Partner to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Partner is allocated any gain from the sale or other disposition of such property.

     (e) In accordance with Section 704(c) of the Internal Revenue Code and the Treasury Regulations thereunder, income and deductions with respect to any property contributed to the Partnership shall, solely for federal income tax purposes, be allocated among the Partners in a manner to take into account any variation between the adjusted tax basis of such property to the Partnership and its fair market value at the time of contribution. In making such allocations, the General Partner shall use such method or methods permitted under applicable Treasury Regulations as may be approved by the Limited Partner in accordance with Section 6.9(a). It is specifically agreed, however, that, notwithstanding
Section 4.2(b) to the contrary, the adjusted tax basis in Depletable Property contributed by the General Partner pursuant to the Contribution Agreement shall be allocated first to the Limited Partner up to an amount equal to 80% of that portion of the Agreed Value attributable to such Depletable Property, with any remainder being allocated to the General Partner. Likewise, depreciation and amortization deductions attributable to other properties contributed to the Partnership by the General Partner under the Contribution Agreement, including any interest in the Class B Assets so contributed, shall be allocated to the Limited Partner up an amount equal to 80% of the depreciation and amortization that would have been allowable to the Partnership if such properties had an adjusted tax basis at the time of contribution equal to that portion of the Agreed Value attributable to such properties, and any remainder shall be allocated to the General Partner. If the adjusted tax basis of any Depletable Property or other property contributed to the Partnership by the General Partner under the Contribution Agreement is not sufficient to achieve the requisite allocations to the Limited Partner as outlined in this subsection (e), the General Partner, with the approval of the Limited Partner, shall use either curative allocations or the remedial method of allocations, or a combination thereof, as permitted by Treasury Regulation Section 1.704-3, to achieve the same result so that the Limited Partner's cost depletion, depreciation and amortization deductions, taking into account any such curative or remedial allocations, will be the same as if the adjusted tax basis of such Depletable Property or other property had been equal to the portion of the Agreed Value attributable thereto on the date of contribution.

     SECTION 4.3. DISTRIBUTIONS.

     (a) Within 30 days after the end of each month, the General Partner shall cause the Partnership to make a distribution (i) to the Limited Partner of its LP Monthly Cash Distribution for such month and (ii) to the General Partner of its GP Monthly Cash Distribution for such month.

     (b) On the Acquisition Closing Date the General Partner shall cause the Partnership to make a distribution to the General Partner in an amount equal to the sum of (i) 66.71105% of the Agreed Value, plus (ii) 80% of the adjustments for Pre-Approved

Development Operations costs, plus (iii) 66.71105% of the adjustments other than those relating to the Pre-Approved Development Operations, all as reflected on the Preliminary Closing Statement under the Contribution Agreement (such amount, the "PRELIMINARY DISTRIBUTION AMOUNT").

     (c) If, the sum of (i) 66.71105% of the Agreed Value, plus (ii) 80% of the adjustments for Pre-Approved Development Operations costs, plus (iii) 66.71105% of the adjustments other than those relating to the Pre-Approved Development Operations, all as reflected on the Final Closing Statement under the Contribution Agreement (the "FINAL DISTRIBUTION Amount"), is in excess of the Preliminary Distribution Amount, the General Partner shall cause the Partnership to make a distribution to the General Partner in an amount equal to the difference. If, under the Contribution Agreement, it is determined that the Final Distribution Amount is less than the Preliminary Distribution Amount, the General Partner shall cause the Partnership to make a distribution to the Limited Partner in an amount equal to the difference. If, under the Purchase and Sale Agreement, it is determined that the Adjusted Purchase Price, as reflected on the applicable Final Closing Statement, is less than the Adjusted Purchase Price, as reflected on the applicable Preliminary Closing Statement, the General Partner shall cause the Partnership to make a distribution to the Limited Partner in an amount equal to the difference.

     (d) The General Partner shall cause the Partnership to make a distribution to the Partners of their allocable share (as determined under Section 4.3(a)) of the net proceeds of sale resulting from any permitted sale or disposition of Leases or other Partnership assets (other than in connection with the liquidation of the Partnership) within three business days after the closing of such sale or disposition; provided, that the General Partner shall be entitled to reserve from such distribution such amount which is, or which the General Partner reasonably anticipates will be, subject to any post-closing adjustment and which reserve shall be approved by the Limited Partner; provided, further, that the General Partner shall distribute such reserve or portions thereof at such times as it reasonably determines that the contingencies for which such reserve has been established have been satisfied.

     (e) Notwithstanding the foregoing or any other provision contained in this Agreement, (i) unless the Limited Partner otherwise consents in writing or defaults in the payment of any Capital Contributions previously agreed to be made by it, the General Partner shall not be entitled to cause the Partnership to retain any of the Limited Partner's share of Partnership revenues for the purpose of paying (directly or indirectly) any Acquisition Costs, Capital Costs, Hedge Costs, or Organization and Third Party Acquisition Costs or (ii) the Partnership may retain such insurance proceeds and other amounts as the General Partner shall reasonably determine are necessary to pay Partnership liabilities and expenses upon the occurrence of an accident (e.g., a blowout), catastrophe or similar event (and, in connection therewith, to restore, preserve or protect Partnership property) or to comply with all applicable Environmental Laws.

     (f) Payment of all distributions made by the Partnership to the Limited Partner shall be made by wire transfer of immediately available funds in accordance with such written instructions to the General Partner as may be provided by the Limited Partner from time to time.

     (g) Nothing contained in this Section 4.3 shall relieve the General Partner from its obligation to bear 100% of Catastrophe Costs pursuant to Section 4.1(c).

     (h) All distributions in liquidation of a Partner's interest in the Partnership shall be made in accordance with Section 10.3.

                                    ARTICLE V
                              PARTNERSHIP PROPERTY

     SECTION 5.1. TITLE TO PARTNERSHIP PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold all of its assets in the name of the Partnership unless under the law of some jurisdiction in which the Partnership owns assets such assets must be held in another name. In such a case, such assets in such jurisdiction shall be held under such other name or names (except the name of the General Partner, any Affiliate of the General Partner or the name of the Limited Partner) as the General Partner shall determine to be necessary so long as it does not affect adversely the limited liability of the Limited Partner hereunder or jeopardize in any manner the title to or ownership of any Partnership Leases or other assets. The General Partner shall promptly take all actions generally considered reasonable and customary in accordance with accepted industry practice to perfect the ownership interest of the Partnership in all Leases, and (if requested by the Limited Partner) upon recordation of title to a Lease shall promptly supply the Limited Partner with a copy of such recorded title. In the event the Partnership acquires assets in a jurisdiction which prohibits the Partnership from holding such assets in the name of the Partnership and such assets are held in another name, the General Partner shall obtain an opinion of reputable counsel in such jurisdiction addressed to the Limited Partner and satisfactory in all respects to the Limited Partner that the Partnership has taken all actions generally considered reasonable and customary in accordance with accepted industry practice to perfect the ownership interest of the Partnership in all such assets.

     SECTION 5.2. ACQUISITION OF THE PROPERTIES. Immediately after the execution and delivery of this Agreement by the parties hereto, the General Partner is authorized to, and shall, execute and deliver on behalf of the Partnership that certain Contribution Agreement (the "CONTRIBUTION AGREEMENT") by and between the Partnership, as partnership, and the General Partner, as partner, and that certain Purchase and Sale Agreement (the "PURCHASE AND SALE AGREEMENT") by and between the Partnership, as buyer, and Frank C. Wade et al, as seller, provided the Contribution Agreement and the Purchase and Sale Agreement are substantially in the forms of the versions submitted to and approved by the Partners on or prior to the date hereof as the final draft in all material respects, and to consummate the transactions contemplated thereby.

     SECTION 5.3. ADDITIONAL ACQUISITIONS OF LEASES. If, during the term of this Agreement but after the Acquisition Closing Date, the General Partner or an Affiliate thereof acquires (or proposes to acquire) a Lease or Leases inside of the Area of Mutual Interest (in this Section 5.3 called the "SUBJECT LEASES"), the terms and provisions of this Section 5.3 shall be operative. Specifically, upon the acquisition (or proposed acquisition) under the circumstances described above, the General Partner shall notify the Limited Partner, which notice shall
(a) specify the interest the General Partner or its Affiliates have acquired (or propose to acquire) in the Subject Leases, (b) specify the purchase price (or proposed purchase price), (c) describe the development and/or Enhanced Recovery Operations, if any, the General Partner reasonably anticipates will be engaged in on the Subject Leases and the estimated costs associated therewith, (d) include a summary description of the pertinent geological and geophysical information relating to the Subject Leases or proposed development/Enhanced Recovery Operations, (e) include financial projections relating to the Subject Leases and any internally or externally prepared related engineering or reserve reports,
(f) describe the nature and extent of planned title examination and property related due diligence (including, without limitation, environmental due diligence), and (g) such other information as the General Partner deems material, including the depths to be acquired and whether the Partnership or a third party presently owns such depths as covered by the Subject Leases in the Area of Mutual Interest. Thereafter, the General Partner shall promptly furnish to the Limited Partner any additional information concerning the Subject Leases or the proposed development/Enhanced Recovery Operations as the Limited Partner may reasonably request (including, without limitation, the reports of consultants and outside engineers). Subject to the Limited Partner agreeing to make additional Capital Contributions to the Partnership with respect to the Subject Leases pursuant to Section 3.3 or as otherwise provided below in this
Section 5.3, the Partnership shall acquire not less than all of the interest of the General Partner and its Affiliates in such Subject Leases (or, if applicable, which the General Partner or its Affiliates propose to acquire therein) pursuant to the terms set forth in the notice. Prior to the acquisition by the Partnership of the Subject Leases, the General Partner shall notify the Limited Partner of any material change in the nature and extent of the title examination and property related due diligence plan and the reason therefor and of any fact discovered in due diligence that materially adversely affects the economics or risks associated with the Subject Leases; provided that no such notice need be given to the Limited Partner if the Limited Partner has elected not to make additional Capital Contributions with respect thereto. The Limited Partner may withdraw its election to make additional Capital Contributions with respect to the proposed acquisition and related activity, at any time prior to the Partnership committing to acquire the Subject Leases, by so notifying the General Partner in writing if (i) there is discovered during due diligence a fact or facts not presented to the Limited Partner in the initial evaluation of the proposed acquisition that materially adversely affects the economics or risks associated with the Subject Leases to be acquired and such material adverse effect cannot be remedied to the reasonable satisfaction of the Limited Partner prior to the acquisition by the Partnership or (ii) more than three months have passed since the Limited Partner notified the General Partner of such Limited Partner's election to make Capital Contributions with respect to such acquisition and related activity. The interest in each Lease assigned by the General Partner and each Affiliate thereof to the Partnership pursuant to this Section 5.3 shall be assigned, conveyed and transferred without warranty of title, either express or implied, except as to all persons claiming or to claim the same or any part thereof by, through and under the General Partner or such Affiliate but not otherwise and with a further warranty that the General Partner or such Affiliate has not placed any lien, encumbrance, burden or other restriction on such Lease or, if the General Partner or such Affiliate has previously placed a lien, encumbrance, burden or other restriction on such Lease, that such lien, encumbrance, burden or other restriction is being concurrently released or has been released. In connection with any acquisition of Leases by the Partnership pursuant to this Section 5.3, the General Partner or an Affiliate thereof shall not retain from or otherwise burden the interest in any Lease assigned to the Partnership with any overriding royalty, net profits interest, carried interest, reversionary interest, production payment or other burden in favor of itself, its officers, directors and employees or any other person, except in connection with an acquisition by the General Partner or such Affiliate pursuant to a transaction where an unrelated third party retains or is entitled to receive such an interest or burden with respect to all of the Lease acquired by the General Partner or Affiliate. With respect to each Lease acquired by the

Partnership pursuant to this Section 5.3, such acquisition shall include all rights to all horizons under such Lease which were available for purchase and considered appropriate for acquisition by the Partnership. Under no circumstances shall the General Partner or any Affiliate thereof acquire rights to any separate horizon within or under a Lease in which the Partnership has an interest without first offering such rights to the Partnership under this
Section 5.3.

     SECTION 5.4. LEASE SALES.

     (a) Except as provided in this Section 5.4, in Section 6.2(c) and elsewhere herein, the General Partner may sell, farm-out, abandon or otherwise dispose of any Partnership Lease, on such terms as the General Partner deems reasonable and in the best interests of the Partnership.

     (b) Except as expressly permitted and recognized in Sections 5.3 and 10.3, neither the General Partner or any of its Affiliates nor any of their employees shall acquire, directly or indirectly, any Lease (or any interest therein) from the Partnership unless the Limited Partner has previously approved in writing such acquisition.

     SECTION 5.5. SALES OF PRODUCTION. The General Partner shall have the right to cause the Partnership to sell any oil or gas produced by or for the account of the Partnership, including but not limited to crude oil, condensate, natural gas liquids and natural gas (including casinghead gas) which may be produced from or allocated to the Class A Assets or any additional Leases acquired pursuant to the terms hereof, to such purchaser and on such terms and conditions as the General Partner shall determine to be in the best interest of the Partnership taking into account all relevant circumstances, including but not limited to, price, quality of production, access to markets, minimum purchase guarantees, identity of purchaser, and length of commitment and, in any event, on terms no less favorable to the Partnership than the General Partner or any Affiliate thereof is obtaining for arm's length sales, exchanges or dispositions of the General Partner's or such Affiliate's production of similar quantity and quality in the same geographic area where the Partnership's production is located under agreements entered into at or about the same time as the agreements for the sale of the comparable Partnership production were entered into.

     SECTION 5.6. OPERATIONS ON PARTNERSHIP LEASES.

     (a) The General Partner or an Affiliate thereof, shall act as operator in connection with operations on each Partnership Lease and, subject to subsection
(b) below, receive compensation and reimbursement from the Partnership in connection therewith (regardless of whether there is an operating agreement) unless (i) another person is serving as operator under an agreement to which a Lease is subject or (ii) any third party or third parties (not Affiliates of the General Partner) jointly owning such Lease and with a controlling interest will not agree. As to those Partnership Leases with respect to which the General Partner is not the operator, the General Partner shall cause the Partnership to take such actions that are reasonable and appropriate to enforce the terms of the applicable operating agreement in all material respects (including terms relating to the operation and development of such Leases).

     (b) In the event the Partnership and any third party jointly own any Lease and operations thereon are conducted pursuant to an operating agreement, (i) if the third party is designated as operator thereunder, the Partnership shall pay the costs and expenses charged to it thereunder and (ii) if the General Partner or any of its Affiliates is designated as operator, the

General Partner or such Affiliate shall receive for its account from the third party such third party's share and from the Partnership the Partnership's share of all compensation and reimbursement provided to the operator thereunder; provided, however, that the charges to the Partnership by the General Partner or any of its Affiliates when acting as the designated operator (regardless of whether there is an operating agreement or regardless of whether or not a third party is also a party thereto) shall be those set forth in the "ACCOUNTING PROCEDURE" (as herein called) attached hereto as Exhibit 5.6 (although the operating agreement, if any, may otherwise provide), and in no event shall the terms of any such operating agreement vary or effect this Agreement or the Accounting Procedure or the duties and obligations of the General Partner hereunder (and in the event of a conflict the terms and provisions of this Agreement shall prevail).

     (c) Other than assignments among the General Partner and entities which are Affiliates of the General Partner pursuant to clause (c) of the definition thereof, the General Partner, or any such Affiliate, shall not substitute another party as operator, resign as operator or assign its obligations as operator with respect to any Partnership Lease where it acts as operator, unless the Limited Partner so requests in the event the General Partner is removed as such pursuant to Section 9.4 or the Limited Partner elects to dissolve the Partnership pursuant to any of subsections (c), (e), (f), (g), or (i) of Section
10.1 (in which event the General Partner agrees that it or its Affiliates will immediately resign as operator, that the Partnership will vote to support the person designated by the Limited Partner to be the successor operator and, that the General Partner act in good faith and cooperate in all respects with the Partnership, the Limited Partner, and the successor operator in transferring operations in an efficient manner).

     SECTION 5.7. HEDGE ARRANGEMENT.

     (a) Immediately after the execution and delivery of this Agreement by the parties hereto, the General Partner is authorized to, and shall, execute and deliver on behalf of the Partnership, the Hedging Transactions described in
Exhibit 5.7(a) attached hereto.

     (b) The General Partner covenants and agrees that, at the request of the Limited Partner and subject to the condition described below, it will hereafter execute on behalf of the Partnership such additional Hedging Transactions as are arranged by the Limited Partner and submitted by it to the General Partner, of up to 85% of the Limited Partner's share (determined by reference to the Limited Partner's LP Sharing Percentage) of the Partnership's forecast production from proved producing reserves (as reflected in the then most recent Reserve Report) attributable to the Properties and any additional Leases acquired pursuant to the terms hereof. Notwithstanding the foregoing, it is agreed that the General Partner's obligation under this Section 5.7(b) shall be conditioned upon the General Partner having received from the Limited Partner assurance satisfactory to the General Partner that the Limited Partner has the financial ability to fund the Hedge Costs attributable to the subject Hedging Transaction (it being agreed, however, that the guaranty by GE Capital Corporation of the Partnership's funding obligations in respect of such Hedging Transaction shall be deemed to satisfy this condition).

     (c) Any Hedging Transaction contemplated hereunder is intended to be a "hedging transaction" as described in Treasury Regulation Section 1.1221-2 to reduce the risk of price changes for oil and gas produced by the Partnership in volumes equal to the notional amounts provided in the documents evidencing such Hedging Transaction. At the time of the execution and delivery by the Partnership of the documents evidencing a Hedging Transaction, the General Partner shall take such additional steps as may be requested by the Limited Partner to identify the Hedging Transaction in the books and records of the Partnership as a "hedging transaction" in the manner and at the time prescribed by Treasury Regulation Section 1.1221-2(e).

     SECTION 5.8. PRODUCTION. Throughout the term of the Partnership, the General Partner shall instruct any operator of any Partnership Lease to produce on behalf of the Partnership not less than the Partnership's entire working interest in the production attributable to such Lease that is not shut in or restricted due to good engineering practices or lack of market; provided, however, the General Partner shall not be so obligated (a) in circumstances when it is necessary to restrict production on such Lease for the purpose of performing general maintenance and workover activities thereon in connection with maintaining production; (b) if the Partnership is precluded from so doing by any applicable state, local or federal law, order or regulation; (c) if the Production Sales Proceeds attributable to such Lease are inadequate to cover Lease Operating and Production Expenses attributable thereto; or (d) if the General Partner gives notice to the Limited Partner that due to a cause or causes beyond the reasonable control of the General Partner, including, for purposes of illustration, an act of God, strike, act of public enemy, war, blockade, public riot, lightening, fire, violent storm, flood, explosion or governmental restraint, it is unable to do so.

     SECTION 5.9. ENVIRONMENTAL, HEALTH AND SAFETY PROGRAM. The General Partner, at the cost and expense of the Partnership, shall implement and maintain a formal, comprehensive written environmental health and safety program (in this Section 5.9, the "EH&S PROGRAM"), including regular review and evaluations, for the purpose of establishing procedures and guidelines to be utilized by the Partnership for the express aim of facilitating compliance with applicable Environmental Laws. At a minimum, the EH&S Program shall include: (a) identification of potentially significant environmental concerns associated with any environmental regulations applicable to the Partnership's operations; (b) adoption and implementation of an environmental management system to assess and control the environmental impact of the Partnership's operations; and (c) implementation of periodic EH&S audits conducted either internally or by independent consultants with documented corrective action responding to deficiencies specifically noted in such audits. The EH&S Program shall involve senior management of the General Partner, include a formal written corporate environmental policy, and identify by name or position the person with overall responsibility for EH&S compliance, as well as those person(s) who are responsible for specific EH&S areas.

     SECTION 5.10. PLUGGING AND ABANDONMENT LIABILITIES. The General Partner shall cause the Partnership to deposit, over the life of anticipated production from the Partnership's properties, Partnership proceeds in accordance with the schedule attached hereto as Exhibit 5.10 for the purpose of creating a special fund for the Partnership to pay future plugging and abandonment liabilities. Such deposits shall be deposited in and maintained in a segregated account with a bank or banks that comply with the provisions of Section 8.3. The Partners agree to review Exhibit 5.10 and the assumptions underlying such Exhibit on a yearly basis no later than 30 days after the issuance of an updated Reserve Report and make a good faith determination as to whether any modifications are appropriate given changing facts or circumstances (e.g.'s, additional wells brought on line, production rates of wells).

     SECTION 5.11. AGREEMENT REGARDING DISTRIBUTION OF THE CLASS B ASSETS.

     (a) At any time after the expiration of the Phase II Period, upon 15 days' advance written notice to the Limited Partner by the General Partner, the Partners agree to takes the steps necessary to cause the following transactions (the "DISTRIBUTION") to occur:

          (i) the Partnership and the Limited Partner shall execute and deliver that certain letter agreement substantially in the form attached hereto as
     Exhibit 5.11(a)(i) (the "LP LETTER AGREEMENT"); and

          (ii) the Partnership shall distribute, assign and convey the Class B Assets (subject to the rights of the Limited Partner under the LP Letter Agreement) to the General Partner by execution and delivery, in the name and on behalf of the Partnership, of that certain conveyance substantially in the form attached hereto as Exhibit 5.11(a)(ii) (the "CONVEYANCE").

     (b) Simultaneously with the Conveyance, the General Partner agrees to execute and deliver (i) in the name and on behalf of the Partnership, as shipper, and (ii) in its separate capacity, as gatherer, that certain Gas Gathering Agreement substantially in the form attached hereto as Exhibit 5.11(b).

     (c) The General Partner will cause the Partnership to adjust the Partners' capital accounts to the extent required by applicable Treasury Regulations to reflect the Distribution. Upon the Distribution, if requested by the Limited Partner, the General Partner shall cause the Partnership to make an election under Section 754 of the Internal Revenue Code to adjust the tax basis of its remaining assets under Section 734 of the Internal Revenue Code. Any such adjustment will be allocated to the Limited Partner to the extent required(after taking into account Section 4.1(j)) to avoid the loss of depreciation and amortization deductions attributable to any portion of the Class B Assets so distributed.

                                   ARTICLE VI
                                   MANAGEMENT

     SECTION 6.1. POWER AND AUTHORITY OF GENERAL PARTNER. Except as provided in
Section 6.2 and elsewhere in this Agreement and except as otherwise provided by applicable law, the General Partner shall have full and exclusive power and authority on behalf of the Partnership to manage, control, administer and operate the properties, business and affairs of the Partnership in accordance with this Agreement and to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate thereto.

     SECTION 6.2. CERTAIN RESTRICTIONS ON GENERAL PARTNER'S POWER AND AUTHORITY.

     (a) Notwithstanding any other provisions of this Agreement to the contrary, the General Partner shall not do, perform or authorize any of the following (x) prior to the commencement of the Phase III Period, without the prior written consent of the Limited Partner, and (y) after the commencement of the Phase III Period, as provided in Section 6.2(b):

          (i) To borrow any money in the name or on behalf of the Partnership, or otherwise draw, make, execute and issue promissory notes and other negotiable or non-negotiable instruments and evidences of indebtedness, except that the General Partner may borrow money in the name and on behalf of the Partnership in such amounts as the General Partner shall reasonably determine are necessary to preserve and protect Partnership property upon the occurrence of an accident (e.g., a blowout), catastrophe or similar event or to comply with all applicable Environmental Laws;

          (ii) To mortgage, pledge, assign in trust or otherwise encumber any Partnership property, or to assign any monies owing or to be owing to the Partnership, except to secure the payment of any borrowing permitted in
     Section 6.2(a) and except for customary liens contained in or arising under any operating agreements, construction contracts and similar agreements executed by or binding on the Partnership with respect to amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the General Partner in good faith) or except for statutory liens for amounts not yet due or not yet delinquent (or, if delinquent, that are being contested by the General Partner in good faith), provided that in no event shall the General Partner mortgage, pledge, assign in trust or otherwise encumber the Partnership's right to receive Capital Contributions from the Limited Partner;

          (iii) To sell, assign, farm-out, abandon or otherwise dispose of any Partnership Lease or Class B Asset except (i) as provided in Sections 3.3(d)(2) and 3.3(d)(3), (ii) with respect to any given calendar year, for sales or other dispositions by the Partnership during such year up to (but not to exceed) an aggregate (non-cumulative) amount equal to $25,000 in proceeds received by the Partnership, or (iii) for such Leases or interests therein as the General Partner shall reasonably determine to be necessary to raise funds to pay Partnership liabilities and expenses (other than Catastrophe Costs) upon the occurrence of an accident, catastrophe or similar event (and, in connection therewith, to restore, preserve and protect Partnership property) or to comply with all applicable Environmental Laws or other laws, ordinances, rules and regulations;

          (iv) To guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any person other than the Partnership;

          (v) To make any advance payments of compensation or other consideration to the General Partner or any of its Affiliates, except as provided in the applicable operating agreement under which the General Partner or any of its Affiliates serves as operator of any Partnership Lease;

          (vi) To bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

          (vii) To merge or consolidate the Partnership with any partnership or other person or entity, convert the Partnership to a general partnership or other entity or agree to an exchange of interests with any other person;

          (viii) To use the Partnership name, credit or property for other than Partnership purposes;

          (ix) To loan any Partnership funds to the General Partner or any of its Affiliates, except to the extent that any advance under any operating agreement pursuant to which the General Partner or any of its Affiliates serves as operator of any Partnership Lease constitutes a loan;

          (x) To enter into a Hedging Transaction, except as provided in Section 5.7, and to amend or terminate any agreements or other document evidencing a Hedging Transaction or waive any material rights of the Partnership thereunder;

          (xi) To acquire any Lease in violation of the terms of this Agreement;

          (xii) To alter, supplement, modify or amend the Purchase and Sale Agreement or the Contribution Agreement or any other document or instrument executed in connection therewith in any material respect, waive any of the Partnership's rights or any of seller's duties and obligations thereunder in any material respect, or make any material election, determination or agreement thereunder;

          (xiii) To compromise or settle any lawsuit, administrative matter or other dispute where the amount the Partnership may recover or might be obligated to pay, as applicable, is in excess of $25,000;

          (xiv) To cause the Partnership to incur any fee or similar charge payable to the General Partner or its Affiliates with respect to the marketing of the Partnership's gas production; or

          (xv) Except as expressly provided herein, to take any action with respect to the assets or property of the Partnership which benefits the General Partner or any of its Affiliates to the detriment of the Limited Partner or the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit.

     (b) After commencement of the Phase III Period, the General Partner: (i) shall have the power and authority to do, perform or authorize the actions described in Section 6.2(iii) or Section 6.2(xiii) without the need to obtain the prior written consent or other approval of the Limited Partner; and (ii) shall not have the power or authority to, and shall not, do, perform or authorize any of the actions described in Sections 6.2(a)(i), (ii), (iv), (v),
(vi), (vii), (viii), (ix), (x), (xi), (xii), (xiv) or (xv), without the prior written consent of the Limited Partner, which consent shall not be unreasonably withheld or delayed.

     SECTION 6.3. DUTIES AND SERVICES OF GENERAL PARTNER.

     (a) The General Partner shall comply in all material respects with the terms of this Agreement and shall use its reasonable commercial efforts (i) to cause its Affiliates to comply in all material respects with the terms of this Agreement and (ii) in the conduct of the business and operations of the Partnership to cause the Partnership (A) to comply in all material respects with the terms and provisions of all agreements to which the Partnership is a party or to which its properties are subject, (B) to comply in all material respects with all applicable laws, ordinances or governmental rules and regulations to which the Partnership is subject (including, without limitation, all applicable Environmental Laws), and (C) to obtain and maintain all licenses, permits, franchises and other governmental authorizations necessary with respect to the ownership of Partnership properties and the conduct of Partnership business and operations. The General Partner also covenants and agrees with the Limited Partner that it will use its best efforts to cause the Partnership to conduct the construction operations relating to the Class B Assets pursuant to the time frame for such operations set forth in Exhibit 6.3(a).

     (b) In conducting the activities and operations of the Partnership and in carrying out (or causing to be carried out) the maintenance, exploration, development and operation of the Properties and any additional Leases acquired pursuant to the terms hereof with respect to which the General Partner or any of its Affiliates serves as operator, the General Partner shall act (and shall cause its Affiliates to act) as a reasonable prudent operator, but neither the General Partner nor any of its Affiliates shall have any liability to the Partnership or the Limited Partner for any failure so to act as a reasonable prudent operator, or for any loss, damage, cost, or expense to the extent caused by any such failure, EVEN IF SUCH LOSS, DAMAGE, COST OR EXPENSE AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE, SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE MANAGING GENERAL PARTNER OR ANY OF ITS AFFILIATES OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE MANAGING GENERAL PARTNER OR ANY OF ITS AFFILIATES, and the Partnership shall bear any such loss, damage, cost or expense. Except to the extent modified by the terms of this Agreement, the General Partner shall have the duties of loyalty and care set forth in Section 4.04 of the Texas Revised Partnership Act and shall discharge such duties in good faith and in a manner the General Partner reasonably believes to be in the best interest of the Partnership. During the existence of the Partnership, the General Partner shall devote such time and effort to the Partnership business and operations as the General Partner reasonably believes to be in the best interest of the Partnership; however, and subject to the foregoing and the other express provisions of this Agreement, it is specifically understood and agreed that the General Partner shall not be required to devote full time to Partnership business. Subject to the other express provisions of this Agreement, the Limited Partner acknowledges that the General Partner and its Affiliates currently engage in and possesses, and agrees that the General Partner and its Affiliates may continue to engage in and possess, interests in other business ventures of any and every type and description, independently or with others, including the ownership, acquisition, exploration, development, operation and management of oil and gas properties, oil and gas drilling programs and partnerships similar to this Partnership, and neither the Partnership nor the Limited Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures, and the General Partner and its Affiliates shall not be required to offer any business opportunity of any kind to the Partnership or the Limited Partner except as expressly provided in Section 5.3. The General Partner in its capacity as such, is not a trustee and is not held liable to the same standards as a trustee. The General Partner shall have no other duties (fiduciary or otherwise), at law or in equity, to the Partnership or to the Limited Partner except as otherwise expressly provided herein.

     (c) The General Partner covenants and agrees that it will at all appropriate times retain and have available to it and the Partnership a professional staff and outside consultants which together will be reasonably adequate in size, experience and competency to discharge properly the duties and functions of the General Partner hereunder and under any applicable operating and other agreements, including, engineers, geologists and other technical personnel, attorneys, accountants and secretarial and clerical personnel.

     SECTION 6.4. LIABILITY OF GENERAL PARTNER. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or the Limited Partner for, and (subject to Section 6.5) the Partnership shall protect, defend, indemnify and save harmless the General Partner and its Affiliates, and the officers, directors, partners, employees and agents of each of them, for any costs, expenses, liabilities, losses, claims and damages (including attorneys' fees and expenses, court costs, judgments and amounts paid in settlement) incurred by the indemnified person arising out of or in connection with the Partnership, REGARDLESS OF THE NEGLIGENCE, STRICT LIABILITY, FAULT, OR OTHER RESPONSIBILITY OF THE INDEMNIFIED PERSON, and on request by the person indemnified the Partnership shall advance expenses associated with defense of any related action; provided, however, that this indemnity does not apply to actions constituting gross negligence, willful misconduct, or intentional breach of this Agreement by the indemnified person, and provided further that the satisfaction of any indemnification and any saving harmless shall be from and limited to Partnership assets (which shall be converted to cash to the extent necessary in a manner appropriate to protect the interests of all indemnified persons) and not from any Capital Contributions to be made by the Partners hereunder.

     SECTION 6.5. LIMITATIONS ON INDEMNIFICATION. The rights of the General Partner under Section 6.4 with respect to indemnification from the Partnership shall be subject to the provisions of Article 11 of the Act. Notwithstanding anything herein to the contrary, and notwithstanding Section 11.05 of the Act, the General Partner shall not be entitled to advancement or reimbursement of any attorneys' fees, expenses, or court costs in connection with a proceeding between the General Partner, on the one hand, and the Partnership or any Limited Partner, on the other.

     SECTION 6.6. COSTS, EXPENSES AND REIMBURSEMENT.

     (a) Subject to the terms of this Agreement, all direct, third-party out of pocket costs and expenses reasonably incurred in the Partnership's business shall be paid from Partnership funds, including but not limited to, costs of obtaining audits of the Partnership's books and records (including the fees and expenses of the Partnership's independent public accountants), the fees and expenses attributable to the preparation of the Partnership's tax returns and reports, the fees and expenses of the independent petroleum engineer referenced in Section 8.2(f), outside legal costs, general taxes, fees, costs and expenses in connection with the winding up and termination of the Partnership's business and affairs, and other direct, third-party out of pocket costs and expenses of the Partnership.

     (b) Commencing on the Acquisition Closing Date, the Partnership shall pay, and the General Partner shall be entitled to receive, a monthly fee (the "MANAGEMENT FEE") in an amount equal to 4% of Net Monthly Operating Income, subject to the following:

          (i) if (A) either the Partnership's right to receive revenues has been assigned to a trustee pursuant to Section 6.11, the General Partner withdraws from the Partnership, the General Partner has been removed as provided herein, or the Partnership is being wound up for liquidation pursuant to Section 10.3 and the General Partner is not acting as liquidator, and (B) the General Partner or an Affiliate thereof continues to serve as operator of the Properties with respect to which it is acting as operator on the date hereof, the monthly Management Fee during the General Partner's tenure thereafter as operator shall equal 3% of Net Monthly Operating Income;

          (ii) if (A) the General Partner or an Affiliate thereof ceases to be operator of any of the Properties with respect to which it is acting as operator on the date hereof and (B) the General Partner continues to act as the general partner of the Partnership, the Monthly Management Fee during the General Partner's remaining tenure as general partner of the Partnership shall equal 1% of Net Monthly Operating Income plus 3% of the Net Monthly Operating Income attributable to those Properties, if any, with respect to which the General Partner or an Affiliate thereof continues to act as operator; and

          (iii) with respect to the last month during which the Management Fee is payable hereunder if the obligation to pay such fee terminates prior to the last day of such month, the monthly Management Fee shall be prorated based on the number of days during such month in which the General Partner is entitled to receive the Management Fee divided by the total number of days in such month.

As used in this subsection (b), the term "NET MONTHLY OPERATING INCOME" means, with respect to a given month, (1) the Hedge Proceeds for such month received by the Partnership and attributable to any Hedging Transaction plus (2) the Production Sales Proceeds for such month received by the Partnership from the sale of hydrocarbons produced from or otherwise attributable to the Properties and any additional Leases acquired pursuant to the terms hereof less (3) any Hedge Costs for such month less (4) Lease Operating and Production Costs for such month.

     (c) Except as provided in this Section 6.6(c), Sections 3.6, 3.8, 5.6 and 6.7, and in any other provision of this Agreement, the General Partner and its Affiliates shall not be paid any fee, compensation or reimbursement or be entitled to or charge the Partnership for or on account of their services, services of their officers, employees or consultants, fees or compensation of those geologists, geophysicists and engineers who are employed by them or otherwise retained by them, office expense, overhead or any other general or administrative costs or expense.

     SECTION 6.7. ORGANIZATION AND THIRD PARTY ACQUISITION COSTS. The Partnership from time to time shall pay directly, or shall reimburse the General Partner and the Limited Partner for any payment by them of, the following fees, costs and expenses incurred in connection with the initial organization of the Partnership and the acquisition of the Properties ("ORGANIZATION AND THIRD PARTY ACQUISITION COSTS"): (a) all reasonable fees and expenses incurred by them (including fees for outside legal services) in connection with the preparation and filing of all certificates, opinions and documents required pursuant to Sections 1.2 and 1.6; (b) the fees, costs and expenses of the outside petroleum engineers and other third party consultants retained by the Limited Partner in connection with the formation of the Partnership or the acquisition of the Properties; (c) all reasonable fees, costs and expenses of legal counsel to the Limited Partner in connection with (i) the negotiation, preparation and execution (or review, as applicable) of this Agreement, the Purchase and Sale Agreement and the Contribution Agreement and all related documents, (ii) a due diligence review of the Properties, and (iii) the closing of the transactions contemplated hereunder and under the Purchase and Sale Agreement and the Contribution Agreement.

     SECTION 6.8. INSURANCE. The General Partner shall cause the Partnership to obtain (and maintain during the entire term of the Partnership), or the General Partner shall carry for the benefit of the Partnership, to the extent available on commercially reasonable terms, insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as the General Partner and the Limited Partner have agreed upon below and thereafter shall agree upon in writing on or about July 1 of each year. Where appropriate, the General Partner may include the Partnership or the Limited Partner as additional insureds on any policies otherwise carried by the General Partner and the costs thereof shall be allocated to the Partnership on a basis mutually agreed upon in writing by the General Partner and the Limited Partner from time to time. The Partners hereby agree that the General Partner shall initially carry for the benefit of the Partnership insurance coverage in the amounts, with provisions for such deductible amounts and for the purposes, specified in Exhibit 6.8. Thereafter, the Partners shall review and agree in writing upon the Partnership's insurance coverage as provided above.

     SECTION 6.9. TAX ELECTIONS.

     (a) The General Partner shall make the following elections on behalf of the
Partnership:

          (i) To elect, in accordance with Section 263(c) of the Internal Revenue Code and applicable regulations and comparable state law provisions, to deduct as an expense all intangible drilling and development costs with respect to productive and non-productive wells and the preparation of wells for the production of oil or gas;

          (ii) To elect the calendar year as the Partnership's fiscal year if permitted by applicable law;

          (iii) To elect the accrual method of accounting;

          (iv) If requested by the Limited Partner, to elect, in accordance with Sections 734, 743 and 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to adjust basis in the event any Partnership interest is transferred in accordance with this Agreement or any Partnership property is distributed to any Partner;

          (v) To elect to treat all organizational and start-up costs of the Partnership as deferred expenses amortizable over 60 months under Sections 195 and 709 of the Internal Revenue Code; and

          (vi) To elect with respect to such other federal, state and local tax matters as the General Partner and the Limited Partner shall agree upon from time to time.

     (b) No Partner shall elect or cause the Partnership to elect to have the Partnership treated as an association taxable as a corporation.

     (c) The General Partner agrees to use its best efforts to cause any tax partnership which governs any of the Properties or any additional Leases acquired pursuant to the terms hereof to make an election under Section 754 of the Internal Revenue Code if such election would be beneficial to the Partnership.

     SECTION 6.10. TAX RETURNS. The General Partner shall cause to be prepared and timely filed (including extensions) all federal, state and local income and other tax returns and reports as may be required as a result of the business of the Partnership, which returns shall be signed by Deloitte & Touche, or such other independent certified public accountants of the Partnership as the Partners may approve from time to time. Not less than 20 days prior to the date (as extended) on which the Partnership intends to file its federal income tax return or any state income tax return, the return proposed to be filed by the General Partner shall be furnished to the Limited Partner for review and comments. In addition, not more than 10 days after the date on which the Partnership actually files its federal income tax return or any state income tax return, a copy of the return so filed by the General Partner shall be furnished to the Limited Partner. The General Partner shall be designated the tax matters partner under Section 6231 of the Internal Revenue Code and shall promptly notify the Limited Partner if any tax return or report of the Partnership is audited or if any adjustments are proposed by any governmental body. In addition, the General Partner shall promptly furnish to the Limited Partner all notices concerning administrative or judicial proceedings relating to federal income tax matters as required under the Internal Revenue Code. During the pendency of any such administrative or judicial proceeding, the General Partner shall furnish to the Limited Partner periodic reports, not less often than monthly, concerning the status of any such proceeding. Without the consent of the Limited Partner, the General Partner shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership item of income, gain, loss, deduction or credit for any fiscal year of the Partnership.

     SECTION 6.11. APPOINTMENT OF TRUSTEE TO RECEIVE PAYMENTS. The Limited Partner may cause the Partnership at the Partnership's expense to assign the Partnership's right to receive revenues to a trustee named by the Limited Partner (a) if the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (b) if the General Partner is in default in the performance or observance of any material agreement, covenant, term, condition or obligation hereunder relating to the handling or disbursement of funds of the Partnership, and such default is not cured within five days after notice in writing from the Limited Partner to the General Partner, (c) if the General Partner is in default in the performance or observance of any material agreement, covenant, term, condition or obligation hereunder (other than default described in clause (b) above), and such default is not cured within 30 days after notice in writing from the Limited Partner to the General Partner, (d) if a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in material respect on the date as of which made, and such breach, if susceptible to cure, is not cured within 30 days after notice in writing from the Limited Partner to the General Partner, or (e) upon the occurrence of any of the events described in either Section 4.02(a)(4) or in Section 4.02(a)(5) of the Act. Such trustee shall receive and hold Partnership revenues for the benefit of all the Partners, but shall not have the rights of the General Partner hereunder. The trustee's sole right and responsibility shall be to receive Partnership funds and disburse them in accordance with the other provisions of this Agreement. In the event a trustee is appointed pursuant to this Section 6.11 and the default is cured or the action or event under or with respect to the bankruptcy law is completely dismissed or eliminated, the General Partner and the Limited Partner shall, at the request of either the General Partner or the Limited Partner, cause the trustee to be discharged at the Partnership's expense.

     SECTION 6.12. CONTRACTS WITH AFFILIATES. The Partnership may enter into contracts and agreements with the General Partner and its Affiliates for the rendering of services and the sale and lease of supplies and equipment, provided that the amount of the compensation, price or rental that can be charged to the Partnership must be no less favorable to the Partnership than those available from qualified unrelated third parties in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment or supplies which could reasonably be made available to the Partnership; and, provided, further, that any such contract for services shall be terminable by the Partnership without penalty at any time upon written notice. It is agreed that the fees charged for gathering Related Party Gas through the Class B Assets will be at the Market Rate as determined at the time the gathering agreement to gather such Related Party Gas is entered into. Without limiting its other rights hereunder, the Limited Partner shall, upon request to the General Partner, have the right to receive (a) copies of all contracts and agreements between the Partnership and the General Partner or its Affiliates and (b) true and full information from the General Partner verifying compliance by the General Partner and its Affiliates with this Section 6.12.

                                  ARTICLE VII
                    RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

     SECTION 7.1. RIGHTS OF LIMITED PARTNER. In addition to the other rights specifically set forth herein, the Limited Partner shall have the right to: (a) have the Partnership books and records (including those required in Section 1.07 of the Act) kept at the principal United States office of the Partnership and at all reasonable times to inspect and copy any of them, (b) upon written request, have an accounting of the Partnership's business to the extent permitted by the Act, (c) have dissolution and winding up by decree of court as provided for in the Act, (d) consult with or advise the General Partner, and (e) exercise all rights of a limited partner under the Act (except to the extent otherwise specifically provided for herein).

     SECTION 7.2. RIGHT OF LIMITED PARTNER TO COMPEL SALE.

     (a) Subject to the terms and provisions of this Section 7.2, the Limited Partner shall have the right, upon written notice to the General Partner and the Partnership, to request that the Partnership (i) sell all the Class A Assets and any additional Leases acquired pursuant to the terms hereof, (ii) sell all the Class B Assets, (iii) sell all the Class A Assets, any additional Leases acquired pursuant to the terms hereof, and all the Class B Assets, (iv) contribute all the Class A Assets and any additional Leases acquired pursuant to the terms hereof to a wholly-owned subsidiary of the Partnership and sell the equity interests in such subsidiary, (v) contribute all the Class B Assets to a wholly-owned subsidiary of the Partnership and sell the equity interests in such subsidiary, or (vi) contribute all the Class A Assets, any additional Leases acquired pursuant to the terms hereof, and the Class B Assets to a wholly-owned subsidiary of the Partnership and sell the equity interests in such subsidiary.

     (b) The Limited Partner's rights under this Section 7.2 shall arise and be operative only after the third anniversary date of the Acquisition Closing Date and provided the Phase III Period has not theretofore commenced. Further, the Limited Partner's rights under this Section 7.2 shall extend only to the Class A Assets (and not the Class B Assets) after the expiration of the Phase I Period.

     (c) If the Limited Partner submits a request to the General Partner and the Partnership to take any of the actions described in Section 7.2(a) (and provided that the Limited Partner rights to submit such request are operative under
Section 7.2(b)), the General Partner shall thereupon be obligated to promptly take all steps reasonably necessary to market and sell the subject assets or interests (as applicable). Notwithstanding the foregoing, if, within ten business days of receipt by the General Partner of a request under Section 7.2(a), the General Partner makes a Capital Contribution to the Partnership which, when distributed to the Limited Partner, will cause the Phase III Period to commence (and such amount is distributed to the Limited Partner within such ten-business day period), the Limited Partner's rights under this Section 7.2 shall immediately expire.

     SECTION 7.3. LIMITATIONS ON LIMITED PARTNER. The Limited Partner shall not have the authority or power in its capacity as a Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, to do any act which would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Partnership. The General Partner shall not hold out or represent to any third party that the Limited Partner has any such right or power or that the Limited Partner is anything other than a "limited partner" in the Partnership.

     SECTION 7.4. LIABILITY OF LIMITED PARTNER. To the extent provided by applicable law, the Limited Partner shall not be liable for the debts, liabilities, contracts or other obligations of the Partnership except to the extent of any unpaid Capital Contributions agreed to be made by the Limited Partner as set forth in Section 3.2 (which shall be subject to reduction as provided for in Section 3.4), any additional Capital Contributions hereafter agreed to be made by the Limited Partner in accordance with Section 3.3 (which shall also be subject to reduction as provided for in Section 3.4) and the Limited Partner's share of the assets (including undistributed revenues) of the Partnership; and in all events, the Limited Partner shall be liable and obligated to make payments of its Capital Contributions only as and when such payments are due in accordance with the terms of this Agreement, and the Limited Partner shall not be required to make any loans to the Partnership. The Partnership shall indemnify and hold harmless the Limited Partner in the event it (a) becomes liable for any debt, liability, contract or other obligation of the Partnership, except to the extent expressly provided in the preceding sentence, or (b) is directly or indirectly required to make any payments with respect thereto.

     SECTION 7.5. ACCESS OF LIMITED PARTNER TO DATA. During the term of the Partnership, the Partnership may acquire or have access to geophysical, geological and other similar data and information. The Limited Partner and its agents and representatives shall have the right to inspect, review and copy (subject to the terms of any valid, bona fide agreement binding upon the Partnership prohibiting such inspection, review or copying) any such data or information (or studies, maps, evaluations or reports derived therefrom) which relates to the Properties or other Leases which the Partnership owns and to consult with the Partnership's independent certified public accountants and independent petroleum engineers and the General Partner's technical personnel with respect to Partnership matters. Upon liquidation of the Partnership, copies of all such documents shall be distributed to a Partner if so requested by it and provided it pays any additional licensing fees (if applicable) associated therewith. If the Partnership is subject to a valid, bona fide agreement prohibiting the inspection, review or copying of certain Partnership data or information, the General Partner shall, if requested by the Limited Partner, attempt to obtain an amendment or waiver of any such agreement to permit such data or information to be inspected, reviewed or copied by the Limited Partner or provided to the Limited Partner upon execution by the Limited Partner of a similar agreement and payment by the Limited Partner of any applicable licensing fees.

     SECTION 7.6. WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTION. The Limited Partner shall not be entitled to (a) withdraw from the Partnership except upon the assignment by the Limited Partner of all of its interest in the Partnership and the substitution of such Limited Partner's assignee as a Limited Partner of the Partnership in accordance with Section 9.1, or (b) the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Partners, or upon dissolution and liquidation of the Partnership, and then only to the extent expressly provided for in this Agreement and as permitted by law.

                                  ARTICLE VIII
                    BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

     SECTION 8.1. CAPITAL ACCOUNTS, BOOKS AND RECORDS.

     (a) Except as may otherwise be required by this Agreement, the General Partner shall keep books of account for the Partnership in accordance with generally accepted accounting principles consistently applied in accordance with the terms of this Agreement. Such books shall be maintained at the principal United States office of the Partnership and shall be maintained by the General Partner for review by the Limited Partner during the term of the Partnership and for a period of five years thereafter. The calendar year shall be selected as the accounting year of the Partnership and the books of account shall be maintained on an accrual basis.

     (b) An individual capital account shall be maintained by the Partnership for each Partner as provided below:

          (i) The capital account of each Partner shall, except as otherwise provided herein, be (A) credited by such Partner's Capital Contributions when made, (B) credited by the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Internal Revenue Code), (C) credited with the amount of any item of income or gain and the amount of any item of income or gain exempt from tax allocated to such Partner (taking into account any reallocation pursuant to Sections 3.3 and 3.6),
     (D) credited with the Partner's share of Simulated Gain as provided in paragraph (ii) of this Section 8.1(b), (E) debited by the amount of any item of deduction or loss allocated to such Partner (taking into account any reallocation pursuant to Sections 3.3 and 3.6), (F) debited with the Partner's share of Simulated Loss and Simulated Depletion as provided in paragraph (ii) of this Section 8.1(b), (G) debited by such Partner's allocable share of expenditures of the Partnership not deductible in computing the Partnership's taxable income and not properly chargeable as capital expenditures, including any non-deductible book amortizations of capitalized costs, and (H) debited by the amount of cash or the fair market value of any property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Internal Revenue Code). Immediately prior to any distribution of


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

     assets by the Partnership that is not pursuant to a liquidation of the Partnership or all or any portion of a Partner's interest therein, the Partners' capital accounts shall be adjusted by (X) assuming that the distributed assets were sold by the Partnership for cash at their respective fair market values as of the date of distribution by the Partnership and (Y) crediting or debiting each Partner's capital account with its respective share of the hypothetical gains or losses, including Simulated Gains and Simulated Losses, resulting from such assumed sales in the same manner as each such capital account would be debited or credited for gains or losses on actual sales of such assets. Notwithstanding the foregoing sentence, the Partnership shall not distribute any property in kind to any Partner except as provided in Section 10.3.

          (ii) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Internal Revenue Code and provided for in Section 4.2(b) and each Partner's separately computed depletion deductions shall not reduce such Partner's capital account, but such Partner's capital account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Partnership in the absence of
     Section 613A(c)(7)(D) of the Internal Revenue Code (computed without regard to any limitations which theoretically could apply to any Partner) times such Partner's percentage share of the adjusted basis of the property (determined under Section 4.2(b)) with respect to which such depletion is claimed (herein called "SIMULATED DEPLETION"). The Partnership's basis in any Depletable Property as adjusted from time to time for the Simulated Depletion allocable to all Partners (and where the context requires, each Partner's allocable share thereof, which share shall be determined in the same manner as the allocation of basis prescribed in Section 4.2(b)) is herein called "SIMULATED BASIS." No Partner's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any Depletable Property to the extent such deductions exceed such Partner's allocable share of the Partnership's remaining Simulated Basis in such property. The Partnership shall compute simulated gain ("SIMULATED GAIN") or simulated loss ("SIMULATED LOSS") attributable to the sale or other disposition of a Depletable Property based on the difference between the amount realized from such sale or other disposition and the Simulated Basis of such property, as theretofore adjusted. Any Simulated Gain shall be allocated to the Partners and shall increase their respective capital accounts in the same manner as the amount realized from such sale or other disposition in excess of Simulated Basis shall have been allocated pursuant to Section 4.2(b). Any Simulated Loss shall be allocated to the Partners and shall reduce their respective capital accounts in the same percentages as the costs of the property sold were allocated up to an amount equal to each Partner's share of the Partnership's Simulated Basis in such property at the time of such sale.

          (iii) Any adjustments of basis of Partnership property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Internal Revenue Code or comparable provisions of state law) and any election by an individual Partner under Section 59(e)(4) of the Internal Revenue Code to amortize such Partner's share of intangible drilling and development costs shall not affect the capital accounts of the Partners (unless otherwise required by applicable Treasury Regulations), and the Partners' capital accounts shall be debited or credited pursuant to the terms of this Section 8.1 as if no such election had been made.


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

          (iv) Capital accounts shall be adjusted, in a manner consistent with this Section 8.1, to reflect any adjustments in items of Partnership income, gain, loss or deduction that result from amended returns filed by the Partnership or pursuant to an agreement by the Partnership with the Internal Revenue Service or a final court decision.

          (v) In the case of property carried on the books of the Partnership at an amount which differs from its adjusted basis, the Partners' capital accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization and gain or loss (including Simulated Gain or Simulated Loss) with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to such book value, in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

          (vi) It is the intention of the Partners that the capital accounts of each Partner be kept in the manner required under Treasury Regulation
     Section 1.704-1(b)(2)(iv). To the extent any additional adjustment to the capital accounts is required by such regulation, the General Partner is hereby authorized to make such adjustment after notice to the Limited Partner.

     SECTION 8.2. REPORTS. The General Partner shall deliver to the Limited Partner the following financial statements, data files, and reports at the times indicated below:

     (a) Daily, via email to a person designated by the Limited Partner, when the Partnership has any direct drilling operations in progress, a drilling report detailing the progress as reported by the subject drilling superintendent, and weekly, via e-mail, while the Partnership is constructing the Class B Assets, a report detailing the progress of such construction.

     (b) Monthly, within 30 days after the end of the month for which such report is given, (i) a general description of the Properties (it being agreed that the attached Exhibit 2.1--Class A Assets and Exhibit 2.1--Class B Assets shall serve as such general description for purposes of this Section 8.2(b)) and any additional Leases acquired pursuant to the terms hereof, except succeeding reports need contain only material changes (if any) regarding the Properties and such Leases, (ii) a description of each sale, farmout or other transfer or disposition by the Partnership of any Lease occurring during such month, including the reasons therefor, parties thereto and terms thereof, (iii) a statement of the volume of natural gas or other gaseous substances transported through any Class B Asset (regardless of whether the Partnership owns such Class B Asset during such month), and (iv) a statement of the Pipeline Operating Expenses and Pipeline Operating Proceeds for such month; provided, that if there is no activity to report with respect to a given month, the report may state that. This report shall be uploaded into an online reporting system of the Limited Partner's choice.

     (c) Monthly, within 30 days after the end of each month in which joint interest billings are processed and revenue disbursements are made or capital is received or distributed by the General Partner, a schedule prepared on a cash basis for such month indicating capital contributions and distributions for both the General Partner and Limited Partner. This schedule shall be entered into an online reporting system of the Limited Partner's choice or, alternatively, at the written request of the Limited Partner, provided in writing.

     (d) Monthly, within 30 days after the end of each month in which joint interest billings are processed and revenue disbursements are made, a data file prepared on a production month accrual basis with respect to the following month and for all months of the Partnership's term prior to the following month, not to exceed twelve months, substantially in the form of Exhibit 8.2(d) in all material respects, including all lease operating expense categories tracked by the Partnership, and by individual well whenever possible. This data file shall be uploaded to the online reporting system selected by the Limited Partner. To the extent that required information is not included in the uploaded data file, the information may be manually entered into the online reporting system. This reporting requirement will not be considered complete until the General Partner has uploaded or inputted all the required categories from Exhibit 8.2(d), including all lease operating expense categories tracked by the Partnership, reviewed the uploaded data on the online reporting system and certified that to the best of its knowledge, it is reasonable in all material respects; provided, that if the General Partner is unable to comply with its obligations as described in this sentence as a result of technical problems or other malfunctions at the online reporting system level, the General Partner shall not be deemed in breach of this Agreement as a result of such non-compliance. At the written request of the Limited Partner, a summary of this report may be provided in writing to the Limited Partner, rather than in a data file.

     (e) Quarterly within 45 days after the end of each fiscal quarter of the Partnership, including the fourth fiscal quarter, and annually within 120 days after the end of each fiscal year of the Partnership, (i) financial statements as of the end of and for such period, including a balance sheet and statements of income (subject to estimated, not actual depletion for quarterly reporting purposes), Partners' equity, and cash flows, prepared in accordance with generally accepted accounting principles (excluding, in the instance of the quarterly financial statements, the footnote requirement) and, with respect to the annual financial statements, accompanied by a report of the Partnership's independent certified public accountants stating that their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present the Partnership's financial position, results of operations and cash flow in accordance with generally accepted accounting principles consistently applied, (ii) a schedule reflecting for such period the total costs of the Partnership and the costs charged to the General Partner and the costs charged to the Limited Partner, the total revenues of the Partnership and the revenues credited to the account of the General Partner and to the account of the Limited Partner and a reconciliation of such expenses and revenues to the provisions of Section 4.1, as well as Sections 3.3 and 3.6, and, with respect to the annual financial statements, with such reconciliation to be detailed by well, Lease, or unit, as appropriate, and to include the original requested amount and the actual amount received or spent,
(iii) a summary itemization by type and/or classification of the total fees, compensation and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the General Partner and its Affiliates, (iv) a schedule reflecting the capital account balances of each Partner prepared pursuant to the provisions of Section 8.1(b), (v) a schedule reflecting the unit of production that was used by the Partnership to calculate depletion amounts set forth in the quarterly or annual financial statement, as applicable, (vi) accompanying the annual financial statement, a schedule setting forth the current book value of each property of the Partnership, with such amount further listed by well, Lease, or unit, as appropriate, (vii) a summary of the information previously submitted to the Partnership by the General Partner pursuant to Section 8.2(d), and (viii) a report detailing the status of Cumulative Payout No. 1 and Cumulative Payout No. 2, including detail regarding all Capital Contributions made by both the General Partner and the Limited Partner since the formation of the Partnership and all distributions made by the Partnership since its formation.

The independent certified public accountants for the Partnership shall be Deloitte & Touche or such other nationally recognized firm of independent certified public accountants as shall be designated by the General Partner and approved by the Limited Partner.

     (f) Annually within 90 days after the end of each fiscal year of the Partnership, beginning with the fiscal year ending December 31, 2005, a report (a "RESERVE REPORT") containing (i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding fiscal year attributable to the interest of the Partnership, (ii) a projection of the rate of production of and net income from such reserves with respect to each such interest, (iii) a calculation of the present worth of such net income discounted at a rate or rates designated from time to time by the Limited Partner, (iv) a reconciliation of these reserves (to include production, revisions, and additions) to the prior fiscal year and to the preliminary engineering evaluations), and (v) the estimated future product prices, capital expenditures, operating expenses and taxes utilized in preparing such report. Each Reserve Report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on such assumptions as to costs, product prices and similar factors as (x) prescribed by Rule 4-10 of Regulation S-X promulgated by the Securities and Exchange Commission and (y) the Limited Partner shall designate from time to time and shall be prepared by an independent petroleum engineer designated by the General Partner and approved by the Limited Partner. The forecast of production contained in the Reserve Report will be utilized by the General Partner in connection with the preparation of the reports contemplated by Section 8.2(d). The General Partner shall provide such additional material or data as the Limited Partner may reasonably request with respect to the information contained in the Reserve Report.

     (g) Annually within 90 days after the end of each fiscal year of the General Partner, unaudited financial statements of the General Partner similar to those required for the Partnership in Section 8.2(e)(i) (provided, that this reporting requirement shall expire after the commencement of the Phase III Period).

     (h) Quarterly, within 45 days after the end of each fiscal quarter of the Partnership, including the fourth fiscal quarter, a description and the status of any environmental remediation activities then being conducted by the Partnership.

     (i) Annually, within 90 days after the end of each fiscal year of the Partnership, a statement from the General Partner to the effect that, to the best of its knowledge, the Partnership is in compliance in all material respects with all applicable Environmental Laws (provided, that if the General Partner is unable to make such statement on an unqualified basis, the General Partner shall generally describe any qualifications or exceptions to such statement).

     (j) Such other reports and financial statements as the General Partner shall determine or as the Limited Partner shall reasonably request in writing from time to time, including all filings, if any, with the Securities and Exchange Commission or public announcements of the General Partner.

     The cost of such reporting paid to third parties (except pursuant to Section 8.2(g)) shall be paid by the Partnership as a Partnership expense. The Partnership's allocated cost (not to exceed $15,000 during the first year and $8,000 per annum thereafter) for maintaining the online reporting system shall be paid by the Partnership as a Partnership expense.

     In connection with the foregoing, the Partners agree that: (i) the Partnership shall adopt SFAS 133, Accounting for Derivative Instruments and Hedging Activities (in this paragraph, the "STATEMENT"), (ii) the Partnership will comply with the terms and provisions of the Statement, including measuring the value of the Partnership's derivative instruments on at least a quarterly basis and maintaining all required documentation, in each case as may be directed by the Limited Partner in writing, and (iii) they will cooperate in good faith to determine the form and nature of all reports reasonably requested in writing by the Limited Partner to verify compliance with the Statement.

     SECTION 8.3. BANK ACCOUNTS. The General Partner shall cause one or more accounts to be maintained in the name of the Partnership in one or more banks which each have capital, surplus and undivided profits of at least $200,000,000, which accounts shall be used for the payment of expenditures incurred by the Partnership in connection with the business of the Partnership and in which shall be deposited any and all receipts of the Partnership. All amounts shall be and remain the property of the Partnership and shall be received, held and disbursed by the General Partner for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds. It is acknowledged and agreed, however, that the General Partner or an Affiliate thereof, acting in its capacity as the operator of a Partnership Lease or Leases, will maintain an operating account into which the proceeds from third party purchasers of production attributable to such Lease(s) will be deposited, and that such arrangement will not be deemed violative of this Section 8.3.

     SECTION 8.4. INFORMATION RELATING TO THE PARTNERSHIP. Upon request and at the expense of the Partnership, the General Partner shall supply to the Limited Partner any information reasonably requested regarding the Partnership or its activities. During ordinary business hours, the Limited Partner and its authorized agents and representatives shall have reasonable access to all books, records and materials in the Partnership's offices regarding the Partnership or its activities to which the Limited Partner is entitled to have access under applicable law and that is not restricted by applicable confidentiality agreements.

     SECTION 8.5. CERTAIN NOTICES. Without limiting its obligations hereunder, the General Partner shall promptly notify the Limited Partner in writing:

     (a) of the occurrence of any material adverse change in the Partnership's operations or properties;

     (b) of the occurrence of any material adverse change in the General Partner's financial condition taken on a consolidated basis;

     (c) of any material default by the General Partner in the performance of any of its obligations hereunder;

     (d) of any inspection by governmental authorities, notice of violations issued by any such entities, pending administrative or judicial proceeding, claim or any violation identified by the General Partner, to the extent any such inspection, notice, proceeding, claim or violation relate to compliance by the Partnership with Environmental Laws and could reasonably be expected to result in a fine, penalty, loss or damage to the Partnership of $50,000 or more;

     (e) in the event the General Partner changes the location of its principal office or principal place of business; and

     (f) in the event the Limited Partner becomes entitled to remove the General Partner pursuant to Section 9.4(a), immediately after the General Partner becomes aware of such event.

                                   ARTICLE IX
                   ASSIGNMENTS OF INTERESTS AND SUBSTITUTIONS

     SECTION 9.1. ASSIGNMENTS BY LIMITED PARTNER.

     (a) The interest of the Limited Partner in the Partnership shall be assignable in whole or in part, subject to the following: (i) no such assignment shall be made if such assignment would result in the violation of any applicable federal or state securities laws and (ii) the Partnership shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the General Partner for recordation on the books of the Partnership.

     (b) Unless an assignee becomes a substituted Limited Partner in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to the Limited Partner hereunder, other than the right to receive allocations of income, gain, loss, deduction, credit and similar items and distributions to which the assignor would otherwise be entitled, to the extent such items are assigned, and the Limited Partner shall continue to be responsible for its obligations hereunder.

     (c) An assignee of the interest of the Limited Partner, or any portion thereof, shall become a substituted Limited Partner entitled to all of the rights of the Limited Partner if, and only if (i) the assignor gives the assignee such right, (ii) the General Partner consents to such substitution (which consent shall not be unreasonably withheld), and (iii) the assignee executes and delivers such instruments, in form and substance reasonably satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement. Upon the satisfaction of such requirements, the General Partner shall concurrently (or as of such later date as shall be provided for in any applicable written instruments furnished to the General Partner) admit any such assignee as a substituted Limited Partner of the Partnership and reflect such admission and the date thereof in the records of the Partnership.

     (d) The Partnership and the General Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest that complies with the terms of this Agreement has been received by the General Partner.

     (e) Notwithstanding the foregoing or anything else herein to the contrary, the Limited Partner shall be permitted to assign its interest in the Partnership to a "PERMITTED AFFILIATE" (which, for purposes of this Section 9.1(e), shall mean any person (i) directly or indirectly, controlling, controlled by or under common control with the Limited Partner and (ii) which is the primary investment entity utilized by General Electric Capital Corporation to own its oil and gas reserve based equity investments). Such permitted affiliate will be automatically substituted as a limited partner in place of the Limited Partner upon receipt by the General Partner of a document or instrument executed by both the Limited Partner and such permitted affiliate that provides (A) that the Limited Partner has assigned its interest in the Partnership to the permitted affiliate with the intent that such permitted affiliate be substituted in its place as a limited partner of the Partnership and (B) that the permitted affiliate agrees to be admitted to the Partnership as a substitute limited partner in place and stead of the Limited Partner and to be bound by all of the terms and provisions of this Agreement, and includes a representation and warranty by the Limited Partner and the permitted affiliate (which the Partnership and the General Partner shall be entitled to rely upon) that such permitted affiliate, for its owns account or with the support of a related entity, has sufficient capital to fund its remaining required Capital Contributions under this Agreement.

     SECTION 9.2. ASSIGNMENT BY GENERAL PARTNER. The interest of the General Partner in the Partnership shall not be assigned or transferred, in whole or in part, without the prior written consent of the Limited Partner in its sole and absolute discretion. The General Partner shall be permitted to mortgage or pledge its interest in the Partnership as security for third party indebtedness of the General Partner, provided that the outstanding principal amount of such indebtedness at any time shall not exceed $5,000,000.

     SECTION 9.3. MERGER OR CONSOLIDATION. Notwithstanding the provisions of Sections 9.1 or 9.2, the merger or consolidation by a Partner with another entity shall not be considered an assignment of an interest in the Partnership, and upon the merger or consolidation of such Partner, the resulting entity shall continue as a Partner.

     SECTION 9.4. REMOVAL OF GENERAL PARTNER.

     (a) During the Phase I Period or the Phase II Period the Limited Partner may (subject to the provisions hereof) remove the General Partner with cause and select a new General Partner to operate and carry on the business and affairs of the Partnership. As used in this Section 9.4 and in Section 9.5, "with cause" means the occurrence of any of the following: (i) the commission by the General Partner of fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder; (ii) a default by the General Partner in the performance or observance of any material agreement, covenant, term, condition or obligation hereunder relating to the handling or disbursement of funds of the Partnership, and such default is not cured within 5 days after notice in writing from the Limited Partner to the General Partner, (iii) a default by the General Partner in the performance or observation of any material agreement, covenant, term, condition or obligation hereunder (other than a default described in clause (ii) above), and such default is not cured within 30 days after notice in writing from the Limited Partner to the General Partner or such greater number of days as is reasonably necessary to cure such default within reasonable diligence; (iv) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers or Affiliates in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made and such default, if susceptible to cure, is not cured within 30 days after notice in writing from the Limited Partner to the General Partner or such greater number of days as is reasonably necessary to cure such default within reasonable diligence; (v) the occurrence of any of the events described in
Section 4.02(a)(4) or Section 4.02(a)(5) of the Act; and (vi) (A) the dissolution (or other similar event) of the General Partner; (B) the death, insanity, legal disability, bankruptcy or insolvency of any Key Person unless replaced within 90 days by a person reasonably acceptable to the Limited Partner; (C) the resignation, retirement or removal of any Key Person as a manager (or comparable title or position) of the General Partner or the determination by the Limited Partner that any Key Person is not otherwise actively involved in the day-to-day management of the business and operations of the General Partner and the Partnership, in each case unless such Key Person is replaced within 90 days by a person reasonably acceptable to the Limited Partner, or (D) a Change in Control.

     (b) In the event the Limited Partner elects to remove the General Partner in accordance with the provisions of Section 9.4(a) hereinabove, any successor General Partner will be named in, and its appointment as such will be effective as of a date specified in, a notice to the General Partner from the Limited Partner exercising its right to remove the General Partner and select the successor General Partner. The removal of the General Partner shall be effective when the following conditions have been satisfied: (i) a successor General Partner shall have been selected and shall have agreed to accept the responsibilities of a General Partner; and (ii) this Agreement and the Certificate of Limited Partnership of the Partnership shall have been duly amended to name the new General Partner. To the extent required by the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners hereby unanimously consent to the admission of such successor General Partner and hereby appoint such successor General Partner as the agent and attorney in fact for each Partner (including the retiring General Partner) for the purpose of signing, swearing to and filing an amendment to the certificate of limited partnership of the Partnership and all other necessary or appropriate documents in connection with the substitution of such successor General Partner.

     (c) The provisions of this Section 9.4 shall not be the sole remedy of the Limited Partner in the event the General Partner is removed with cause, and in such event the Partnership and/or the Limited Partner shall have all other rights and remedies as shall be available to them pursuant to this Agreement, at law or in equity to redress any wrong or damage arising from the event or circumstances giving rise to the General Partner's removal with cause.

     SECTION 9.5. RIGHT OF GENERAL PARTNER UPON REMOVAL. In the event the General Partner is removed in accordance with Section 9.4, the incoming General Partner shall have the right to purchase from the removed General Partner a one percent general partner interest in the Partnership at a price equal to the appraised value thereof. Such appraised value shall be determined by a qualified independent appraiser who is mutually agreed upon by both the removed General Partner and the incoming General Partner within 30 days after the selection of the incoming General Partner. If the removed General Partner and the incoming General Partner cannot mutually agree upon a single independent appraiser within such period, they shall each select their own independent appraiser and those two appraisers shall select a third independent appraiser. The cost of such appraisal shall be borne by the removed General Partner. The incoming General Partner's option to acquire such interests must be exercised by notice in writing to the removed General Partner not more than 20 days after the selection of the incoming General Partner and the purchase price for such interest shall be paid in cash not more than 30 days after receipt by the parties of the report of the appraiser setting forth the appraised value. In the event the incoming General Partner does not elect to purchase the one percent general partner interest of the removed General Partner pursuant to the provisions of this
Section 9.5, such interest shall be converted to a limited partner interest in the Partnership. Further, any remaining general partner interest of the removed General Partner in the Partnership (i.e., the additional interests in profits, losses and distribution received or to be received after the expiration of the Phase I Period) shall be converted to a limited partner interest in the Partnership and the removed General Partner shall continue as a limited partner, with:

     (a) in instance of a removal arising from a Change of Control, the same rights with respect to information and reporting and the same right to vote, consent, approve or otherwise make any determination under this Agreement as the Limited Partner enjoys under the terms of this Agreement; and

     (b) in the instance of a removal arising other than a result of a Change of Control, without any right to vote, consent, approve or otherwise make determinations under this Agreement; provided, that any amendment to this Agreement which would change (i) the status of the removed General Partner as a limited partner hereof, (ii) the removed General Partner's participation in the income, gain, loss, credits or distributions of the Partnership (including any increase upon the expiration of the Phase I Period), (iii) the removed General Partner's obligation to contribute capital to the Partnership, or (iv) this proviso, shall require the written consent of the removed General Partner; provided, further, that in the instance of an Optional Development Operation, the removed General Partner shall have the same right to elect whether or not to participate in such Optional Development Operation and Overrun Operation as the Limited Partner possesses under Section 3.3.

     SECTION 9.6. RIGHT OF FIRST OFFER.

     (a) If the Limited Partner proposes to make any sale or other disposition of all or any portion of its interest in the Partnership (other than a sale or other disposition to a person controlling, controlled by or under common control with the Limited Partner and whether or not the Limited Partner has received an offer for such interest), the Limited Partner shall so inform the General Partner by notice in writing (in this Section 9.6, the "TRANSFER NOTICE") describing the interest (or portion thereof) that is the subject of such proposed disposition (in this Section 9.6, the "OFFERED INTEREST") and requesting that the General Partner submit an offer to purchase the Offered Interest. The General Partner shall thereupon have 30 days after receipt of the Transfer Notice to submit an offer in writing to the Limited Partner to purchase the Offered Interest, which offer shall be in reasonable detail. Failure of the General Partner to submit an offer in writing to the Limited Partner to purchase the Offered Interest within such 30-day period shall be deemed an election by the General Partner not to submit an offer. If the General Partner submits an offer in writing to purchase the Offered Interest in accordance with this
Section 9.6(a), the Limited Partner shall have the option to accept such offer, to decline the offer and retain the Offered Interest, or to sell the Offered Interest to a third party, provided that (i) any sale to a third party is consummated within 120 days after the expiration of the above 30-day period and is on terms and conditions no less favorable to the Limited Partner than those contained in the offer submitted by the General Partner and (ii) the terms of
Section 9.1 are complied with. If the General Partner elects not to, or fails to, deliver any such offer in writing to the Limited Partner within such 30-day period, the Limited Partner shall have the option to sell the Offered Interest to a third party on such terms and conditions as agreed upon between them, provided that any such sale is consummated within 120 days after the expiration of the above 30-day period and the terms of Section 9.1 are complied with.


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

     (b) If the Limited Partner elects to accept an offer of the General Partner to purchase the Offered Interest as provided in subsection (a) above, the closing of the purchase and sale of an Offered Interest shall take place on the 30th day following the date of delivery to the General Partner of the Limited Partner's election to accept such offer (or if such day is a Saturday, Sunday, or legal holiday in the State of Connecticut, the first day thereafter that is not a Saturday, Sunday, or legal holiday) at 10:00 a.m., local time, in the offices of the Limited Partner set forth on the Limited Partner's signature page of this Agreement, or on such other date and at such other time and place as may be agreed to by both Partners. At the closing, the Limited Partner shall take all action necessary to convey the Offered Interest to the General Partner, free of all liens and encumbrances, against receipt of the purchase price therefor.

                                   ARTICLE X
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     SECTION 10.1. DISSOLUTION. The Partnership shall be dissolved upon the occurrence of any of the following:

     (a) The occurrence of August 31, 2025.

     (b) The consent in writing of the General Partner and the Limited Partner.

     (c) The election of the Limited Partner by written notice to the General Partner if at the time such notice is given (i) the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (ii) the General Partner has defaulted in the performance or observance of any material agreement, covenant, term, condition or obligation hereunder relating to the handling or disbursement of funds of the Partnership, and such default is not cured within 5 days after notice in writing from the Limited Partner to the General Partner, (iii) the General Partner has defaulted in the performance or observation of any material agreement, covenant, term, condition or obligation hereunder (other than a default described in clause (ii) above), and such default is not cured within 30 days after notice in writing from the Limited Partner to the General Partner or such greater number of days as is reasonably necessary to cure such default within reasonable diligence, or (iii) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers or Affiliates in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made and such default, if susceptible to cure, is not cured within 30 days after notice in writing from the Limited Partner to the General Partner or such greater number of days as is reasonably necessary to cure such default within reasonable diligence.

     (d) The sale or other disposition of all or substantially all of the assets of the Partnership.

     (e) The occurrence of an event of withdrawal from the Partnership by the General Partner as provided for in Section 4.02(a) of the Act.

     (f) The election of the Limited Partner by written notice to the General Partner if at the time such notice is given (i) the General Partner has breached
Section 9.2 and such breach is not cured within 30 days after notice in writing from the Limited Partner to the General Partner, or (ii) prior to the commencement of the Phase III Period the General Partner has merged or consolidated with another entity without the prior written consent of the Limited Partner.

     (g) The election of the Limited Partner by written notice to the General Partner (i) at any time prior to the third anniversary of the Acquisition Closing Date, if (A) the Phase III Period has commenced and (B) an event described in clauses (i) through (vi) in Section 9.4 has occurred, or (ii) at any time after the third anniversary of the Acquisition Closing Date.

     (h) The failure of the Partnership to consummate the acquisition of the Properties.

     (i) The election of the Limited Partner by written notice to the General Partner upon (i) the dissolution (or other similar event) of the General Partner; (ii) the death, insanity, legal disability, bankruptcy or insolvency of any Key Person unless such Key Person is replaced within 90 days by a person reasonably acceptable to the Limited Partner; (iii) the resignation, retirement or removal of any Key Person as a manager (or comparable title or position) of the General Partner or the determination by the Limited Partner that any Key Person is not otherwise actively involved in the day-to-day management of the business and operations of the General Partner and the Partnership in each case unless such Key Person is replaced within 90 days by a person reasonably acceptable to the Limited Partner; or (iv) the occurrence of a Change of Control.

     (j) The occurrence of any other event which under the Act causes the dissolution of a limited partnership.

     SECTION 10.2. WITHDRAWAL BY GENERAL PARTNER AND RECONSTITUTION.

     (a) Except as specifically permitted in Section 9.2, the General Partner covenants and agrees not to (i) withdraw voluntarily from the Partnership, either directly, by dissolution, by transfer of its Partnership interest or by any other voluntary act (including any event of withdrawal from the Partnership by the General Partner as provided in Section 4.02(a) of the Act), or (ii) allow seizure, attachment, garnishment, foreclosure or other taking of its Partnership interest.

     (b) Notwithstanding the foregoing Section 10.2(a) or any other provision of this Agreement, (i) the Partnership may be reconstituted and its business continued without being wound up if the Limited Partner so elects within 90 days after the event causing dissolution of the Partnership and (ii) the provisions of Section 6.02 (including subsection (b) thereof) of the Act shall be applicable to the Partnership.

     SECTION 10.3. LIQUIDATION AND TERMINATION. Upon dissolution of the Partnership (unless it is reconstituted and its business continued without being wound up as provided for in Section 10.2(b)), the General Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided herein; provided, however, that if dissolution is caused by any of the events specified in Section 10.1(c), (e), (f), (g), or (i), the liquidator shall be a person selected in writing by the Limited Partner. The liquidator shall continue to operate the Partnership properties with all of the power and authority of the General Partner, and, as soon as reasonably possible, shall take all steps reasonably necessary to market and sell the Partnership or its assets to a bona fide third-party purchaser on the best terms and conditions available to the Partnership and approved by the Limited Partner. If the liquidator is someone appointed by the Limited Partner in accordance with the terms hereof, the General Partner shall act in good faith and cooperate in all respects with the liquidator in connection with the liquidation and winding up of the Partnership, including the process of marketing and selling the Partnership's assets to a third party or parties. The steps to be accomplished by the liquidator are as follows:

     (a) As promptly as possible, and, in any event, within 45 days after dissolution and again after final liquidation (unless, in either instance, waived by the Limited Partner), the liquidator shall cause a proper accounting to be made by the Partnership's independent accountants of the Partnership's assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

     (b) Following the occurrence of an event of dissolution, but prior to the making of any liquidating distributions pursuant to Section 10.3(c), the General Partner shall have the right, but not the obligation, to contribute additional cash to the Partnership to enable the Partnership to make distributions pursuant to Section 4.3 sufficient to cause Cumulative Payout No. 2 to occur.

     (c) The liquidator shall pay all of the debts and liabilities of the Partnership or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Partnership, the Partners' capital accounts shall then be adjusted by (i) assuming the sale of all remaining assets of the Partnership for cash at their respective fair market values (or if the remaining assets of the Partnership are not sold for cash, and the liquidator and Limited Partner cannot agree to the fair market value of the assets of the Partnership, then as determined by an appraiser selected by the Limited Partner within 30 days after receipt by the Limited Partner of notice that the liquidator has paid or made provision for all debts and liabilities of the Partnership) as of the date of termination of the Partnership, and (ii) allocating all hypothetical gains or losses resulting from such assumed sales in the manner provided for in Section 4.1(h). In the event that the Limited Partner fails to notify the General Partner of its selection of an appraiser pursuant to the preceding sentence within the time period specified therein, the General Partner shall be entitled to select such appraiser. The liquidator shall then distribute all the cash and property (valued as of the date of termination of the Partnership at its fair market value by the appraiser selected in the manner provided above) to the Partners in accordance with their respective positive capital account balances. To the extent possible and provided that the ownership of such property would not be in violation of any governmental rule or regulation then applicable to the Limited Partner, such a distribution shall be in kind unless otherwise agreed to by the General Partner and the Limited Partner; in connection therewith, the Limited Partner agrees to use its reasonable best efforts to take all reasonable and customary actions to qualify under applicable law to hold interests in U.S. Federal offshore oil and gas leases and rights of way and in oil and gas leases issued by the State of Texas. In making distributions of property in satisfaction of such capital account balances, the liquidator shall distribute, to the extent possible, undivided interests in each Lease in the same percentages as the Partners share revenues from such Lease. Each Partner shall have the right to designate another person to receive any property which otherwise would be distributed in kind to that Partner pursuant to this Section 10.3 and Section 10.2 if that Section is applicable. Any distributions to the Partners in liquidation of the Partnership shall be made by the later of the end of the taxable year in which the liquidation occurs, or 90 days after the date


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

of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Treasury Regulation
Section 1.704-1(b)(2)(ii)(g) as in effect at such time.

     (d) Any Leases distributed to the Partners shall be subject to the operating agreements then in effect with respect to such Leases; provided, however, that if any of such Leases is subject to an operating agreement to which an unaffiliated third person is not a party, such Leases shall be subject to the JOA. Upon written request made by any Partner, the liquidator shall sell the Partnership Leases and other properties and assets that otherwise would be distributable to such Partner under this Section 10.3 at the best cash price available therefor and distribute such cash (after deducting all expenses reasonably relating to such sale) to such Partner. Such sale shall be on behalf of such Partner and shall be treated as the sale by such Partner of its interest in such properties, and any gain or loss attributable to such sale and any proceeds therefrom shall be for the account of such Partner.

     (e) The provisions of subsections (b) and (c) of this Section 10.3 shall be subject to the effect of Section 10.2 if that Section is applicable.

     (f) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets.

     (g) The distribution of cash and/or property to the Limited Partners in accordance with the provisions of this Section 10.3 shall constitute a complete return to the Limited Partner of its Capital Contributions and a complete distribution to the Limited Partner of its interests in the Partnership and all Partnership property.

     (h) No Partner with a negative balance in its capital account shall be liable to the Partnership or any other Partner for the amount of such negative balance upon dissolution and liquidation.

     SECTION 10.4. CANCELLATION OF CERTIFICATE. Upon the completion of the distribution of Partnership assets as provided herein, the Partnership shall be terminated, and the liquidator (or the Partners if necessary) shall cause the cancellation of the certificate of limited partnership of the Partnership and shall take such other actions as may be necessary to terminate the Partnership.

                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

     SECTION 11.1. REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER. The General Partner represents, warrants and covenants to the Limited Partner as follows:

     (a) The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.

     (b) The General Partner is duly qualified or will qualify to transact business in every jurisdiction where the character of the properties owned or held by the Partnership or where the nature of the business transacted by the Partnership makes qualification by it necessary or appropriate in order for the Partnership to conduct its business.

     (c) The General Partner has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the power and authority to act as General Partner of the Partnership).

     (d) The execution, delivery and performance by the General Partner of this Agreement has been duly and validly authorized by all requisite limited liability company action of the General Partner, and no other such action is required to be taken to authorize such execution, delivery and performance.

     (e) The execution, delivery and performance by the General Partner of this Agreement is within its limited liability company powers and will not (i) be in contravention of or violate any provisions of its certificate of formation, limited liability company agreement, or other governing documents, as amended to the date hereof, or (ii) be in contravention of or result in any breach or constitute a default under any applicable law, rule, regulation, judgment, license, permit or order or any material loan, note or other agreement or instrument to which the General Partner is a party or by which it or any of its properties are bound.

     (f) When delivered to the Limited Partner, this Agreement will have been duly and validly executed and will be binding upon the General Partner and enforceable in accordance with the terms hereof.

     (g) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by the General Partner of this Agreement (exclusive of normal and customary consents, approvals, filings or permits which the General Partner is required to obtain for or on behalf of the Partnership in the ordinary course of its business after the execution and delivery of this Agreement and approvals required from the United States of America for the transfer of the Properties to the Partnership and for the Partnership to qualify as an owner of interests in the Properties).

     (h) Neither the General Partner nor any of its Affiliates has employed or retained any broker, agent or finder in connection with this Agreement or the transactions contemplated herein, or paid or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of this Agreement or the transactions provided for herein; and the General Partner shall indemnify and hold harmless the Partnership and the Limited Partner from any costs, including attorneys' fees, and liability arising from the claim of any broker, agent or finder employed or retained by the General Partner in connection with the Partnership or this Agreement.

     (i) Except with respect to projections, estimates and interpretations, and pricing with respect with respect to which the General Partner makes no representations, to the General Partner's knowledge, all of the information (written or oral) heretofore or hereafter furnished by the General Partner with respect to the General Partner, the Properties and the operations to be conducted hereunder taken in the aggregate is true and correct in all material respects, and, to the General Partner's knowledge, does not omit any information that is necessary to prevent such information in the light of the circumstances under which it was provided from being misleading in any material respect.


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

     (j) To the best knowledge of the General Partner, the General Partner and its Affiliates and persons acting on their behalf have not taken any action, or failed to take any action, which has caused the organization of the Partnership and the issuance of the interests in the Partnership to be required to be registered under the Securities Act of 1933, as amended, or any applicable state blue sky laws.

     (k) There is no pending or, to the best of the General Partner's knowledge, threatened judicial, administrative or arbitral action, suit or proceeding against or investigation of the General Partner which is not fully insured against (except standard deductible amounts) and which could reasonably be expected to materially and adversely affect the financial condition of the General Partner or its ability to perform its obligations under this Agreement.

     (l) During the preceding 12-month period, the General Partner and its Affiliates and persons acting on their behalf have not sold (except to a limited number of persons who have represented themselves to be accredited investors, as defined in Rule 501 promulgated by the Securities and Exchange Commission) any interest in the Partnership or similar interests; with respect to any sales of interests similar to the Partnership by the General Partner and its Affiliates and persons acting on their behalf within six months after the date of this Agreement, the General Partner shall do nothing which would require the registration of these interests under the Securities Act of 1933, and the rules and regulations promulgated thereunder, as well as applicable state securities laws.

     (m) The General Partner has delivered to the Limited Partner a true, accurate and complete copy of the Purchase and Sale Agreement and the Contribution Agreement and all amendments thereto. As soon as practicable after the closing of the transactions contemplated under the Purchase and Sale Agreement and the Contribution Agreement, the General Partner will deliver to the Limited Partner a copy of all of the documents and other instruments executed and delivered in connection therewith.

     (n) To the General Partner's knowledge, the historical factual information supplied by the General Partner and its Affiliates to Cawley, Gillespie & Associates ("CGA") in connection with the preparation by CGA of the CGA Report was true and correct in all material respects. The estimates of future capital expenditures and other further exploration and development, leases operating and other similar costs and expenses supplied to CGA by the General Partner and its Affiliates were prepared in good faith and with a reasonable basis.

     (o) Parent owns all of the outstanding membership interests of the General Partner.

     SECTION 11.2. REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNER. The Limited Partner represents, warrants and covenants to the General Partner as follows:

     (a) The Limited Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The Limited Partner has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) The execution, delivery and performance by the Limited Partner of this Agreement are within its powers and do not and will not (i) contravene or violate any provisions of its certificate of formation or limited liability company agreement, as amended to the date hereof, or (ii) contravene or result in any breach of or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which it is a party or by which it or any of its properties are bound.

     (d) When delivered to the General Partner, this Agreement will be duly and validly executed by the Limited Partner and will be binding upon it in accordance with the terms hereof.

     (e) Neither the Limited Partner nor any person acting on its behalf has employed or retained any broker, agent or finder in connection with the transactions provided for herein, or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of the transactions provided for herein; and the Limited Partner shall indemnify and hold harmless the Partnership and the General Partner from any costs, including attorneys' fees, and liability arising from the claim of any broker, agent or finder employed or retained by the Limited Partner in connection with the Partnership or this Agreement.

     (f) It is acquiring its interest in the Partnership as an investment and not with a view to the resale or other distribution to the public; provided, however, that the disposition of its interest shall at all times be and remain within its control.

     (g) It is a wholly-owned subsidiary of General Electric Capital
Corporation.

     (h) It is an "Accredited Investor" as that term is defined in Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act.

     (i) It confirms that the Partnership and the General Partner have made available to the Limited Partner, or to the representatives of the Limited Partner, the opportunity to ask questions and to acquire such additional information about the business and financial condition of the Partnership and the General Partner as the Limited Partner has requested or desired.

     (j) It understands and has taken cognizance of all risk factors related to the purchase of its interest in the Partnership, and its knowledge and experience, and/or that of its authorized representatives, in financial and business matters is such that it is, and/or its authorized representatives are, capable of evaluating the merits and risks of purchasing an interest in the Partnership.

     (k) In making the decision to enter into this Agreement, it has relied solely on the terms of this Agreement, the Purchase and Sale Agreement, the Contribution Agreement and the documents and other instruments delivered in connection with the closing of the transactions contemplated hereby (including the express representations and warranties made by the General Partner in this Agreement and in the Purchase and Sale Agreement and the Contribution Agreement, and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business economic, legal, tax, accounting and other consequences of its investment in the Partnership, including the value of the Properties and the Limited Partner's interest in the Partnership. Limited Partner acknowledges that the General Partner, its Affiliates, attorneys, engineers, and representatives have not acted as tax, accounting, engineering, legal or regulatory advisors to Limited Partner in connection with any aspects of its investment in the Partnership. Limited Partner has consulted with and relied upon its own advisors regarding the tax, accounting, engineering, legal and regulatory consequences of its investment in the Partnership.

     SECTION 11.3. DISCLAIMER. THE LIMITED PARTNER ACKNOWLEDGES THAT THE GENERAL PARTNER HAS NOT MADE, AND THE GENERAL PARTNER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT AND IN THE PURCHASE AND SALE AGREEMENT AND THE CONTRIBUTION AGREEMENT), EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE PROPERTIES TO BE ACQUIRED OR DEVELOPED BY THE PARTNERSHIP, INCLUDING (WITHOUT LIMITATION) THE TITLE TO THE PROPERTIES, THE CONDITION OF THE PROPERTIES, THE ESTIMATED AMOUNT OF ANY PROVED, PROBABLE OR POSSIBLE RESERVES, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, FUTURE OIL OR GAS PRICES, FUTURE CAPITAL COSTS, FUTURE OPERATING COSTS, FUTURE TAXES, RATES OF RETURN OR FACTS RELATING TO INDUSTRY-WIDE RISKS NORMALLY ASSOCIATED WITH THE OIL AND GAS BUSINESS. THE LIMITED PARTNER ACKNOWLEDGES THAT THE GENERAL PARTNER HAS NOT MADE, AND WILL NOT MAKE, AND THE GENERAL PARTNER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY SUCH REPRESENTATION OR WARRANTY (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT AND IN THE PURCHASE AND SALE AGREEMENT AND THE CONTRIBUTION AGREEMENT),WITH REGARD TO THE INFORMATION HERETOFORE OR HEREAFTER PROVIDED PURSUANT TO ANY OF THE PROVISIONS OF OR IN CONNECTION WITH THIS AGREEMENT.

                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.1. NOTICES. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) first class mail postage prepaid, or (d) prepaid telegram, telex, facsimile or email (provided that such telegram, telex, facsimile or email is confirmed by proof of delivery). Each Partner's address for notices and other communications hereunder shall be that set forth opposite such Partner's signature hereto; provided, however, that when in this Agreement it is provided that a time period shall commence when a notice is received, such time period shall commence upon actual receipt by the addressee regardless of when the notice is given or made. The Limited Partner may change its address by giving notice in writing to the General Partner of its new address, and the General Partner may change its address by giving notice in writing to the Limited Partner of its new address.

     SECTION 12.2. AMENDMENTS. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by both Partners.

     SECTION 12.3. PARTITION. Each of the Partners hereby irrevocably waives for the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to the Partnership property.


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

     SECTION 12.4. ENTIRE AGREEMENT. This Agreement and the other documents contemplated hereunder constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     SECTION 12.5. NO WAIVER. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     SECTION 12.6. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas.

     SECTION 12.7. SUCCESSORS AND ASSIGNS. Subject to Article IX, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 12.8. EXHIBITS. Exhibits 2.1--AMI, 2.1--Class A Assets, 2.1--Class B Assets, 2.1--JOA, 2.1--Payout No. 1 Factor Discount Table, 2.1--Payout No. 2 Factor Discount Table, 2.1--Pre-Approved Development Operations, 5.6, 5.7(a), 5.10, 5.11(a)(i), 5.11(a)(ii), 5.11(b), 6.3(a), 6.8, and 8.2(d) to this
Agreement are attached hereto. Each Exhibit is incorporated herein by reference and made a part hereof for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

     SECTION 12.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the General Partner or the Limited Partner in this Agreement shall be considered to have been relied upon by the other party hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of any such party, except for the representations and warranties contained in Sections 11.1(i) and 11.1(n), which shall survive until the first anniversary of the Acquisition Closing Date.

     SECTION 12.10. NO THIRD PARTY BENEFIT. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 12.11. PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, neither the General Partner nor the Limited Partner shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other party, which approval shall not be unreasonably withheld. Any such press release or public statement required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange shall only be made after reasonable notice to the other party.

     SECTION 12.12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

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                                      -67-

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     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                        GENERAL PARTNER:

                                        F-W OIL EXPLORATION L.L.C.


                                        By:
                                            ------------------------------------
                                        Name: Jim R. Brock
                                        Title: President and CFO

                                        ADDRESS FOR NOTICE PURPOSES:

                                        9821 Katy Freeway
                                        Suite 1050
                                        Houston, Texas 77024
                                        Attention: Jim R. Brock
                                        Telecopy No.: 713-461-9231
                                        Email: jbrock@fwoil.com

      SIGNATURE PAGE--AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                              OF FWOE PARTNERS L.P.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                        LIMITED PARTNER:

                                        TIFD III-X LLC

                                        By: AIRCRAFT SERVICES CORPORATION,
                                            Managing Member


                                        By:
                                            ------------------------------------
                                            Jane S. Reichle, Vice President

                                        ADDRESS FOR NOTICE PURPOSES:

                                        c/o GE Commercial Finance -- EFS
                                        120 Long Ridge Road, 3rd Floor
                                        Stamford, Connecticut 06927-1550
                                        Attention: Global Asset Management
                                        Operations
                                        Telecopy No.: 203-961-2017
                                        Email: jane.reichle@ge.com

      SIGNATURE PAGE--AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                              OF FWOE PARTNERS L.P.

                               EXHIBIT 2.1 -- AMI

OPERATED PROPERTIES

PN-996 - Oil and Gas Lease No. OCS-G 23130 dated effective December 1, 2001, by and between the United States of America, as Lessor, and F-W Oil Interests, Inc., as Lessee, covering all of Block 996, North Padre Island Area, East Addition, OCS Leasing Map, Texas Map No. 2A, containing 5,760 acres, more or less.

PS-1145 - Oil and Gas Lease No. OCS-G 24304 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering all of Block 1145, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, containing 5,760 acres, more or less.

PS-1152 - Oil and Gas Lease No. OCS-G 24306 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering all of Block 1152, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, containing 5,760 acres, more or less.

PS-1166 - Oil and Gas Lease No. OCS-G 24307 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering that portion of Block 1166, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, seaward of the 3 Marine League Line, containing 3,254.81 acres, more or less.

MI-526 - Oil and Gas Lease No. OCS-G 24330 dated effective October 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering that portion of Block 526, Matagorda Island Area, OCS Leasing Map, Texas Map No. 4, seaward of the 3 Marine League Line, containing 1,328.89 acres, more or less insofar and only insofar as the lease covers and affects rights above the stratigraphic equivalent of 12,200 feet measured depth in the ELF OCS-G 4137 #A-4 or 10,700 feet true vertical depth, whichever is the lesser.

NON-OPERATED PROPERTIES

MI-721-L (S/2 OF NE/4) - Oil and Gas Lease No. M-102165 dated effective October 2, 2001, by and between The State of Texas, as Lessor, in favor of Gryphon Exploration Company and F-W Oil Exploration L.L.C., as Lessees, covering 720 acres, being the South One-Half of the Northeast Quarter (S/2 of NE/4) of Tract 721-L, Gulf of Mexico, Aransas County, Texas, recorded under File #244820, of the Official Public Records of Aransas County, Texas.

MI-721-L (S/2 OF NW/4) - Oil and Gas Lease No. M-102166 dated effective October 2, 2001, by and between The State of Texas, as Lessor, in favor of Gryphon Exploration Company and F-W Oil Exploration L.L.C., as Lessees, covering 720 acres, being the South One-Half of the Northwest Quarter (S/2 of NW/4) of Tract 721-L, Gulf of Mexico, Aransas County, Texas, recorded under File #244821, of the Official Public Records of Aransas County, Texas.

MI-721-L (N/2 OF NW/4) - Oil and Gas Lease No. M-102337 dated effective January 15, 2002, by and between The State of Texas, as Lessor, in favor of Roger A. Soape, Inc., as Lessee, covering 720 acres, being the North One-Half of the Northwest Quarter (N/2 of NW/4) of Tract 721-L, Gulf of Mexico, Aransas County, Texas, recorded under File #245346, of the Official Public Records of Aransas County, Texas.

BS-41 - Oil and Gas Lease No. OCS-G 21142 dated effective May 1, 1999, by and between the United States of America, as Lessor, and Case-Pomeroy Oil Corporation, as Lessee, covering all of Block 41, Breton Sound Area, OCS Leasing Map, Louisiana Map No. 10B, containing 5,000 acres, more or less, insofar and only insofar as the lease covers and affects rights below 10,000 feet subsea true vertical depth.

                                   EXHIBIT 2.1

                                 CLASS A ASSETS

OPERATED PROPERTIES

PN-996 - OIL AND GAS LEASE NO. OCS-G 23130 dated effective December 1, 2001, by and between the United States of America, as Lessor, and F-W Oil Interests, Inc., as Lessee, covering all of Block 996, North Padre Island Area, East Addition, OCS Leasing Map, Texas Map No. 2A, containing 5,760 acres, more or less. (100.000% Working Interest; 78.1905% Net Revenue Interest) This lease is subject to the following document(s):

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PS-1145 - OIL AND GAS LEASE NO. OCS-G 24304 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering all of Block 1145, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, containing 5,760 acres, more or less. (100.000% Working Interest; 80.333% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PS-1152 - OIL AND GAS LEASE NO. OCS-G 24306 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering all of Block 1152, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, containing 5,760 acres, more or less. (100.000% Working Interest; 80.333% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PS-1166 - OIL AND GAS LEASE NO. OCS-G 24307 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering that portion of Block 1166, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, seaward of the 3 Marine League Line, containing 3,254.81 acres, more or less. (100.000% Working Interest; 80.333% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

MI-526 - OIL AND GAS LEASE NO. OCS-G 24330 dated effective October 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering that portion of Block 526, Matagorda Island Area, OCS Leasing Map, Texas Map No. 4, seaward of the 3 Marine League Line, containing 1,328.89 acres, more or less insofar and only insofar as the lease covers and affects rights above the stratigraphic equivalent of 12,200 feet measured depth in the ELF OCS-G 4137 #A-4 or 10,700 feet true vertical depth, whichever is the lesser. (100.000% Working Interest; 77.000% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST dated March 5, 2003 between F-W Oil Exploration L.L.C. and Stanley Lindsey and Richard Smith

LIKE KIND EXCHANGE AGREEMENT dated August 1, 2003, between F-W Oil Exploration L.L.C. and PetroCorp Incorporated

NON-OPERATED PROPERTIES

MI-721-L (S/2 OF NE/4) - AN UNDIVIDED 12.5% INTEREST IN OIL AND GAS LEASE NO. M-102165 dated effective October 2, 2001, by and between The State of Texas, as Lessor, in favor of Gryphon Exploration Company and F-W Oil Exploration L.L.C., as Lessees, covering 720 acres, being the South One-Half of the Northeast Quarter (S/2 of NE/4) of Tract 721-L, Gulf of Mexico, Aransas County, Texas, recorded under File #244820, of the Official Public Records of Aransas County, Texas. (12.500% Working Interest; 9.000% Net Revenue Interest) This lease is subject to the following document(s):

PARTICIPATION AGREEMENT dated October 1, 2001 and between Gryphon Exploration and F-W Oil Exploration L.L.C.

JOINT OPERATING AGREEMENT dated October 2, 2001, between Gryphon Exploration and F-W Oil Exploration L.L.C.

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

MI-721-L (S/2 OF NW/4) - AN UNDIVIDED 12.5% INTEREST OIL AND GAS LEASE NO. M-102166 dated effective October 2, 2001, by and between The State of Texas, as Lessor, in favor of Gryphon Exploration Company and F-W Oil Exploration L.L.C., as Lessees, covering 720 acres, being the South One-Half of the Northwest Quarter (S/2 of NW/4) of Tract 721-L, Gulf of Mexico, Aransas County, Texas, recorded under File #244821, of the Official Public Records of Aransas County, Texas. (12.500% Working Interest; 9.000% Net Revenue Interest) This lease is subject to the following document(s):

PARTICIPATION AGREEMENT dated October 1, 2001 and between Gryphon Exploration and F-W Oil Exploration L.L.C.

JOINT OPERATING AGREEMENT dated October 2, 2001, between Gryphon Exploration and F-W Oil Exploration L.L.C.

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

BS-41 - AN UNDIVIDED 12.5% INTEREST IN OIL AND GAS LEASE NO. OCS-G 21142 dated effective May 1, 1999, by and between the United States of America, as Lessor, and Case-Pomeroy Oil Corporation, as Lessee, covering all of Block 41, Breton Sound Area, OCS Leasing Map, Louisiana Map No. 10B, containing 4994.55 acres, more or less, insofar and only insofar as the lease covers and affects rights below 10,000 feet subsea true vertical depth. (12.500% Working Interest; 9.417% Net Revenue Interest) This lease is subject to the following document(s):

PARTICIPATION AGREEMENT dated November 25, 2002 between NCX Company, L.L.C. and F-W Oil Exploration L.L.C.

JOINT OPERATING AGREEMENT dated January 1, 2002 between NCX Company, L.L.C. and F-W Oil Exploration L.L.C.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

                                   EXHIBIT 2.1

                                 CLASS B ASSETS

PIPELINE SEGMENT NUMBER: 15073; One 12 3/4 -inch pipeline, approximately 47.46 miles in length, under construction to gather and transport natural gas and condensate from South Padre Island Block 1166 "A" Platform through South Padre Island Blocks 1151, 1152, 1145, 1132, 1124, 1112, 1103, 1092, 1083, 1072, 1061,
1052, 1040, 1031, and North Padre Blocks 1018, 1011 to a 6-inch subsea tie-in in North Padre Island Block 996.

ASSIGNED RIGHT-OF-WAY NUMBER: 15073; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 15073.

PIPELINE SEGMENT NUMBER: 14516; One 6 -inch pipeline, approximately 13.14 miles in length, to gather and transport natural gas and condensate from the SSTI (subsea tie-in) assembly North Padre Island Block 996 to the 10-inch SSTI North Padre Island Block 967.

ASSIGNED RIGHT-OF-WAY NUMBER: 25340; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 14516.

                                EXHIBIT 2.1 - JOA

                                      JOINT

                               OPERATING AGREEMENT

                                     BETWEEN

                           F-W OIL EXPLORATION L.L.C.

                                   AS OPERATOR

                                   ----------

                                       AND

                                   ----------

                                AS NON-OPERATORS

                                    COVERING

                            BLOCKS [____] AND [____]

                   [__________________], [__________________]

                                 OFFSHORE TEXAS

                                      DATED

                                _______ ___, 2005

                            JOINT OPERATING AGREEMENT

     THIS AGREEMENT is made effective the _____ day of July, 2005 by the signers hereof, herein referred to collectively as "Parties" and individually as "Party".

                                   WITNESSETH:

     WHEREAS the PARTIES are owners of or have contracted for the right to earn an interest in the oil and gas lease(s) identified in Exhibit "A", and the Parties desire to explore, develop, produce and operate said lease(s).

     NOW THEREFORE, in consideration of the premises and of the mutual agreement herein, it is agreed as follows:

                                    ARTICLE I

                                   APPLICATION

     1.1 APPLICATION TO EACH LEASE. This Agreement shall cover both leases described in Exhibit "A" and shall apply collectively for all purposes set out herein.

                                   ARTICLE II

                                   DEFINITIONS

     2.1 AFE. An Authorization for Expenditure prepared by a Party for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     2.2 CASING POINT. That point at which a well drilled hereunder, has reached the proposed objective depth or zone, logged and logs distributed to the PARTICIPATING PARTIES and any tests have been made which are necessary to reach the decision whether to run casing.

     2.3 DEVELOPMENT OPERATIONS. Operations on the LEASE other than EXPLORATORY OPERATIONS as defined in Section 2.5 below.

     2.4 DEVELOPMENT WELL. Any well proposed as a DEVELOPMENT OPERATION.

     2.5 EXPLORATORY OPERATIONS. Operations on the LEASE, which are scheduled for an objective zone, horizon or formation:

          (1)  which has not been established as producible on the LEASE under
               2.18 below; or,

          (2)  which is already established as producible on the Lease under
               2.18 below, but such objective zone, horizon or formation will be penetrated at a location more than 2,000 feet from the nearest bottom hole location on the Lease at which such objective has been proved producible, or such objective is mutually agreed to be in a separate fault block.

     2.6 EXPLORATORY WELL. Any well proposed as an EXPLORATORY OPERATION.

     2.7 FACILITIES. All lease equipment beyond the wellhead connections acquired pursuant to this Agreement including any platform(s) necessary to carry out the operation.

     2.8 LEASE. The oil and gas lease identified in Exhibit "A" and the lands affected thereby.

     2.9 NON-CONSENT OPERATIONS. DEVELOPMENT or EXPLORATORY OPERATIONS conducted by fewer than all Parties.

     2.10 NON-CONSENT PLATFORM. A drilling or production platform owned by fewer than all PARTIES.

     2.11 NON-CONSENT WELL. A DEVELOPMENT or EXPLORATORY WELL owned by fewer than all PARTIES.

     2.12 NON-OPERATOR. Any PARTY to the Agreement other than the OPERATOR.

     2.13 NON-PARTICIPATING PARTY. Any PARTY other than a PARTICIPATING PARTY.

     2.14 NON-PARTICIPATING PARTY'S SHARE. The PARTICIPATING INTEREST a NON-PARTICIPATING PARTY would have had if all PARTIES had participated in the operation.

     2.15 OPERATOR. The PARTY designated under this Agreement to conduct all operations.

     2.16 PARTICIPATING INTEREST. A PARTICIPATING PARTY'S percentage of participation in an operation conducted pursuant to the Agreement.

     2.17 PARTICIPATING PARTY. A PARTY who joins in an operation conducted pursuant to this agreement.

     2.18 PRODUCIBLE WELL. A well producing oil or gas, or if not producing oil or gas, a well meeting the requirements of being declared capable of producing in accordance with any applicable government authority or, by agreement of all of the Parties.

     2.19 WORKING INTEREST. The ownership of each PARTY in and to the LEASE as set forth in Exhibit "A".

                                   ARTICLE III

                                    EXHIBITS

     3.1 EXHIBITS. Attached hereto are the following exhibits, which are incorporated herein by reference:

          3.1.1   Exhibit A.   Description of Lease and Working Interest
          3.1.2   Exhibit B.   Insurance Provision
          3.1.3   Exhibit C.   Accounting Procedure [TO COME]
          3.1.4   Exhibit D.   Nondiscrimination Provision
          3.1.5   Exhibit E.   Gas Balancing Agreement

                                   ARTICLE IV

                                    OPERATOR

     4.1 OPERATOR. F-W Oil Exploration L.L.C. is hereby designated as OPERATOR. OPERATOR shall not have the right to assign or transfer any rights, duties or obligations of OPERATOR to another PARTY, subject to the provisions herein.

     4.2 RESIGNATION. OPERATOR may resign at any time by giving notice to the PARTIES. Such resignation shall become effective at 7:00 a.m. on the first day of the month following a period of ninety (90) days after said notice, unless a successor OPERATOR has assumed the duties of OPERATOR prior to that date.

     4.3 REMOVAL OF OPERATOR. OPERATOR may be removed if (1) OPERATOR becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of creditors or commits any act of bankruptcy or seeks relief under laws providing for the relief of debtors; or (2) a receiver is appointed for OPERATOR or for substantially all of its property and/or affairs; or (3) OPERATOR or its designee no longer owns an interest in the property or divests itself of more than fifty percent (50%) or more of the interest owned by it in the Lease at the time it was designated OPERATOR; or (4) OPERATOR has committed a material breach of any substantive provision hereof or fails to perform its duties hereunder in a reasonable and prudent manner, or failed to rectify such default within sixty (60) days after notice from another PARTY to do so. The PARTY giving notice to the OPERATOR of a default shall also furnish a copy of such notice to the other PARTIES. In such event, the OPERATOR may be removed by an affirmative vote of two (2) or more PARTIES having a combined WORKING INTEREST of fifty percent (50%) in the LEASE.

     4.4 SELECTION OF SUCCESSOR. Upon resignation or removal of OPERATOR, a successor OPERATOR shall be selected by an affirmative vote of two (2) or more PARTIES having a combined WORKING INTEREST of fifty-one percent (51%) or more; however, if the removed or resigned OPERATOR fails to vote or votes only to succeed itself, the successor OPERATOR shall be selected by an affirmative vote of the PARTIES having a combined WORKING INTEREST of fifty-one percent (51%) or more of the remaining WORKING INTEREST after excluding the WORKING INTEREST of the removed or resigned OPERATOR.

     4.5 DELIVERY OF PROPERTY. Prior to the effective date of resignation or removal, OPERATOR shall deliver promptly to successor OPERATOR the possession of everything owned by the PARTIES pursuant to this Agreement.

                                    ARTICLE V

                        AUTHORITY AND DUTIES OF OPERATOR

     5.1 EXCLUSIVE RIGHT TO OPERATE. Unless provided, OPERATOR shall have the exclusive right and duty to conduct all operations pursuant to the Agreement.

     5.2 WORKMANLIKE CONDUCT. OPERATOR shall conduct all operations in a good and workmanlike manner, as would a prudent OPERATOR under the same or similar circumstances. OPERATOR shall not be liable to the PARTIES for losses sustained or liabilities incurred except such as may result from its gross negligence or willful misconduct. Unless otherwise provided, OPERATOR shall consult with the PARTIES and keep them informed of all important matters.

     5.3 LIENS AND ENCUMBRANCES. OPERATOR shall endeavor to keep the LEASE and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5.

     5.4 EMPLOYEES. OPERATOR shall select employees and determine their number, hours of labor and compensation. Such employees shall be employees of OPERATOR.

     5.5 RECORDS. OPERATOR shall keep accurate books, accounts and records of operations hereunder which, unless otherwise provided for in this Agreement, shall be available to NON-OPERATOR pursuant to the provisions contained in Exhibit "C".

     5.6 COMPLIANCE. OPERATOR shall comply with and require all agents and contractors to comply with all applicable laws, rules, regulations and orders of any governmental agency having jurisdiction.

     5.7 DRILLING. OPERATOR shall have all drilling operations conducted by qualified and responsible independent contractors under competitive contracts. However, OPERATOR may employ its equipment and personnel in the conduct of such operations, but its charges therefor shall not exceed the then prevailing rates in the area and such work shall be performed pursuant to a written agreement among the PARTICIPATING PARTIES.

     5.8 REPORTS. OPERATOR shall make reports to governmental authorities that it has a duty to make as OPERATOR and shall furnish copies of such reports to the PARTIES. OPERATOR shall give timely written notice to the PARTIES of all litigation and hearings affecting the LEASE or operations hereunder.

     5.9 INFORMATION TO PARTICIPATING PARTIES. OPERATOR shall furnish all PARTICIPATING PARTIES hereto the following information pertaining to each well being drilled:

          (a) copy of application for permit to drill and all amendments thereto;

          (b) daily drilling reports by telephone followed by written reports (or by FACSIMILE);

          (c)  complete report of all core analyses;

          (d)  two (2) copies of any logs or surveys as run;

          (e) two (2) copies of any well test results, bottom-hole pressure surveys, gas and condensate analyses or similar information;

          (f)  one (1) copy of reports made to regulatory agencies; and

          (g) twenty-four (24) hour notice of logging, coring and testing operations;

          (h) upon request prior to resumption of drilling operations, samples of cuttings and cores marked as to depth, to be packaged and shipped to the requesting PARTY at their expense.

          (i) all other reasonable information, available to OPERATOR, pertaining to any well drilled pursuant to this Agreement.

                                   ARTICLE VI

                          VOTING AND VOTING PROCEDURES

     6.1 DESIGNATION OF REPRESENTATIVE. The name and address of the representative and alternate authorized to represent and bind each PARTY for operations provided in Article IX, shall be as shown on Exhibit "A". The designated representative or alternate may be changed by written notice to the other PARTIES.

     6.2 VOTING PROCEDURES. Unless otherwise provided, any matter requiring approval of the PARTIES shall be determined as follows:

          6.2.1 VOTING INTEREST. Each PARTY shall have a voting interest equal to its WORKING INTEREST or its PARTICIPATING INTEREST as applicable.

          6.2.2 VOTE REQUIRED. Except as may be specifically provided elsewhere herein, if there are three or more Parties to this agreement, any proposal requiring approval of the PARTIES shall be decided by an affirmative vote of one (1) or more PARTIES having a combined voting interest of fifty-one percent (51%) or more.

          6.2.3 VOTES. The PARTIES may vote at meetings, by telephone, confirmed in writing to OPERATOR; or by letter, telegram, telex or telecopies. However, any PARTY not attending a meeting must vote prior to the meeting in order to be counted. Provided, however, no vote shall be taken in a meeting in which all Parties are not present unless such vote was specifically set out in the formal agenda. OPERATOR shall give prompt notice of the results of such voting to each PARTY.

          6.2.4 MEETINGS. Meetings of the PARTIES may be called by OPERATOR upon its own motion or at the request of one (1) or more PARTIES having a combined voting interest of not less than ten percent (10%). Except in the case of emergency or except when agreed by unanimous consent, no meeting shall be called on less than five (5) days advance written notice, (including the agenda for such meeting). The OPERATOR shall be chairman of each meeting.

                                   ARTICLE VII

                                     ACCESS

     7.1 ACCESS TO LEASE. Each PARTY shall have access to the LEASE as its sole risk and expense at all reasonable times to inspect operations and records and data pertaining thereto.

     7.2 REPORTS. OPERATOR shall furnish to a requesting PARTY any information to which such PARTY is entitled hereunder. The costs of gathering and furnishing information not otherwise furnished under Article V shall be charged to the requesting PARTY.

     7.3 CONFIDENTIALITY. Except as provided in Section 7.4 and except for necessary disclosures to governmental agencies, no PARTY shall release any geological, geophysical or reservoir information or any logs, surveys or other information pertaining to the progress, tests or results of any well or status of the LEASE unless agreed to by the PARTICIPATING PARTIES. At such time as the PARTIES mutually agree such information is non-confidential, it may be publicly released. Unless otherwise provided, OPERATOR shall initially release the same subsequent to approval of its content by the PARTIES. OPERATOR shall have the exclusive right to designate certain wells as "tite" for the competitive protection of the PARTIES and maintain all information in its offices.

     7.4 LIMITED DISCLOSURE. Any PARTY may make confidential data available to affiliates, to reputable engineering firms and gas transmission companies for hydrocarbon reserve and other technical evaluations, to reputable financial institutions for study prior to commitment of funds, to it's consultants and to bonafide purchasers of all of a PARTY'S interest in the LEASE. Any third party permitted such access shall first agree in writing neither to disclose such data to others nor to use such data except for the purpose for which it is disclosed.

                                  ARTICLE VIII

                                  EXPENDITURES

     8.1 BASIS OF CHARGE TO THE PARTIES. Subject to other provisions of this Agreement, OPERATOR shall pay all costs and each PARTY shall reimburse OPERATOR in proportion to the PARTICIPATING INTEREST. All charges, credits and accounting for expenditures shall be pursuant to the Accounting Procedure attached hereto as Exhibit "C". The provisions of this Agreement shall prevail in the event of conflict with Exhibit "C".

     8.2 AUTHORIZATION. OPERATOR shall neither make any single expenditure nor undertake any project costing in excess of Seventy-five Thousand Dollars ($75,000.00) without prior approval of the PARTIES. OPERATOR shall furnish a written AFE, for information purposes only, to the PARTIES on any expenditures in excess of Twenty-five Thousand Dollars ($25,000.00) or if costs of an operation exceed 120% of a previously approved AFE. Subject to any election provided in Article X and XI, approval of a well operation shall include approval of a all necessary expenditures through installation of the wellhead. In the event of an emergency, OPERATOR may immediately make such expenditures as in its opinion are required to deal with the emergency. OPERATOR shall report to the PARTIES, as promptly as possible, the nature of the emergency and action taken.

     8.3 ADVANCE BILLINGS. OPERATOR shall have the right to require each PARTY to advance its respective share of estimated expenditures pursuant to Exhibit "C". As to any party who fails to pay its share of said advance payment within fifteen (15) days after receipt of such statement and invoice, Operator will notify such affected party of its default by certified mail, return receipt requested and if such party fails to cure the default within ten (10) days from the date of receipt of Operator's Notice, by payment in full of the outstanding invoices for advance payment, at Operator's election, the affected Party shall be deemed non-consent as to the proposed well attributable thereto.

     8.4 COMMINGLING OF FUNDS. OPERATOR shall establish a separate account for the benefit of the Parties and shall deposit into such account all Advance Billings received from the Parties and attributable to any proposed operation contemplated herein. Operator shall keep an accurate record of all funds deposited and withdrawn from the account, including the amounts received from the Parties, the Leases to which such amounts are attributable, account funds expended on the Leases and the Leases to which such expenditures are attributable.

     8.5 SECURITY RIGHTS. In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, OPERATOR shall have a first lien upon each PARTY'S PARTICIPATING and/or WORKING INTEREST, including the production and equipment credited thereto, in order to secure payment of charges against such PARTY, together with interest thereon at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is less, plus attorneys' fees, court costs and other related collection costs. If any PARTY does not pay such charges when due, OPERATOR shall have the additional right to collect from the purchaser the proceeds from the sale of such PARTY'S share of production until the amount owed has been paid. Each purchaser shall be entitled to rely on OPERATOR'S statement concerning the amount owed. Each NON-OPERATOR shall have comparable security rights on OPERATOR'S PARTICIPATING and/or WORKING INTEREST.

     8.6 UNPAID CHARGES. If any PARTY fails to pay the charges due hereunder, including billings under Section 8.3, within thirty (30) days after payment is due, the PARTICIPATING PARTIES shall have the obligation, upon OPERATOR'S request, to pay the unpaid amount in proportion to their interest. Each PARTY so paying its share of the unpaid amount shall be subrogated to OPERATOR'S security rights to the extent of such payment.

     8.7 DEFAULT. If any PARTY does not pay its share of the charges when due, or prior to commencement of the approved operation for which it is billed, whichever is the earlier, OPERATOR may give such PARTY notice that unless payment is made within fifteen (15) DAYS, such PARTY shall be in default. Any PARTY in default shall have no further access to the maps, cores, logs, surveys, records, data, interpretations or other information obtained in connection with said operation. A defaulting PARTY shall not be entitled to vote on any matter until such time as PARTY'S payments are current. The voting interest of each non-defaulting PARTY shall be in the proportion its PARTICIPATING INTEREST bears to the total non-defaulting PARTICIPATING INTEREST. As to any operation approved or commenced during the time a PARTY is in default, such PARTY shall be deemed to be a NON-PARTICIPATING PARTY.

     8.8 CARVED-OUT INTERESTS. Any overriding royalty, production payment, net proceeds interest, carried interest or any other interest carved-out of the WORKING INTEREST in the LEASE after the effective date of this Agreement shall be subject to the rights of the PARTIES to this Agreement, and any PARTY whose WORKING

INTEREST is so encumbered shall be responsible therefor. If a PARTY does not pay its share of expenses and the proceeds from the sale of production under Section
8.5 are insufficient for that purpose, the security rights provided for therein may be applied against the carved-out interests with which such WORKING INTEREST is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Section 8.5.

                                   ARTICLE IX

                                     NOTICES

     9.1 GIVING AND RECEIVING NOTICES. All notices shall be in writing and delivered in person or by mail, telex, telegraph, TWX, telecopier or cable; however, if a drilling rig is on location at time of proposal and standby charges are accumulating, such notices shall be given by telephone and immediately confirmed in writing. Notice shall be deemed given only when received by the PARTY to whom such notice is directed, except that any notice by certified mail or equivalent, telegraph or cable properly addressed, pursuant to
Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail or twenty-four
(24) hours after such notice is sent by facsimile (receipt confirmed), or when filed with an operating, telegraph or cable company for immediate transmission.

     9.2 CONTENT OF NOTICE. Any notice which requires a response shall indicate the maximum response time specified in Section 9.3 If a proposal involves a Platform or Facility, the notice shall contain a description of same, including location and the estimated costs of fabrication, transportation and installation. If a proposal involves a well operation, the notice shall include the estimated commencement date, the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations and the estimated costs of the operation including all necessary expenditures through installation of the wellhead.

     9.3 RESPONSE TO NOTICES. Each PARTY'S response to a proposal shall be in writing to OPERATOR, with copies to the other PARTIES. Except for those notices in Articles X, XI, XV and XVI, the maximum response time shall be as follows:

          9.3.1 PLATFORM CONSTRUCTION. When any proposal for operations involves the construction of a platform, the maximum response time shall be forty-five
(45) days.

          9.3.2 PROPOSAL WITHOUT PLATFORM. When any proposal for operations does not require construction of a platform, maximum response time shall be thirty (30) days; however, if a drilling rig is on location and standby charges are accumulating, the maximum response time shall be forty-eight (48) hours.

          9.3.3 OTHER MATTERS. For all other matters requiring notice, the maximum response time shall be thirty (30) days.

     9.4 FAILURE TO RESPOND. Failure of any PARTY to respond to a notice within the required period shall be deemed to be a negative response.

     9.5 RESTRICTIONS ON MULTIPLE WELL PROPOSALS. Unless otherwise agreed by the PARTIES, no more than one well shall be drilling or completing for the account of the Parties on the Lease at the same time. Well proposals made under the terms hereof shall be limited to one well each and except as provided below, no PARTY shall be required to make an election under more than one well proposal at the same time or while a well is drilling or completing. This paragraph shall not limit the right of a PARTY to propose a well while another is drilling or completing, however, the time to elect under such a proposal shall be deferred until (a) thirty (30) days after the previous well has been completed or plugged and abandoned or (b) twenty-four (24) hours from receipt of notification that the drilling rig has been moved to the new location and standby charges are being accumulated, whichever is earlier.

                                    ARTICLE X

                                EXPLORATORY WELLS

     10.1 OPERATIONS BY ALL PARTIES. Any PARTY may propose an EXPLORATORY WELL by notifying the other PARTIES. If all the PARTIES agree to participate in drilling the proposed well, OPERATOR shall drill such well for the benefit of all PARTIES.

     10.2 SECOND OPPORTUNITY TO PARTICIPATE. If fewer than all PARTIES elect to participate, OPERATOR shall inform all PARTIESof the elections made, whereupon any PARTY originally electing not to participate may then elect to participate by notifying the OPERATOR within forty-eight (48) hours after receipt of such information.

     10.3 OPERATIONS BY FEWER THAN ALL PARTIES. If fewer than all but one (1) or more PARTIES owning not less than fifty-one percent (51%) WORKING INTEREST elect to participate in and agree to bear the cost and risk of drilling the proposed well, OPERATOR, even if OPERATOR is a NON-PARTICIPATING PARTY, shall have the option of drilling such well for the PARTICIPATING PARTIES under this Agreement. OPERATOR, immediately after expiration of the applicable notice period, shall advise the PARTICIPATING PARTIES of (a) the total interest of the PARTIES approving such operation, and (b) its recommendation as to whether the PARTICIPATING PARTIES should proceed with the operation as proposed. Each PARTICIPATING PARTY, within forty-eight (48) hours (inclusive of Saturday, Sunday or legal holidays) after receipt of such notice, shall advise the proposing PARTY within ninety (90) days after the date of the last applicable election date and is drilled as proposed in accordance with this Agreement, any PARTY electing not to participate shall be deemed to have relinquished its operating rights in such well as if it were a NON-CONSENT WELL. However, in the situation in which a rig is on location and standby charges are accumulating, thus precipitating a forty-eight (48) hour response period, the well must be commenced within fifteen (15) days. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Operations shall be deemed to have commenced (a) on the date the contract for a new platform is let, if the notice indicated the need for such platform; or (b) the date rigging-up operations on the well are commenced. Recoupment of costs shall be determined by Sections 12.2 and 12.5, if applicable, and the drilling of such well shall be governed by Article XII as applicable; however, percentages under Section 12.2 shall be as follows:

          12.2.1A)   Eight hundred percent (800%)
          12.2.1B)   Three hundred percent (300%)
          12.2.1C)   One hundred percent (100%)
          12.2.1D)   One hundred percent (100%)

     10.4 COURSE OF ACTION AFTER DRILLING TO INITIAL OBJECTIVE DEPTH

          10.4.1 CASING POINT ELECTION. After an Exploratory Well has been drilled for all Parties to the objective depth, and all authorized logging and testing has been completed, OPERATOR shall immediately notify the PARTIES of OPERATOR'S proposal to either;

               (a)  further log or test the well,

               (b)  complete the well as originally planned,

               (c) plug-back and complete the well in a shallower zone in ascending order,

               (d) deepen the well within a previously approved objective zone, in descending order,

               (e) deepen the well below the deepest approved objective zone or zones,

               (f) sidetrack the well to a new bottom hole location within the approved objective zone,

               (g)  other operations in the well, or

               (h)  plug and abandon the well.

Within forty-eight (48) hours after receipt of OPERATOR'S proposal, the other PARTIES shall respond thereto by either approving it or making a counter-proposal. If a counter-proposal is made, the PARTIES shall have an additional forty-eight (48) hours to respond thereto. If all PARTIES approve a proposal or counter-proposal, OPERATOR shall conduct the operation at the PARTICIPATING PARTIES cost and risk. A proposal to complete, rework or recomplete a well at a particular depth will take precedence over proposal to complete, rework or recomplete the well above such depth, with a deeper proposal for such operations always taking precedence over a shallower proposal. Proposals for such operations at any depth will take precedence over proposals to deepen the well below its originally proposed total depth or to sidetrack the well once it has reached such depth with a proposal to sidetrack taking precedence over a proposal to deepen. Proposals of the same type shall be given precedence in the order in which they are made. No action shall be required on a proposal while there is pending a proposal, with precedence being on the same well on which the parties have not acted or on which work has not been

                                   ARTICLE XI

                           DEVELOPMENT WELL OPERATIONS

     11.1 OPERATIONS BY ALL PARTIES. Any PARTY may propose a DEVELOPMENT OPERATION, including any platform required by such operations, by notifying the other PARTIES. If all PARTIES elect to participate in the proposed operation, OPERATOR shall conduct such operation for the benefit of the PARTIES at their cost and risk.

     11.2 SECOND OPPORTUNITY TO PARTICIPATE. If fewer than all PARTIES elect to participate, the OPERATOR shall inform the PARTIES of the elections made, whereupon any PARTY originally electing not to participate may then elect to participate by notifying the OPERATOR within forty-eight (48) hours after receipt of such information. Thereafter, if fewer than all PARTIES elect to participate, the PARTICIPATING PARTIES shall be afforded the alternatives as set out under Article 10.3.

     11.3 OPERATIONS BY FEWER THAN ALL PARTIES. Except for a DEVELOPMENT WELL(S) under Section 12.7, if fewer than all PARTIES, but one (1) or more PARTIES having a combined WORKING INTEREST of fifty-one percent (51%) or more approve a DEVELOPMENT OPERATION; OPERATOR shall conduct such operation pursuant to Article
XII. If such operations are to be conducted from an existing platform, the operations participated in by all of the PARTIES shall have preference, unless otherwise agreed to by the PARTIES hereto.

     11.4 TIMELY OPERATIONS. Operations shall be commenced within ninety (90) days following the date upon which the last applicable election may be made. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Operations shall be deemed to have commenced (a) on the date the contract for a new platform is let, if the notice indicated the need for such platform; or (b) on the date rigging-up operations are commenced on an existing platform.

     11.5 COURSE OF ACTION AFTER DRILLING TO INITIAL OBJECTIVE DEPTH. After any DEVELOPMENT WELL has reached its objective depth, the identical procedures and alternatives provided under Article 10.4 shall apply.

     11.6 DEEPER DRILLING. If a well is proposed to be drilled below the deepest producible zone penetrated by a PRODUCIBLE WELL on the LEASE any PARTY may elect to participate either in the well as proposed or to the base of the deepest producible zone. A PARTY electing to participate in such well to the base of said zone shall bear its proportionate part of the cost and risk of drilling to said zone including completion or abandonment. All operations below the depth to which such PARTY agreed to participate shall be governed by Article X.

                                   ARTICLE XII

                             NON-CONSENT OPERATIONS

     12.1 NON-CONSENT OPERATIONS. OPERATOR shall conduct NON-CONSENT OPERATIONS at the sole risk and expense of the PARTICIPATING PARTIES, in accordance with the following provisions;

          12.1.1 NON-INTERFERENCE. NON-CONSENT OPERATIONS shall not interfere unreasonably with operations being conducted by all PARTIES.

          12.1.2 MULTIPLE COMPLETION LIMITATION. NON-CONSENT OPERATIONS shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same PARTIES in the same proportions; (b) the well is incapable of producing from any of its current completions; or (c) all PARTICIPATING PARTIES in the well consent to such operations.

          12.1.3 METERING. In NON-CONSENT OPERATIONS, production need not be separately metered but may be determined on the basis of well test.

          12.1.4 LIENS. In the conduct of NON-CONSENT OPERATIONS, the PARTICIPATING PARTIES shall keep the LEASE free and clear of liens and encumbrances.

          12.1.5 NON-CONSENT WELL. Operations on a NON-CONSENT WELL shall not be conducted in any producible zone penetrated by a PRODUCIBLE WELL without approval of each NON-PARTICIPATING PARTY unless; (a) such zone shall have been designated in the notice as a completion zone; (b) completion of such well in said zone will not increase the well density governmentally prescribed or approved for such zone; and (c) the horizontal distance between the vertical projections of the midpoint of the zone in such well and any existing well in the same zone will be a least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion. Subject to the foregoing provisions of this Article, until the PARTICIPATING PARTIES in a NON-CONSENT WELL have recouped the amount to which they are entitled hereunder, they may conduct any reworking operation on such well which they may desire, including plugging back to a shallower zone but only if such shallower zone is subject to NON-CONSENT elections in the original proposal. In this event, the cost of such reworking operation shall be subject to the penalty provisions of Section 12.2.1.

          12.1.6 COST-INFORMATION. OPERATOR shall, within one hundred twenty
(120) days after completion of a NON-CONSENT WELL, furnish the PARTIES an inventory and an itemized statement of the cost of such well and equipment pertaining thereto. OPERATOR shall furnish to the PARTIES a monthly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding month.

          12.1.7 COMPLETIONS. For the purposes of determinations hereunder, each completion shall be considered a separate well.

     12.2 RELINQUISHMENT OF INTEREST. Upon commencement of NON-CONSENT OPERATIONS, each NON-PARTICIPATING PARTY'S interest and leasehold operating rights in the NON-CONSENT OPERATION and title to production there from shall be owned by and vested in each PARTICIPATING PARTY in proportion to its PARTICIPATING INTEREST for as long as the operations originally proposed are being conducted or production is obtained, subject to Sections 12.2.1 and 12.2.2.

          12.2.1 PRODUCTION REVERSION PENALTIES. Except as to such operations conducted pursuant to Section 12.7 or for the initial EXPLORATORY WELL referred to in Section 10.3, such interest, rights and title shall revert to each NON-PARTICIPATING PARTY when the PARTICIPATING PARTIES have recouped out of the proceeds of production from such NON-CONSENT OPERATIONS an amount equal to the sum of the following:

               (a) Six hundred percent (600%) of the cost of drilling, completing, recompleting, sidetracking, deepening, deviating or plugging back each NON-CONSENT WELL and equipping it through the wellhead connections, reduced by any contribution received under Section 21.1; plus,

               (b) Three hundred percent (300%) of the cost of FACILITIES necessary to carry out the operation; plus,

               (c) One hundred percent (100%) of the cost of using any FACILITIES already installed determined pursuant to Section 12.6 below; plus,

               (d) One hundred percent (100%) of the cost of operating expenses, royalties and severance, gathering, production and windfall profit taxes.

Recoupment of costs shall be in the order listed above. Upon the recoupment of such costs, a NON-PARTICIPATING PARTY shall become a PARTICIPATING PARTY in such operations.

          12.2.2 NON-PRODUCTION REVERSION. If such NON-CONSENT OPERATIONS fail to obtain production or such operations result in production which ceases prior to recoupment by the PARTICIPATING PARTIES of the penalties provided for above, such operating rights shall revert to each NON-PARTICIPATING PARTY except that all NON-CONSENT wells, platforms and FACILITIES shall remain vested in the PARTICIPATING PARTIES; however, any salvage in excess of the sum remaining under
Section 12.2.1 shall be credited to all PARTIES.

     12.3 DEEPENING OR SIDETRACKING OF NON-CONSENT WELL. If any PARTICIPATING PARTY proposes to deepen or sidetrack a NON-CONSENT WELL, a NON-PARTICIPATING PARTY may participate by notifying the OPERATOR within fifteen (15) days after receiving the proposal (48 hours if a rig is on location) that it will join in the (deepening or sidetracking) operations, and by paying to the PARTICIPATING PARTIES an amount equal to such NON-PARTICIPATING PARTY'S share of the actual costs of drilling and casing such well to the point at which such deepening or sidetracking operation is commenced. The PARTICIPATING PARTIES shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to the NON-CONSENT WELL, less the amount paid under this section, out of the proceeds of production from the NON-CONSENT portion of the well.

     12.4 OPERATIONS FROM NON-CONSENT PLATFORMS. Subject to the following, a PARTY which did not originally participate in a platform proposed pursuant to the terms herein, shall be a NON-PARTICIPATING PARTY as to ownership therein and all operations thereon until the PARTICIPATING PARTIES as to such platform have recouped the full sum specified in Section 12.2.1 applicable to such NON-CONSENT PLATFORM and the NON-CONSENT OPERATIONS which resulted in the setting of such PLATFORM and other NON-CONSENT OPERATIONS thereon or therefrom. However, an original NON-PARTICIPATING PARTY may participate in additional operations from such PLATFORM by notifying the OPERATOR within thirty (30) days after receiving a proposal for operations from such PLATFORM (48 hours if a rig is on location and standby rig charges are being incurred) that it will join in such proposed operations by paying to the PARTICIPATING PARTIES in such PLATFORM an amount equal to 300% of such NON-PARTICIPATING PARTY'S share of the actual cost of such

PLATFORM, less any recoupment therefor previously obtained. Thereafter, such original NON-PARTICIPATING PARTY in the PLATFORM shall own its proportionate share thereof. The PARTICIPATING PARTIES in such NON-CONSENT PLATFORM shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to any other NON-CONSENT OPERATIONS thereon or therefrom.

     12.5 DISCOVERY OR EXTENSION FROM MOBILE DRILLING OPERATIONS. If a NON-CONSENT WELL drilled from a mobile drilling rig or floating drilling vessel results in the discovery or extension of productive formations and, if within one (1) year from the date the drilling equipment is released, a platform or other fixed structure is ordered and if its location is within one thousand (1,000) feet from an oil well or three thousand (3,000) feet if gas, from the vertical projection of the bottom-hole location of any such well (unless limited by surface restrictions), the recoupment of amounts applicable to such well under Section 12.2.1 shall be out of such original NON-PARTICIPATING PARTY'S SHARE of all production from such NON-CONSENT WELL and one-half of its share of production from all other wells on the platform or other fixed structure drilled to develop reserves resulting from the discovery or extension of productive formations in said NON-CONSENT WELL in which the NON-PARTICIPATING PARTY in such NON-CONSENT WELL has a PARTICIPATING INTEREST.

     12.6 ALLOCATION OF PLATFORM COSTS TO NON-CONSENT OPERATIONS. NON-CONSENT OPERATIONS shall be subject to further conditions as follows:

          12.6.1 CHARGES. If a NON-CONSENT WELL is drilled from a platform (and is producible or the slot is otherwise rendered unusable), the PARTICIPATING PARTIES in such well shall pay to the OPERATOR for credit to the owners of such platform a charge (due upon completion of operations for such NON-CONSENT WELL) for the right to use the platform and its FACILITIES as follows:

               (a) Such PARTICIPATING PARTIES shall pay a sum equal to that portion of the total cost of the platform (including, but not by way of limitation, costs of design, materials, fabrication, transportation, installation and other costs associated therewith, plus any repairs and maintenance expense resulting from the drilling of such well not provided in Section 12.6.2), which one platform slot bears to the total number of slots on the platform. If the NON-CONSENT WELL is abandoned, the right of the PARTICIPATING PARTIES to use that platform slot shall terminate unless such PARTIES commence drilling a substitute well from the same slot within ninety (90) days after abandonment.

               (b) If the NON-CONSENT WELL production is handled through existing FACILITIES, the PARTICIPATING PARTIES shall pay the owners of the facilities a sum equal to that portion of the total cost of such FACILITIES which the number of completions in said NON-CONSENT WELL bears to the total number of completions utilizing the FACILITIES.

          12.6.2 OPERATING AND MAINTENANCE CHARGES. The PARTICIPATING PARTIES shall pay all costs necessary to connect a NON-CONSENT WELL to the FACILITIES and that proportionate part of the expense of operating and maintaining the platform and other FACILITIES applicable to the NON-CONSENT WELL, including the cost of insurance thereon or in connection therewith, whether by insurance policy of self-insurance by each PARTY for its interest or by OPERATOR for the joint account. Platform operating and maintenance expenses shall be allocated equally to all completions served and operating and maintenance expenses for the other FACILITIES shall be allocated equally to producing completions.

          12.6.3 PAYMENTS. A payment of sums pursuant to Section 12.6.1 is not a purchase of an additional interest in the platform or other FACILITIES. Such payments shall be included in the total amount, which the PARTICIPATING PARTIES are entitled to recoup out of production from the NON-CONSENT WELL.

     12.7 NON-CONSENT DRILLING TO MAINTAIN LEASE. A lease maintenance operation is defined for the purposes of this paragraph as one required to maintain the joint LEASE or a portion thereof, at its expiration date or otherwise. This shall include, but not be limited to, a well proposed to be and actually commenced and drilled during the last year of the primary term of the LEASE, or subsequent thereto, when: (a) the LEASE, or affected portion thereof, is not otherwise being held by operations or production; (b) a PRODUCIBLE WELL(S) thereon has not established sufficient reserves, as determined by one (1) or more PARTICIPATING PARTIES owning fifty percent (50%) working interest in the well, to justify a platform; or (c) any governmental agency having jurisdiction requires the same to avoid loss or forfeiture of all or any portion of the LEASE. Any PARTY may propose and carry out a lease maintenance operation and any PARTY(S) electing not to participate in such an operation will assign to the PARTICIPATING PARTIES in the proportions in which they participate therein, all of its rights, titles and interest in such LEASE block, or the affected portion thereof, free and clear of any burdens thereon occurring since the effective date of this Agreement as provided herein, retaining, however, its interest in previously completed wells which are producing, shut-in or temporarily abandoned. Such assignment, effective upon commencement of lease maintenance operations, will be promptly signed before witnesses, acknowledged and delivered to the PARTICIPATING PARTIES. If only a portion of the LEASE is involved, the PARTICIPATING PARTIES at their election may require an assignment of operating rights in lieu of the assignment of all interest. Upon acceptance by assignees, the assigning PARTY will thereupon cease to be a PARTY hereto as to the assigned interest, subject to final accounting between the PARTIES. If such assignment is not accepted by the Assignees, they shall promptly prepare a release of such affected LEASE or portion thereof, which shall be executed by all PARTIES. However, nothing herein contained will be construed to permit any PARTY to refuse to pay in cash its share of the cost and expense of any operation required on the joint LEASE block by final order of any governmental authority or court having jurisdiction.

          12.7.1 RETENTION OF LEASE BY NON-CONSENT WELL. If a NON-CONSENT WELL is the only well on the LEASE(S) and is serving to perpetuate the LEASE(S), within thirty (30) days after expiration of the LEASE(S) primary term, each NON-PARTICIPATING PARTY shall elect one of the following;

               (a) Immediately assign its entire interest in the LEASE(S) to the PARTICIPATING PARTIES in the proportions in which the NON-CONSENT OPERATION was conducted; or

               (b) Immediately pay to the PARTICIPATING PARTIES its share of all costs associated with such well, less any recoupment therefore previously obtained, such payment to be credited against the total amount to be recovered out of its share of production by the PARTICIPATING PARTIES pursuant to Article X or XII, whichever is applicable.

     12.8 ALLOCATION OF COSTS (SINGLE COMPLETION). For the purpose of allocating costs on any well in which the ownership is not the same for the entire depth, the cost of drilling, completing or equipping such well shall be allocated on the following basis:

          (a) Intangible drilling, completion and material costs (including casing and tubing costs) from the surface to a depth one hundred
               (100) feet below the base of the completed zone shall be charged to the owners or the PARTIES participating in that zone.

          (b) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred (100) feet below the base of the completed zone to total depth shall be charged to the owners or the PARTIES participating in the costs to total depth.

     12.9 ALLOCATION OF COSTS (MULTIPLE COMPLETIONS). For the purpose of allocating costs on any well completed in dual or multiple zones in which the ownership is not the same for the entire depth or the completions thereof, the cost of drilling, completing and equipping such well shall be allocated on the following basis:

          (a) Intangible drilling, completion (including wellhead equipment), casing string and material costs, other than tubing costs, from the surface to a depth one hundred (100) feet below the base of the upper completed zone shall be divided equally between the completed zones and charged to the owners thereof or the PARTIES participating in such zone.

          (b) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred (100) feet below the base of the upper completed zone to a depth one hundred (100) feet below the base of the second completed zone shall be divided equally between the second and any other zone completed below such depth and charged to the owners thereof or to the PARTIES participating in each zone. If the well is completed in additional zones, the costs applicable to each such zone shall be determined and charged to the owners thereof in the same manner as prescribed by the dual zones completion.

          (c) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred (100) feet below the base of the lower completed zone to total depth shall be charged to the owners or the PARTIES participating in the costs to total depth.

          (d) Costs of tubing strings serving each separate zone shall be charged to the owners or the PARTIES participating in each zone.

          (e) For the purposes of allocating tangible and intangible costs between zones that occur at less than one hundred (100) foot intervals, the costs for the distance between the base of the upper zone to the top of the next lower zone shall be allocated equally between zones.

     12.10 ALLOCATION OF COSTS (DRY HOLE). For the purpose of allocating costs on any well determined to be a dry hole, in which the ownership is not the same for the entire depth or the completion thereof, the cost of drilling, plugging and abandoning such well shall be allocated on the following basis:

          (a) Costs to drill, plug and abandon a well proposed for completion in single, dual, or multiple zones shall be charged to the PARTICIPATING PARTIES in the same manner as if the well were completed as a producing well in all zones as proposed.

          (b) Plugging and abandoning of any well following any deepening, completion attempt or other operation shall be at the sole risk and expense of the PARTICIPATING PARTIES in such operation, subject however to the provisions of Section 10.4.

     12.11 INTANGIBLE DRILLING AND COMPLETION ALLOCATIONS. For the purpose of calculations hereunder, intangible drilling and completion costs, including non-controllable material costs, shall be allocated between zones, including the interval from the lower completed zones to total depth, on a drilling day ratio basis beginning on the day the rig arrives on location and terminating when the rig is released.

     12.12 OPERATED WELLS. The designated OPERATOR hereunder shall operate all wells drilled pursuant to the NON-CONSENT provision of this Agreement. However, notwithstanding anything herein to the contrary, if the NON-CONSENT WELL is drilled from a mobile drilling rig and if the designated OPERATOR is a NON-PARTICIPATING PARTY therein, the PARTICIPATING PARTY owning the largest PARTICIPATING INTEREST shall serve as Operator for the drilling and completion of such well, unless the PARTICIPATING PARTIES agree otherwise. Upon completion of any such well as a productive well (completion through the wellhead), the well shall be turned over to the designated OPERATOR for further operations.

                                  ARTICLE XIII

                                   FACILITIES

     13.1 APPROVAL. Any PARTY may propose the installation of FACILITIES by notice to the other PARTIES with information adequate to describe the proposed FACILITIES and the estimated costs. The affirmative vote of one (1) or more PARTIES having a combined PARTICIPATING INTEREST of fifty-one percent (51%) or more in the wells to be served shall be required before such FACILITIES may be installed. If such required approval is obtained, the PARTICIPATING PARTIES therein shall proceed with the installation of such FACILITIES at their sole cost, risk and expense and the NON-PARTICIPATING PARTIES in such FACILITIES shall have no rights with respect thereto, subject to recoupment of amounts set forth under Article 12.2.1 from the completions served thereby. Each PARTIES' share shall be calculated by multiplying the total cost of the FACILITIES by a fraction, the numerator of which is that PARTY'S number of PRODUCIBLE WELL completions served by the FACILITIES and the denominator of which is the total number of PRODUCIBLE WELL completions served by the FACILITIES. Nothing hereunder shall limit a PARTY'S rights under Section 22.1; however, a PARTY acting thereunder shall not be required to pay for joint account FACILITIES that duplicate its FACILITIES constructed pursuant to Section 22.1

                                   ARTICLE XIV

                             ABANDONMENT AND SALVAGE

     14.1 PLATFORM SALVAGE AND REMOVAL COSTS. When the PARTIES owning FACILITIES consisting of a platform, mutually agree to dispose of such platform it shall be disposed of by the OPERATOR as approved by such PARTIES. The costs, risks and net proceeds, if any, resulting from such disposition shall be shared by such PARTIES in proportion to their PARTICIPATING INTEREST. To secure the availability and sufficiency of funds for the dismantling, abandonment and removal of such platform, the PARTICIPATING PARTIES, prior to the construction, shall assign to a trustee of a bank (the "Assignee") an overriding royalty interest equal to one-half percent (1/2%) of the whole of the oil, gas and other minerals produced, saved and marketed from the LEASE. The assignee shall be selected by an affirmative vote of two or more parties having a combined PARTICIPATING INTEREST of fifty percent (50%) or more. The assigned overriding royalty interest shall burden the interest of the PARTIES in proportion to their participation in the platform. The Assignee, who shall have no interest in the overriding royalty interest, shall receive the proceeds and place same in an interest bearing account or in insured certificates of deposit (the "Abandonment Fund"). If a platform is not constructed within one year of the date of overriding royalty interest is assigned, the overriding royalty shall terminate and the Assignee shall reassign the interest and properly disburse the Abandonment Fund to the appropriate Parties. Any proposal to construct a platform shall include estimated costs of dismantling, abandonment and removal of such platform. At such time as the Abandonment Fund equals these estimated costs, the overriding royalty shall be assigned to the PARTICIPATING PARTIES by the Assignee. Similarly, any excess Abandonment Funds after complete dismantling, abandonment and removal costs are paid shall be disbursed to the PARTICIPATING PARTIES in proportion to their interest. A PARTICIPATING PARTY's interest in the Abandonment Fund may only be assigned or transferred in conjunction with an assignment or transfer of the subject Lease(s). In lieu of an assignment of overriding royalty interest, any PARTICIPATING PARTY may elect to furnish an irrevocable letter of credit in favor of the Assignee, or proof of coverage under adequate plugging and abandonment bonds, subrogated in favor of the OPERATOR, to provide for that PARTY's estimated proportionate share of platform dismantling, removal and abandonment costs. The letter of credit or plugging and abandonment bonds shall provide that either instrument shall remain in force in the event of a transfer or assignment of the PARTY's interest until such time as the transferee or assignee provides a similar irrevocable letter of credit or plugging and abandonment bonds.

     14.2 PURCHASE OF SALVAGE MATERIALS. OPERATOR shall give all PARTIES written notice when it is determined under Section 14.1 that FACILITIES or other materials are not needed for further operations and may be moved from the LEASE. Within fifteen (15) days after receipt of such notice any PARTY desiring to acquire such materials shall give OPERATOR written notice of such fact. If more than one PARTY desires to acquire such materials, OPERATOR shall designate a time and place at which each PARTY may submit written bids for such materials. If only one PARTY desires to acquire such materials, it may do so on the basis of the value thereof as determined in accordance with the provisions of Exhibit "C", with prefabricated materials being valued on the basis of cost including but not limited to cost of fabrication. All materials removed from the LEASE shall be removed at the expense of the PARTIES unless purchased hereunder, then at the expense of the acquiring PARTY. In the event no PARTY desires to purchase said materials, the materials shall be disposed of in accordance with the provisions of Exhibit "C".

     14.3 ABANDONMENT OF PRODUCING WELL. Any PARTY may propose the abandonment of a well by notifying the other PARTIES, who shall have the time period set forth in Section 9.3.2 from receipt thereof within which to respond. No well shall be abandoned without the mutual consent of the PARTICIPATING PARTIES. The PARTICIPATING PARTIES not consenting to the abandonment shall pay to each PARTICIPATING PARTY desiring to abandon its share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the PARTICIPATING PARTIES. Provided, however, if such salvage value is less than such estimated current costs, then each PARTICIPATING PARTY desiring to abandon shall pay to OPERATOR for the benefit of the PARTICIPATING PARTIES not consenting to abandonment a sum equal to its share of such deficiency.

     14.4 ASSIGNMENT OF INTEREST. Each PARTICIPATING PARTY desiring to abandon a well pursuant to Section 14.3 shall assign effective as of the last applicable election date, to the non-abandoning PARTIES, in proportion to their PARTICIPATING INTERESTS, its interest in such well and the equipment therein and its ownership in the production of such well. Any PARTY so assigning shall be relieved from any further liability with respect to said well except as to any accrued liability.

     14.5 ABANDONMENT OPERATIONS REQUIRED BY GOVERNMENTAL AUTHORITY. Any well abandonment or platform removal required by a governmental authority shall be accomplished by OPERATOR with the costs, risks and net proceeds, if any, to be shared by the PARTIES owning such well or platform in proportion to their PARTICIPATING INTEREST.

                                   ARTICLE XV

                                   WITHDRAWAL

     15.1 WITHDRAWAL. Any PARTY may withdraw from this Agreement and thereby be relieved of all responsibilities with respect to the LEASE by giving notice to the other PARTIES of such desire together with an offer to convey at no cost by a recordable instrument, without warranty, express or implied, except for its own acts, all of its interest in and to the LEASE, the oil and gas, and the property and equipment owned hereunder. Any such conveyance or assignment shall be free and clear of any overriding royalties, production payments or other burdens on production created after the effective date of this Agreement and shall be subject to the LEASE provisions and to the rules and regulations of the lessor. If any PARTY(S) desires to acquire such interest and to assume the obligations of the assigning PARTY under this Agreement and the LEASE, the withdrawing PARTY shall deliver such conveyance or assignment ratably to the acquiring PARTIES, unless the acquiring PARTIES agree otherwise. If no PARTY desires to acquire such interest, the PARTY desiring to withdraw may do so only by paying to those PARTIES not desiring to withdraw its pro-rata share of the estimated costs of plugging and abandoning all wells and removal of all platforms, structures and other equipment on the LEASE, less any salvage value approved under the voting procedure hereof, and such withdrawing PARTY shall remain liable for any costs, expenses or damages theretofore accrued or arising out of any event occurring prior to such PARTY'S withdrawal. Thereafter, the withdrawing PARTY shall assign its entire interest ratably to the remaining PARTIES. If the remaining PARTIES do not wish to continue operations on the LEASE, all PARTIES shall proceed with abandoning and surrendering the same.

     15.2 LIMITATIONS ON WITHDRAWAL. No PARTY shall be relieved of its obligations hereunder during a well or platform fire, blowout or other emergency thereon, but may withdraw from this Agreement and be relieved of such obligations after termination of such emergency, provided such PARTY shall be and remain liable for its full share of all costs arising out of said emergency, including without limitation, the drilling of a relief well, containment and cleanup of oil spill and pollution and all costs of platform debris removal made necessary by the emergency.

                                   ARTICLE XVI

                      RENTALS, ROYALTIES AND OTHER PAYMENTS

     16.1 CREATION OF OVERRIDING ROYALTY. If after the effective date of this Agreement, any PARTY creates any overriding royalty, production payment or other burden payable out of production attributable to such PARTY'S WORKING INTEREST in the LEASE owned and if any other PARTY(S) becomes entitled to an assignment pursuant to the provisions of this Agreement (except for Paragraph 26.2) or as a result of NON-CONSENT OPERATIONS hereunder becomes entitled to receive the WORKING INTEREST otherwise belonging to a NON-PARTICIPATING PARTY in such operations, the PARTY entitled to receive the assignment from or the WORKING INTEREST production of such NON-PARTICIPATING PARTY shall receive same free and clear of such burdens, and the NON-PARTICIPATING PARTY creating such burdens shall save the PARTICIPATING PARTIES harmless with respect to the receipt of such assigned interest or such WORKING INTEREST production.

     16.2 PAYMENT OF RENTALS AND MINIMUM ROYALTIES. OPERATOR shall pay all rentals, minimum royalties, or similar payments accruing under the terms of the LEASE and submit evidence of such payment to the PARTIES. As to any production delivered in kind by OPERATOR to any NON-OPERATOR or to another for the account of such NON-OPERATOR, said NON-OPERATOR shall provide OPERATOR with information as to the proceeds or value of such production in order that the OPERATOR may make payment of any minimum royalty due. The amount of such payment for which each PARTY is responsible shall be charged by the OPERATOR to such PARTIES. OPERATOR shall diligently attempt to make proper payment, but shall not be held liable to the PARTIES in damages for the loss of any LEASE or interest therein of through mistake or oversight any rental or minimum royalty payment is not paid for or is erroneously paid. The loss of any LEASE or interest therein which results from a failure to pay or an erroneous payment of rental or minimum royalty shall be a joint loss and there shall be no readjustment of interest.

     16.3 NON-CONCURRENCE IN PAYMENTS. Should any PARTY(S) not concur in the payment of any rental, minimum royalty or similar payment, such PARTY(S) shall notify OPERATOR and all other owners in writing at least sixty (60) days prior to the date on which such payment is due or accrues; and, in this event OPERATOR shall make such payment for the benefit of all concurring PARTIES. In such event the non-concurring PARTY(s) shall, upon request of any concurring PARTIES, assign to the concurring PARTIES in the ratio that each concurring PARTY'S interest at the time bears to the total interest of all concurring PARTIES, without warranty, except for its own acts, such portions of its interest in and to the LEASE or portion thereof involved as would be maintained by such payment. That assignment shall be free and clear of any overriding royalties, production payments or other burdens on production created after the effective date hereof. Thereafter, the LEASE, or portion thereof, involved shall no longer be subject to this Agreement. The PARTIES then owning such LEASE or portion thereof agree to operate said LEASE or portion thereof under a separate agreement in the same form as this Agreement.

     16.4 ROYALTY PAYMENTS. Each PARTY shall pay, deliver or cause to be paid or delivered its pro-rata share of LEASE royalties, overriding royalties, payments out of production or other amounts or charges which may be or become payable out of its share of production and shall hold the other PARTIES free from any liability therefore. Each Party, electing to pay his share of royalties pursuant to the terms of the Lease, shall promptly notify Operator of said election and shall thereafter provide to Operator a detailed accounting of revenue received and value paid to the Lessor for such Party's share of production produced, marketed and sold. Monthly reports shall be submitted to Operator within forty-five days of actual receipt of the previous month's production revenue. During any time in which PARTICIPATING PARTIES in a NON-CONSENT OPERATION are entitled to receive a NON-PARTICIPATING PARTY'S share of production, the PARTICIPATING PARTIES shall bear the LEASE royalty due with respect to such share of production and shall hold the NON-PARTICIPATING PARTIES harmless from liability in connection therewith. Any PARTY acting under the provisions of the Article shall never be liable for a standard of performance in making such payments or deliveries in excess of a good faith effort to pay or deliver same prior to the due date and no liability (other than the liability to correct such payment) shall be incurred for failure through error or omissions of the employees of any such PARTY to make payment or delivery within the time, in the manner and for the amounts due

     16.5 FEDERAL OFFSHORE OIL POLLUTION COMPENSATION FUND FEE. Each PARTY agrees to pay and bear the Federal Offshore Oil Pollution Compensation Fund Fee payable on its share of oil produced, such fee being required by Section 302 of the Outer Continental Shelf Lands Act Amendment of 1978 and any regulation lawfully promulgated pursuant thereto; provided, however, should the oil owned by a PARTY be reported by another PARTY, it shall be the obligation of such reporting PARTY and such reporting PARTY is specifically authorized to an agrees to pay the Federal Offshore Oil Pollution Compensation Fund Fee on those volumes which it reports for the benefit of the non-reporting PARTY, and such reporting PARTY may charge such non-reporting PARTY for the payments so made.

                                  ARTICLE XVII

                                      TAXES

     17.1 PROPERTY TAXES. OPERATOR shall render property covered by this Agreement as may be subject to ad valorem taxation and shall pay such property taxes for the benefit of each PARTY. OPERATOR shall charge each PARTY its share of such tax payments. If the OPERATOR is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuation of each PARTY'S WORKING INTEREST, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the PARTIES hereto in accordance with the percentage of tax value generated by each PARTY'S WORKING INTEREST.

     17.2 CONTEST OF PROPERTY TAX VALUATION. OPERATOR shall timely and diligently protest to a final determination any valuation it deems unreasonable. Pending such determination, OPERATOR may elect to pay under protest. Upon final determination, OPERATOR shall pay the taxes and any interest, penalty or cost accrued as a result of such protest. In either event, OPERATOR shall charge each PARTY its share.

     17.3 PRODUCTION AND SEVERANCE TAXES. Each PARTY shall pay, or cause to be paid, all production, severance and other taxes due on any production, which it received pursuant to the terms of this Agreement.

     17.4 OTHER TAXES AND ASSESSMENTS. OPERATOR shall pay other applicable taxes or assessments and charge each PARTY its share.

                                  ARTICLE XVIII

                                    INSURANCE

     18.1 INSURANCE. OPERATOR shall obtain the insurance provided in Exhibit "B" and charge each PARTICIPATING PARTY its proportionate share of the cost of such coverage.

                                   ARTICLE XIX

                         LIABILITY, CLAIMS AND LAWSUITS

     19.1 INDIVIDUAL OBLIGATIONS. The obligations, duties and liabilities of the PARTIES shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association or other character of business entity recognizable in law for any purpose. Each PARTY shall hold all the other PARTIES harmless from liens and encumbrances on the LEASE arising as a result of its acts.

     19.2 NOTICE OF CLAIM OR LAWSUIT. If a claim is made against any PARTY or if any PARTY is sued on account of any matter arising from operations hereunder, such PARTY shall give prompt written notice to the other PARTIES.

     19.3 SETTLEMENTS. OPERATOR may settle any single damage claim or suit involving operations hereunder if the expenditure does not exceed Twenty-five thousand Dollars ($25,000.00), if the claim is not covered by Exhibit "B" and if the payment is in complete settlement of such claim or suit.

     19.4 LEGAL EXPENSE. Legal Expenses shall be handled pursuant to the provisions of Exhibit "C".

     19.5 LIABILITY FOR LOSSES, DAMAGES, INJURY OR DEATH. Liability for losses, damages, injury or death arising from operations under this Agreement shall be borne by the PARTIES in proportion to their PARTICIPATING INTERESTS in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct of any party, in which case such PARTY shall be liable.

     19.6 INDEMNIFICATION. The PARTICIPATING PARTIES agree to hold the NON-PARTICIPATING PARTIES harmless and to indemnify and protect them against all claims, demands, liabilities and liens for property damage or personal injury, including death, caused by or otherwise arising out of NON-CONSENT OPERATIONS, and any loss and costs suffered by any NON-PARTICIPATING PARTY as an incident thereof.

                                   ARTICLE XX

                           INTERNAL REVENUE PROVISION

     20.1 INTERNAL REVENUE PROVISION. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that this Agreement and the operations hereunder shall not constitute a partnership, if for Federal Income Tax purposes this Agreement and the operations hereunder are regarded as a partnership, then for Federal Income Tax purposes each PARTY elects to be excluded from the application of all the provisions of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1954, as permitted and authorized by Section 761 of said Code and the regulations promulgated thereunder. OPERATOR is hereby authorized and directed to execute on behalf of each PARTY such evidence of this election as may be required by the Federal Internal Revenue Service including specifically, but not by way of limitation, all of the returns, statements and data required by Federal Regulations 1.761.2. Should there be any requirement that each PARTY further evidence this election, each PARTY agrees to execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service. Each PARTY further agrees not to give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax law of the United States of America or any state contains provisions similar to those contained in Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of said Subchapter K is permitted, each PARTY makes such election or agrees to make such election as may be permitted by such laws. In making this election, each PARTY states that the income derived by it from the operations under this Agreement can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE XXI

                                  CONTRIBUTIONS

     21.1 NOTICE OF CONTRIBUTIONS OTHER THAN ADVANCES FOR SALE OF PRODUCTION. Each PARTY shall promptly notify the other PARTIES of all contributions, which it may obtain, or is attempting to obtain, concerning the drilling of any well on the LEASE. Payments received as consideration for entering into a contract for sale of production from the LEASE, loans and other financing arrangements shall not be considered contributions for the purposes of the Article. No PARTY shall release or obligate itself or release information in return for a contribution from an outside party toward the drilling of a well without prior written consent of the other PARTICIPATING PARTIES therein.

     21.2 CASH CONTRIBUTIONS. In the event a PARTY receives a cash contribution toward the drilling of a well, said cash contribution shall be paid to OPERATOR and OPERATOR shall credit the amount thereof to the PARTIES in proportion to their PARTICIPATING INTEREST.

     21.3 ACREAGE CONTRIBUTIONS. In the event a PARTY receives an acreage contribution toward the drilling of a well, said acreage contribution shall be shared by each PARTICIPATING PARTY who accepts in proportion to its PARTICIPATING INTEREST in the well.

                                  ARTICLE XXII

                            DISPOSITION OF PRODUCTION

     22.1 FACILITIES TO TAKE IN KIND. Any PARTY shall have the right, at its sole risk and expense, to construct FACILITIES for taking its share of production in kind, provided that such FACILITIES at the time of installation do not interfere with continuing operations on the LEASE and adequate space is available therefore.

     22.2 DUTY TO TAKE IN KIND. Each PARTY shall have the right and duty to take in kind or separately dispose of its share of the oil and gas produced and saved from the LEASE.

     22.3 FAILURE TO TAKE IN KIND. If any PARTY fails to take in kind or dispose of its share of the oil and condensate, OPERATOR may either (a) purchase oil or condensate at OPERATOR'S posted price or, in the absence of a posted price, in no event less than the price prevailing in the area for oil of the same kind, gravity and quality, or (b) sell such oil or condensate to others at the best price obtainable by OPERATOR, subject to revocation by the non-taking PARTY upon thirty (30) days advance notice. All contracts of sale by OPERATOR of any PARTY'S share of oil or condensate shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year. Proceeds of all sales made by OPERATOR pursuant to this Section shall be paid to the PARTIES entitled thereto. Unless required by governmental authority or judicial process, no PARTY shall be forced to share an available market with any non-taking PARTY.

     22.4 EXPENSES OF DELIVERY IN KIND. Any cost incurred by OPERATOR in making delivery of any PARTY'S share of oil and condensate, or disposing of same pursuant to Section 22.3, shall be borne by such PARTY.

     22.5 GAS BALANCING PROVISIONS. Attached hereto is Exhibit "E" entitled "Gas Balancing Agreement", containing an agreement of the PARTIES, which is incorporated into this Agreement as if copied at length herein.

                                  ARTICLE XXIII

                                 APPLICABLE LAW

     23.1 APPLICABLE LAW. This Agreement shall be interpreted according to the laws of the State of Texas.

                                  ARTICLE XXIV

                    LAWS, REGULATIONS AND NON-DISCRIMINATION

     24.1 LAWS AND REGULATIONS. This Agreement and operations hereunder are subject to all applicable laws, rules, regulations and orders, and any provision of the Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed modified accordingly.

     24.2 NON-DISCRIMINATION. In the performance of work under the Agreement, the PARTIES agree to comply, and OPERATOR shall require each independent contractor to comply, with the governmental requirements set forth in Exhibit "D" and with all of the provisions of Section 202(1) to (7), inclusive, of Executive Order No. 11246, as amended.

                                   ARTICLE XXV

                                  FORCE MAJEURE

     25.1 NOTICE. If any PARTY is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, that PARTY shall give to all other PARTIES prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the PARTY giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The affected PARTY shall use reasonable diligence to remove the force majeure as quickly as possible.

     25.2 STRIKES. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes.

     25.3 FORCE MAJEURE. The term "force majeure" as herein employed shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the PARTY claiming suspension.

                                  ARTICLE XXVI

                      SUCCESSORS, ASSIGNS AND PREFERENTIAL
                                RIGHT TO PURCHASE

     26.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the PARTIES and their respective heirs, successors, representatives and assigns and shall constitute a covenant running with the LEASE. Each PARTY shall incorporate in any assignment of an interest in the LEASE a provision that such assignment is subject to this Agreement.

     26.2 PREFERENTIAL RIGHT TO PURCHASE. Should any PARTY desire to sell, farmout or otherwise dispose of all or any part of its interests under this Agreement, or its Working Interest in the Lease, it shall promptly give written notice to the other PARTIES giving complete information relative to the proposed disposition, which shall included the name and address of the proposed purchaser (who must be ready, willing and able to purchase), the purchase price and all other terms of the offer. The other PARTIES shall have an optional prior right, for a period of ten (10) days after receipt of the notice, to purchase the interest which the other PARTY proposes to sell on the same terms and conditions as the proposed purchaser. If this optional right is exercised by the other PARITES, the purchasing PARTIES shall share the purchased interest in the proportions that the interest of each bears to the total interests of all purchasing PARTIES.

          26.2.1 The Provisions of this Article shall not apply to and it shall not be necessary to obtain the consent of any PARTY in connection with;

               (a) Any mortgage or other pledge, including without limitation the granting of any lien or security interest and any assignment of production executed as further security for the debt secured by any such mortgage or pledge, by a PARTY hereto of its interest or any portion thereof in the joint leases, or the Agreement, or any judicial, trustee's or other sales to foreclose the same;

               (b) Any transfer or disposition of the interest of a PARTY hereto by corporate merger, reorganization or consolidation or by any sale or sales of all or substantially all of its oil and gas properties; or

               (c) Any sale, merger, reorganization, consolidation or other transfer by a PARTY hereto of any part of its interest to or with any "affiliate" (as such term is defined in Regulation C, issued under the Securities Act of 1933).

               (d) Any mortgage, pledge, transfer, sale, merger or any other disposition enumerated in subparagraphs (a), (b) or (c) of this Paragraph shall be made expressly subject to this Agreement. Any assignment under this provision shall be effective upon approval of the lessor or at such earlier date as agreed to by the lessor.

     26.3 ASSIGNMENTS. Any assignment, vesting or relinquishment of interest between the PARTIES shall be without warranty of title, except as to overrides, production payments, liens, encumbrances or similar burdens on the interest assigned. Any assignment to a Third Party or a Working Interest herein shall not be effective until approved by the Minerals Management Service.

                                  ARTICLE XXVII

                                      TERM

     27.1 TERM. This Agreement may be amended only in writing and only by mutual consent of all PARTIES. This Agreement shall remain in effect so long as the LEASE shall remain in effect and thereafter until all claims, liabilities and obligations incurred in operations hereunder have been settled; however, all property belonging to the PARTIES shall be disposed of and final settlement shall be made under this Agreement.

                                 ARTICLE XXVII

                             HEADINGS AND EXECUTION

     28.1 TOPICAL HEADINGS. The topical headings used herein are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Section.

     28.2 COUNTERPART EXECUTIONS. This Agreement may be signed in counterparts, and shall be binding upon the PARTIES and upon their successors, representatives and assigns.

                                        F-W OIL EXPLORATION L.L.C.


                                        BY:
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------


                                        BY:
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------


                                        [           ]
                                         -----------


                                        BY:
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------
                                        TITLE:
                                               ---------------------------------

STATE OF TEXAS

COUNTY OF HARRIS

ON THIS _____ day of _________, 2002, before me appeared ________________, to me personally known, who, being by me duly sworn, did say that he is the ________________ for F-W Oil Exploration L.L.C., and that the foregoing instrument was signed in behalf of said limited liability company by authority of its Board of Directors, and acknowledges said instrument to be a free act and deed of said company.


                                        ----------------------------------------
                                        Notary Public

STATE OF TEXAS

COUNTY OF HARRIS

ON THIS ____ day of _________, 2002, before me appeared ____________, to me personally known, who, being by me duly sworn, did say that he is the ________ for _______________, and that the foregoing instrument was signed in behalf of said corporation by authority of its Board of Directors, and said _______________ acknowledges said instrument to be a free act and deed of said corporation.


                                        ----------------------------------------
                                        Notary Public in and for

STATE OF TEXAS

COUNTY OF __________

ON THIS ____ day of ________, 2002, before me appeared _____________, to me personally known, who, being by me duly sworn, did say that he is the __________ for __________________, and that the foregoing instrument was signed in behalf of said limited liability company by authority of its Board of Directors, and acknowledges said instrument to be a free act and deed of said company.


                                        ----------------------------------------
                                        Notary Public in and for

JOA-North Padres Island 995/996

                                   EXHIBIT "A"

     Attached to and made a part of that certain Joint Operating Agreement dated effective June 20, 2002, by and between F-W OIL EXPLORATION L.L.C., as Operator, and [_____________] and [_______], as non-operators.

OIL AND GAS LEASES AND AREA:

     1. [_________________________]

     2. [_________________________]

PARTICIPANTS AND ADDRESSES:

[_______________________]                             [_______________________].

[_______________________]                             [_______________________]

[_______________________]                             [_______________________]

[_______________________]                             [_______________________]

[_______________________]                             [_______________________]

[_______________________]                             [_______________________]


[_______________________]

[_______________________]

[_______________________]

[_______________________]

[_______________________]

WORKING INTEREST

     [_______________________]   [__].0%

     [_______________________]   [__].5%

     [_______________________]   [__].5%

THE LEASES AND INTERESTS ABOVE ARE BURDENED BY A 2% OF 8/8THS OVERRIDING ROYALTY INTEREST RESERVED UNTO F-W OIL EXPLORATION L.L.C.

                                   EXHIBIT "B"
                                    INSURANCE

     Attached to and made a part of that certain Joint Operating Agreement dated effective June 20, 2002, by and between F-W OIL EXPLORATION L.L.C., as Operator, and [_______] and [_______], as non-operators.

Operator shall, at all times while conducting operations on the Contract Area and/or Assigned Premises, carry or cause to be carried insurance for the following coverage's and in at least the minimum amounts noted.

     1. Workers' Compensation and Occupational Disease insurance in accordance with the statutory requirements of the state in which work is to be performed, the state in which the Operator, herein "Contractor", or any of Operator's contractor(s) or sub-contractor(s), employees reside and the state in which the Contractor is domiciled; Employer's Liability insurance with limits of not less than $1,000,000. These coverage's shall include:

          a. Protection for liabilities under the Federal Longshoremen's and Harbor Worker's Compensation Act and the Outer Continental Shelf Lands Act.

          b. Coverage for liability under the Merchant Marine Act of 1920, commonly known as the Jones Act; the Admiralty Act; and the Death on the High Seas Act with limits of not less than $1,000,000 per accident.

          c. Protection against liability of employer to provide transportation, wages, maintenance and cure to maritime employees and a Voluntary Compensation Endorsement.

          d. Coverage amended to provide that a claim In Rem shall be treated as a claim against the employer.

          e.   Territorial extension shall cover all work areas.

          f. Waiver of subrogation in favor of Operator and it's associated and/or affiliated entity(s).

     2. Comprehensive General Liability insurance, written on any occurrence reported basis with limits of $1,000,000 per occurrence Bodily Injury and Property Damage, combined single limits, an annual aggregate of no less than $2,000,000 (if applicable), including the following coverage's:

          a.   Premises and Operations coverage's.

          b.   Independent Contractor's Contingent coverage.

          c. Contractual Liability covering liabilities assumed under this Contract and the payment of expenses in connection with the defense of Operator's legal firm.

          d.   Products and Completed Operations coverage.

          e. Coverage for explosion, collapse and underground resources and property damage under both Premises/Operations and Contractual Liability coverage parts, where applicable.

          f.   Broad Form Property Damage Liability endorsement.

          g.   Personal Injury Liability.

          h.   In Rem endorsement.

          i.   Territorial extension shall cover all work areas.

          j. Where applicable, coverage for liability resulting from the consumption of food prepared or served by contractor or subcontractor.

          k.   Watercraft exclusion deleted.

          l.   Coverage is provided for "Action Over" suits.

          m.   Coverage is silent as respects Punitive Damages.

          n. Contractors will name Operator or it's affiliate as additional insured with waiver of subrogation in favor of Operator.

     3. Automobile Liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 per occurrence Bodily Injury and Property Damage combined single limits. Contractors will name Operator or it's affiliate as additional insured with waiver of subrogation in favor of Operator.

     4. Where the work described by this Contract involves the use of marine equipment. Operator will require the contractor to provide the following insurance:

          a. Full Form Hull and Machinery insurance, with coverage equal to that provided by the American Institute Hull Clauses including collision liability, with the sister ship clause unamended, with limits of liability at least equal to the full value of the vessel and with navigational limitations adequate for Contractor to perform the contracted work. Where the vessels engage in towing operations, said insurance shall include full tower's liability with the sister ship clause unamended.

          b. Protection and indemnity insurance coverage in an amount at least equal to the full value of each vessel employed under the Contract. Protection and indemnity insurance shall include full coverage for all crew liabilities if coverage for maritime employees is not provided under Coverage B, Employers Liability for Admiralty Jurisdiction.

          c. Excess Protection and Indemnity insurance, including Collision and Tower's (where applicable) Liability in an amount at least equal to the value of each vessel covered or the difference between the full value of each vessel and $1,000,000 per occurrence.

          d. Voluntary Removal of Wreck and/or Debris insurance covering Contractor's operations in an amount of not less than $1,000,000 per occurrence.

     All of the marine coverage's cited above shall name Operator and all its subsidiary and affiliated companies as additional insured's as their interests may appear, to the extent of contractor's obligations to defend and indemnify the Parties, with waivers of subrogation in favor of the Operator and any of it's associated and/or affiliated entities. Any clause purporting to limit insurance in respect of "other assureds" is to be deleted in respect to Operator or it's affiliates.

     5. Aircraft Liability insurance (for contracts involving use of aircraft or helicopters) with combined single limit coverage for public liability, passenger liability and property damage liability of not less than $5,000,000 covering all owned and non-owned aircraft used by Contractor in connection with work to be performed.

     6. Umbrella Liability insurance written on an occurrence basis with no claims made features with a minimum combined single limit of $5,000,000 each occurrence/aggregate where applicable, to be excess of the coverage's and limits required in 1, 2, 3, 4 and 5 above.

     7. Excess Umbrella Liability with a minimum combined single limit of $10,000,000.

     8. OPERATOR shall carry or cause to be carried the following coverage's for the benefit of and at the expense of the Joint Account, however, proportionate coverage may be carried individually by each NON-OPERATOR, subject to proper evidence of such proportionate coverage being provided to Operator in advance of commencement of operations.

          a. Operator's Extra Expense Insurance, including control of well and redrilling of the well (full restoration redrill), including, but not limited to, Pollution and Containment and Evacuation Expense with a limit of liability of $20,000,000.

          b. Physical Damage and Removal of Wreck Coverage for facilities hereunder, with limits not less than the replacement value thereof. Notwithstanding the foregoing, this coverage is to be provided fifteen (15) days prior to placement of such facilities.

                                   EXHIBIT "D"

     Attached to and made a part of that certain Joint Operating Agreement dated effective June 20, 2002, by and between F-W OIL EXPLORATION L.L.C., as Operator, and [__________]. and [__________]., as non-operators.

                    CERTIFICATION OF NONSEGREGATED FACILITIES

Contractor certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Contractor certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause in any Government contract between Contractor and Corporation. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local customs or otherwise. Contractor further agrees that (except where it has obtain identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certification of Non-segregated Facilities, as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000, which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semi-annually or annually). (1968 MAR.) (Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.)

Whenever used in the foregoing Section, the term "contractor" refers to each party to this agreement.

                                   EXHIBIT "E"

                             GAS BALANCING AGREEMENT

     Attached to and made a part of that certain Joint Operating Agreement dated effective June 20, 2002, by and between F-W OIL EXPLORATION L.L.C., as Operator, and [____________]. and [____________]., as non-operators.

I.   DEFINITIONS

     A.   "Agreement" shall mean this Gas Balancing Agreement.

     B. "Balanced" is that condition which occurs when a party hereto has taken the same percentage of the cumulative volume of Gas production it is entitled to take pursuant to the terms of the Operating Agreement.

     C. "Gas" includes natural gas produced from a Well that produces Gas Well Gas, including all constituent parts of such natural gas except liquid hydrocarbons and condensate recovered by primary separation equipment.

     D. "Gas Well Gas" is gas produced from a Well classified as a gas well by the regulatory body having jurisdiction.

     E. "Overproduced" is the status of a party when the percentage of the cumulative volume of Gas taken by that party exceeds that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of the Operating Agreement.

     F. "Underproduced" is the status of a party when the percentage of cumulative volume of Gas taken by that party is less than that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

     G. "Well" is defined as each well subject to the Operating Agreement that produces Gas Well Gas. If a single Well is completed in two or more reservoirs, such Well shall be considered a separate Well with respect to, but only with respect to, each reservoir from which the Gas produced is not commingled in the well bore.

II.  APPLICATION OF THIS AGREEMENT

     The parties to the Operating Agreement own the working or operating interests in the Gas underlying the Contract Area covered by the Operating Agreement and are entitled to share in the percentages therein stated in the Operating Agreement.

     In accordance with the terms of the Operating Agreement, each party is responsible for marketing it's share and shall take its full share of Gas produced from the Contract Area and market or otherwise dispose of same. In the event a party hereto elects in writing not to take in kind or market its full share of Gas or has contracted to sell its share of Gas produced from the Contract Area to a purchaser which, at any time while this Agreement is in effect, fails to take the share of Gas attributable to the interest of such party, the terms of this Agreement shall automatically become effective.

     The Operator is responsible for administering the provisions of this Gas Balancing Agreement and as such shall have the sole option of administering all reporting of the same for the Parties or retaining the services of third party professionals for this specific purpose. The costs of such third party services by Operator shall be considered as included in the overhead rates. The Operator shall cause deliveries to be made to the Gas purchasers at such rates as may be required to give effect to the extent practicable, to be or become Balanced.

III. STORING AND MAKING UP GAS PRODUCTION

     A.   Right to Take and Market Gas

          During any periods or periods when any party hereto does not take, has no market for, or the market of a party is not sufficient to take, that party's full share of the Gas produced from any Well located on the Contract Area, or such party's purchaser otherwise fails to take such party's share of Gas produced from any such Well located on the Contract Area, resulting in such party becoming Underproduced (such party being herein referred to as an "Underproduced Party"), the other party or parties shall be entitled, but not required, to produce from said Well on the Contract Area (and take or deliver to their respective purchaser(s)), each month all or a part of that portion of the allowable Gas production assigned to such Well by the regulatory body having jurisdiction. Any party so taking or delivering Gas which results in such party becoming Overproduced is herein referred to as an "Overproduced Party".

          Those parties which are capable of taking and/or marketing quantities of Gas allocable to an Underproduced Party, in the absence of any other agreement between them, shall each take a share of the Gas attributed to the Underproduced Party or Parties in the direct proportion that their respective interests bear to the total interest of all parties taking Gas which are also considered Overproduced.

          All parties hereto shall share in and own the liquid hydrocarbons recovered from such Gas by primary separation equipment in accordance with their respective interests and subject to the terms of the above-described Operating Agreement, whether or not such parties are actually taking and/or marketing Gas at such time.

     B.   Making Up Underproduction

          Any Underproduced Party shall endeavor to bring its taking of Gas into a Balanced condition. Upon thirty (30) days prior written notice to the Operator, any Underproduced Party may thereafter begin taking or delivering to its purchaser its full share of the Gas produced from a Well (less any used in operations, vented or lost). To allow for the recovery of Gas in storage and to balance the Gas account of the parties in accordance with their respective interests, Underproduced Party shall be entitled to take or deliver to a purchaser its full share of Gas produced from such Well (less any used in operations, vented or lost) plus, (i) for the months of March, April, May, June, July, August, September and October only of any calendar year during which this agreement may be in place, an amount up to an additional fifty percent (50%) of the monthly quantity of Gas attributable to the Overproduced Party or Parties, or (ii) for the months of November, December, January and February only of any calendar year or years during which this agreement may be in place, an amount up to an additional twenty-five percent (25%) of the monthly quantity of Gas attributable to the Overproduced Party or Parties. If more than one Underproduced Party is entitled to take additional Gas, they shall divide the additional Gas in proportion to their respective Underproduced accounts. The first Gas made up shall be assumed to be the first Gas Underproduced.

     C.   Gas Balance Reporting

          Each party taking will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder. Operator shall not be required to adjust its Gas accounting statements reflecting a different Gas purchaser until the first day of the month following the month in which such notice is received by the Operator. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the quantities of Gas each party is entitled to take and/or market and the quantities of Gas taken and/or marketed by each of the parties to their respective Gas purchasers. Within ninety (90) days after the end of each producing calendar month, the Operator shall furnish each party a statement showing the status of the Overproduced and Underproduced accounts of all parties.

          To determine respective volumes of Gas taken by separate gas pipelines connected to the Well, measurement of Gas for overproduction and underproduction shall be accomplished by use of sales meters and lease measurement equipment, which shall be in accordance with AGA requirements.

          Each party to this Agreement agrees that it will not utilize any information obtained hereunder for any purpose other than implementing or administering the terms of this Agreement.

     D.   Royalty and Production Tax

          At all times while Gas is produced from the Contract Area, unless otherwise required by any State or Federal law or regulations, each party shall pay or cause to be paid all royalty due and payable on the actual volumes of gas taken for its account. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments and similar interests payable out of production.

          Each party producing or taking or delivering Gas to its Gas purchaser shall pay, or cause to be paid, all production and severance taxes due on all volumes of Gas actually taken or sold by such party.

IV.  CASH SETTLEMENT

     A.   Volume/Value

          If, at the permanent termination of production of Gas from a Well located on the Contract Area, an imbalance exists between the parties, a cash settlement of the imbalance between the parties relative to such Well shall be made. The amount of the cash settlement will be limited to the proceeds actually received by the Overproduced Party or Parties at the time of overproduction, less transportation and applicable treating charges and production and severance taxes paid on such overproduction. Royalty shall only be deducted from such proceeds attributable to the overproduction if actually paid to royalty owners by the Overproduced Party or Parties. No interest shall be added to any cash settlement hereunder. If there is more than one Overproduced Party, the cash settlement shall be based on a weighted average of the proceeds actually received as above described by all Overproduced Parties.

     B.   Collection and Distribution

          Operator shall provide to all parties hereto within sixty (60) days of permanent determination of Gas production a final accounting of the Gas balance. Overproduced Parties, within thirty (30) days of receipt of the final accounting of the Gas balance, shall pay their respective shares of the above described cash settlement to the Underproduced Parties in that proportion that each such Underproduced Party's volume of gas in storage bears to the total of all Underproduced Parties' volumes of gas in storage.

V.   MISCELLANEOUS

     A.   Term

          This Agreement shall remain in force and effect as long as the Operating Agreement to which it is attached remains in force and effect, and thereafter until the Gas balance accounts between the parties are settled in full, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, legal representatives and assigns.

     B.   Expenses

          Nothing herein shall change or affect each party's obligations to pay its proportionate share of all costs and liabilities incurred in operations on the Contract Area as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

     C.   Well Tests

          Nothing herein shall be construed to deny any party the right, from time to time, to produce and take or deliver to its Gas purchaser up to one hundred percent (100%) of the entire Well stream to meet the deliverability test required by its Gas purchaser, provided that such tests are reasonable in light of overall industry standards.

     D.   Monitoring of Takes of Production

          Each party shall, at all times, use its best efforts to regulate its takes and deliveries from each Well on said Contract Area so that no Well will be shut-in for overproducing the allowable assigned thereto by the regulatory body having jurisdiction. Additionally, each party shall communicate, as necessary, the contents of this agreement to its respective Gas purchaser(s) or transporter(s) and shall monitor its deliveries to its respective Gas purchaser(s) or transporter(s) so as to ensure to the greatest extent practicable that its Gas purchaser(s) or transporter(s) does not take Gas in excess of the quantities provided for herein.

     E.   Liquefiable Hydrocarbons Not Covered Under Agreement

          The parties shall share proportionately in and own all liquid hydrocarbons recovered with the gas by lease equipment in accordance with their respective interests.

                    EXHIBIT 2.1 - CASH DISCOUNT FACTOR TABLE

PAYOUT NO. 1
DISCOUNT FACTOR 12.0%

Period   Factor
------   -------
0        1.00000
1        0.99010
2        0.98030
3        0.97059
4        0.96098
5        0.95147
6        0.94205
7        0.93272
8        0.92348
9        0.91434
10       0.90529
11       0.89632
12       0.88745
13       0.87866
14       0.86996
15       0.86135
16       0.85282
17       0.84438
18       0.83602
19       0.82774
20       0.81954
21       0.81143
22       0.80340
23       0.79544
24       0.78757
25       0.77977
26       0.77205
27       0.76440
28       0.75684
29       0.74934
30       0.74192
31       0.73458
32       0.72730
33       0.72010
34       0.71297
35       0.70591
36       0.69892
37       0.69200
38       0.68515
39       0.67837
40       0.67165
41       0.66500
42       0.65842
43       0.65190
44       0.64545
45       0.63905
46       0.63273
47       0.62646
48       0.62026
49       0.61412
50       0.60804
51       0.60202
52       0.59606
53       0.59016
54       0.58431
55       0.57853
56       0.57280
57       0.56713
58       0.56151
59       0.55595
60       0.55045
61       0.54500
62       0.53960
63       0.53426
64       0.52897
65       0.52373
66       0.51855
67       0.51341
68       0.50833
69       0.50330
70       0.49831
71       0.49338
72       0.48850
73       0.48366
74       0.47887
75       0.47413
76       0.46944
77       0.46479
78       0.46019
79       0.45563
80       0.45112
81       0.44665
82       0.44223
83       0.43785
84       0.43352
85       0.42922
86       0.42497
87       0.42077
88       0.41660
89       0.41248
90       0.40839
91       0.40435
92       0.40034
93       0.39638
94       0.39246
95       0.38857
96       0.38472
97       0.38091
98       0.37714
99       0.37341
100      0.36971
101      0.36605
102      0.36243
103      0.35884
104      0.35529
105      0.35177
106      0.34828
107      0.34484
108      0.34142
109      0.33804
110      0.33469
111      0.33138
112      0.32810
113      0.32485
114      0.32164
115      0.31845
116      0.31530
117      0.31218
118      0.30908
119      0.30602
120      0.30299
121      0.29999
122      0.29702
123      0.29408
124      0.29117
125      0.28829
126      0.28543
127      0.28261
128      0.27981
129      0.27704
130      0.27430
131      0.27158
132      0.26889
133      0.26623
134      0.26359
135      0.26098
136      0.25840
137      0.25584
138      0.25331
139      0.25080
140      0.24832
141      0.24586
142      0.24342
143      0.24101
144      0.23863
145      0.23627
146      0.23393
147      0.23161
148      0.22932
149      0.22705
150      0.22480
151      0.22257
152      0.22037
153      0.21819
154      0.21603
155      0.21389
156      0.21177
157      0.20967
158      0.20760
159      0.20554
160      0.20351
161      0.20149
162      0.19950
163      0.19752
164      0.19557
165      0.19363
166      0.19171
167      0.18982
168      0.18794
169      0.18607
170      0.18423
171      0.18241
172      0.18060
173      0.17881
174      0.17704
175      0.17529
176      0.17356
177      0.17184
178      0.17014
179      0.16845
180      0.16678
181      0.16513
182      0.16350
183      0.16188
184      0.16028
185      0.15869
186      0.15712
187      0.15556
188      0.15402
189      0.15250
190      0.15099
191      0.14949
192      0.14801
193      0.14655
194      0.14510
195      0.14366
196      0.14224
197      0.14083
198      0.13943
199      0.13805
200      0.13669
201      0.13533
202      0.13399
203      0.13267
204      0.13135
205      0.13005
206      0.12876
207      0.12749
208      0.12623
209      0.12498
210      0.12374
211      0.12252
212      0.12130
213      0.12010
214      0.11891
215      0.11773
216      0.11657
217      0.11541
218      0.11427
219      0.11314
220      0.11202
221      0.11091
222      0.10981
223      0.10873
224      0.10765
225      0.10658
226      0.10553
227      0.10448
228      0.10345
229      0.10242
230      0.10141
231      0.10041
232      0.09941
233      0.09843
234      0.09745
235      0.09649
236      0.09553
237      0.09459
238      0.09365
239      0.09272


                                                                          1 of 2

                    EXHIBIT 2.1 - CASH DISCOUNT FACTOR TABLE

PAYOUT NO. 2
DISCOUNT RATE 16.0%

Period   Factor
------   -------
0        1.00000
1        0.98684
2        0.97386
3        0.96104
4        0.94840
5        0.93592
6        0.92360
7        0.91145
8        0.89946
9        0.88762
10       0.87594
11       0.86442
12       0.85305
13       0.84182
14       0.83074
15       0.81981
16       0.80903
17       0.79838
18       0.78788
19       0.77751
20       0.76728
21       0.75718
22       0.74722
23       0.73739
24       0.72769
25       0.71811
26       0.70866
27       0.69934
28       0.69014
29       0.68106
30       0.67209
31       0.66325
32       0.65452
33       0.64591
34       0.63741
35       0.62903
36       0.62075
37       0.61258
38       0.60452
39       0.59657
40       0.58872
41       0.58097
42       0.57333
43       0.56578
44       0.55834
45       0.55099
46       0.54374
47       0.53659
48       0.52953
49       0.52256
50       0.51568
51       0.50890
52       0.50220
53       0.49559
54       0.48907
55       0.48264
56       0.47629
57       0.47002
58       0.46384
59       0.45773
60       0.45171
61       0.44577
62       0.43990
63       0.43411
64       0.42840
65       0.42276
66       0.41720
67       0.41171
68       0.40630
69       0.40095
70       0.39567
71       0.39047
72       0.38533
73       0.38026
74       0.37526
75       0.37032
76       0.36545
77       0.36064
78       0.35589
79       0.35121
80       0.34659
81       0.34203
82       0.33753
83       0.33309
84       0.32870
85       0.32438
86       0.32011
87       0.31590
88       0.31174
89       0.30764
90       0.30359
91       0.29960
92       0.29566
93       0.29177
94       0.28793
95       0.28414
96       0.28040
97       0.27671
98       0.27307
99       0.26948
100      0.26593
101      0.26243
102      0.25898
103      0.25557
104      0.25221
105      0.24889
106      0.24561
107      0.24238
108      0.23919
109      0.23605
110      0.23294
111      0.22987
112      0.22685
113      0.22387
114      0.22092
115      0.21801
116      0.21514
117      0.21231
118      0.20952
119      0.20676
120      0.20404
121      0.20136
122      0.19871
123      0.19609
124      0.19351
125      0.19097
126      0.18845
127      0.18597
128      0.18353
129      0.18111
130      0.17873
131      0.17638
132      0.17406
133      0.17177
134      0.16951
135      0.16728
136      0.16508
137      0.16290
138      0.16076
139      0.15864
140      0.15656
141      0.15450
142      0.15246
143      0.15046
144      0.14848
145      0.14653
146      0.14460
147      0.14269
148      0.14082
149      0.13896
150      0.13714
151      0.13533
152      0.13355
153      0.13179
154      0.13006
155      0.12835
156      0.12666
157      0.12499
158      0.12335
159      0.12172
160      0.12012
161      0.11854
162      0.11698
163      0.11544
164      0.11392
165      0.11243
166      0.11095
167      0.10949
168      0.10805
169      0.10662
170      0.10522
171      0.10384
172      0.10247
173      0.10112
174      0.09979
175      0.09848
176      0.09718
177      0.09590
178      0.09464
179      0.09340
180      0.09217
181      0.09096
182      0.08976
183      0.08858
184      0.08741
185      0.08626
186      0.08513
187      0.08401
188      0.08290
189      0.08181
190      0.08073
191      0.07967
192      0.07862
193      0.07759
194      0.07657
195      0.07556
196      0.07457
197      0.07359
198      0.07262
199      0.07166
200      0.07072
201      0.06979
202      0.06887
203      0.06796
204      0.06707
205      0.06619
206      0.06532
207      0.06446
208      0.06361
209      0.06277
210      0.06195
211      0.06113
212      0.06033
213      0.05953
214      0.05875
215      0.05798
216      0.05721
217      0.05646
218      0.05572
219      0.05498
220      0.05426
221      0.05355
222      0.05284
223      0.05215
224      0.05146
225      0.05078
226      0.05012
227      0.04946
228      0.04881
229      0.04816
230      0.04753
231      0.04690
232      0.04629
233      0.04568
234      0.04508
235      0.04448
236      0.04390
237      0.04332
238      0.04275
239      0.04219


                                                                          2 of 2

                               FWOE PARTNERS L.P.
                        Agreement of Limited Partnership
                Exhibit 2.1 - Pre-Approved Development Operations

SPI BLOCK 1166/1145 FIELD AREA

     -    AFE # P-SPI 51705 DATED 5/17/05, NET AMOUNT $29,669,733 (GROSS
          $29,669,733)

          Installation of South Padre Island 12 and 6" pipelines

     -    AFE # F-SPI 51705 DATED 5/17/05, NET AMOUNT $8,643,682 (GROSS
          $8,643,682)

          Construction and installation of Block 1166 4-Pile platform and facilities

     -    AFE # F-SPI 1145-51705 DATED 5/17/05, NET AMOUNT $1,814,472 (GROSS
          $1,814,472)

          Construction and installation of Block 1145 Braced Caisson platform and facilities

                                                                     EXHIBIT 5.6

                       ATTACHED TO AND MADE A PART OF THE
                        AGREEMENT OF LIMITED PARTNERSHIP
                              OF FWOE PARTNERS L.P.

                              ACCOUNTING PROCEDURE

                             I. GENERAL PROVISIONS

1.   Definitions

     "Agreement" shall mean the Agreement of Limited Partnership dated as of August [__] 2005, governing FWOE Partners L.P. Terms defined in the Agreement shall have the same meanings whenever used herein.

     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies of North America.

     "First Level Supervisors" shall mean those employees of Operator whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     "Joint Operations" shall mean all operations necessary or proper for the exploration, development, operation, protection and maintenance of the Joint Property.

     "Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     "Non-Operator" shall mean the Partnership.

     "Offshore Facilities" shall mean platforms and support systems such as oil and gas handling, facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigations aids, and other similar facilities necessary in the conduct of offshore operations.

     "Operator" shall mean the General Partner or Affiliate.

     "Parties" shall mean Operator and Non-Operator.

     "Personal Expenses" shall mean reasonable travel and other reasonable reimbursable expenses of Operator's employees or professional consultants.

     "Shore Based Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; and other associated functions benefiting the Joint Property.

     "Technical Employees" shall mean those employees, professional consultants or contract personnel of Operator having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

2.   Statements

     Operator shall bill Non-Operator on or before the last day of each month for its proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditures, lease or facility, and all charges and credits, summarized by appropriate classifications of investments and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Conflict with Agreement

     In the event of a conflict between the provisions of this Accounting Procedure and the provisions of the Agreement, the provisions of the Agreement shall control.

4.   Advances and Payments by Non-Operator

     A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operator to advance its share of estimated costs to be incurred for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operator.

     B. Non-Operator shall pay its proportion of all bills within thirty (30) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Bank One Texas, Houston, Texas on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

5.   Adjustments

     Payment of any such bills shall not prejudice the right of Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operator by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four
(24) month period Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided in Section V.

                               II. DIRECT CHARGES

     Operator shall charge the Joint Account with the following items:

1.   Rentals and Royalties

     Lease rentals and royalties paid by Operator for the Joint Operations.

2.   Labor

     A. (1) Salaries and wages of Operator's field employees and contract personnel directly employed on the Joint Property in the conduct of Joint Operations.

          (2)  Salaries of First Level Supervisors in the field.

          (3) Fees of contract personnel directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 6 of this
               Section II.

          (4) Fees of Technical Employees or professional consultants directly employed on the Joint Property.

     B. Operator's costs of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.   Employee Benefits

     Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the rate most recently recommended by the Council of Petroleum Accountants Societies of North America.

4.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.   Transportation

     The costs of transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store, recognized barge terminal, or railway receiving point where like material is normally available.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store, recognized barge terminal, or railway receiving point. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator.

     C. In the application of Subparagraphs A and B above, the option to equalize or charge actual trucking costs is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of this Section II. The cost of professional consultants' services and contract services of technical personnel directly engaged in the operations of the Joint Property.

7.   Equipment and Facilities Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates shall include costs of labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed ten percent (10%) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement.. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.   Damages and Losses to Joint Property

     Except as otherwise provided in the Agreement, all costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct.

9.   Legal, Accounting and Engineering Expense

     Except as otherwise provided in the Agreement, expense of handling, investigating and settling litigation or claims, handling, filing and prosecuting matters pertaining to governmental and regulatory applications and compliances and discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property shall be chargeable to the Joint Account, except that no charge for services of Operator's legal staff shall be made. All other legal expense is considered to be covered by the overhead provisions of Section III, except as provided in Paragraph 4 of Section I.

     Services which are covered by the overhead charges described in Section III and therefore not chargeable based on the provisions of this Section II.9, include, but are not limited to (i) services related to the recording and billing of costs chargeable to the Joint Account and (ii) services related to the collection and disbursement of Joint Property revenues.

10.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties.

11.  Insurance Program

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Workmen's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

12.  Ecological and Environmental.

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures, costs to comply with statutory regulations for archaelogical and geophysical surveys relative to identification and protection of cultural resources and/or other environmental, or ecological surveys as may be required by the Bureau Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

13.  Abandonment and Reclamation.

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  Communications.

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility.. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

15.  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III, and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

16.  Governmental Affairs

     Costs and fees associated with representation on matters before or involving governmental affairs shall be a direct charge to the Joint Account.

                                 III. OVERHEAD

1.   Overhead Charges

     The Operator shall charge the amounts provided for below in this Section III as compensation for administrative, supervision, office services, overhead and warehousing costs, including overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets and other projects required for the development and operation of the Joint Property. Such charges shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies and the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel shall be considered as included in such charges except those directly chargeable under Section II.

     A. The Operator shall charge the Joint Account for each drilling well which is operated by the Operator on behalf of Non-Operator a rate per month generally charged by qualified third party operators in the area where a well is located (pro rated for less than a full month), except that if a drilling well is owned less than 100% by Non-Operator, such rate shall be a proportionate amount thereof (such proportionate amount to be based on the net working interest of Non-Operator in such well). Drilling well charges shall be determined on the following basis:

          (1) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

          (2) Charges for wells undergoing any type of workover or recompletion for a period of four (4) consecutive work days or more shall be made at the drilling well rate and a proportionate amount of such rate for a well which is owned less than 100% by Non-Operator, such proportionate amount to be based on the net working interest of Non-Operator in such well. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

     B. The Operator shall not be entitled to charge the Joint Account any amount under this Section III with respect to the producing wells operated by Operator on behalf of Non-Operator, it being agreed that the Management Fee payable under the Agreement shall constitute full and complete reimbursement for any overhead charges of the Operator in respect of such producing wells.

     C. The Operator shall charge the Joint Account a rate or rates (reduced proportionately for the interest of Non-Operator therein) generally charged by qualified unrelated third parties in connection with the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property.

                      IV. PRICING OF JOINT ACCOUNT MATERIAL
                      PURCHASES, TRANSFERS AND DISPOSITIONS

     Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property. Operator shall make timely disposition of idle and/or surplus Material.

1.   Purchases

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reason, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator shall be priced on the following bases exclusive of cash discounts:

     A.   New Material (Condition A)

          (1)  Tubular goods other than line pipe:

               (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at current new prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point or Shore Based Facilities nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used.

               (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point or Share Based Facilities nearest the Joint Property as provided above in Paragraph 2.A.(1)(a).

               (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point or Shore Base Facilities nearest the Joint Property.

               (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers interstate truck rate per weight of tubing transferred, to the railway receiving point or Shore Base Facilities nearest the Joint Property.

          (2)  Line Pipe

               (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) of less than 30,000 pounds shall be priced at the current new price, in effect at date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph 2A(1)(a) of this Section IV.

               (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) of 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph 2A(1)(a) of this Section IV.

               (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current CEPS prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point or Shore Based Facilities nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property or point of manufacture, plus transportation costs, if applicable, to the railway receiving point or Shore Based Facilities nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property or point of manufacture, plus transportation costs, if applicable, to the railway receiving point or Shore Based Facilities nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2A(1) and (2).

     B.   Good Used Material (Condition B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

          (1)  Material moved to the Joint Property

               (a) At 75% of current new price, as determined by Paragraph 2A of this Section IV.

          (2)  Material moved from the Joint Property

               (a) At 75% of current new price, as determined by Paragraph 2A of this Section IV, if Material was originally charged to the Joint Account as new Material, or

               (b) At 65% of current new price, as determined by Paragraph 2A of this Section IV, if Material was originally charged to the Joint Account as good used Material at 75% of current new price.

          (3)  Material not used on and moved from the Joint Property

               (a)  At 75% of current new price as determined by Paragraph A.

          The cost of reconditioning, if any, shall be absorbed by the transferring property.

     C.   Other Used Material (Condition C, D and E)

          (1)  Condition C

               Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at 50% of current new price as determined by Paragraph 2A of this Section IV. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D

               All other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices. Operator may dispose of Condition D Material under procedures normally utilized by the Operator without prior approval of Non-Operator.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

          (3)  Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operator.

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be priced on a basis commensurate with its use or at prevailing prices. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

     E.   Pricing Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of $.25 per hundred weight on all tubular goods movements, in lieu of loading or unloading costs sustained at the stocking point.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   Premium Prices

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property.

4.   Warranty of Material Furnished by Operator

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

     Inventory adjustments shall be made by Operator with the Joint Account for overages and shortages, but Operator shall be held accountable only for shortages due to lack of reasonable diligence.

                               FWOE PARTNERS, L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
             EXHIBIT 5.7(A) - HEDGING TRANSACTIONS ON DELIVERY DATE

Amounts to be Swapped into using a Gas Daily Henry Hub Swap by year.

 VOLUMES   Volumes to Hedge
  Year          (MMBtu)
 -------   ----------------
Cal 2005        340,763     Sept - Dec '05
Cal 2006        601,655
Cal 2007        328,893
Cal 2008        254,111

Purchase of a put swaption that enables the partnership to enter into a NYMEX Gas Hedge with an exercise date at year end 2005, by year.

 VOLUMES   Volumes to Hedge
  Year          (MMBtu)
 -------   ----------------
Cal 2005              --
Cal 2006       5,458,726
Cal 2007       3,579,896
Cal 2008       1,538,094

                               FWOE PARTNERS, L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
                EXHIBIT 5.10 - PLUGGING & ABANDONMENT LIABILITIES

                                                          2005       2006       2007       2008      2009
                                                        --------   --------   --------   --------   ------
P&A RESERVE CALCULATION
P&A Expenditures
   (current dollars)                          $ 3,656                     0          0          0    2,923
PV of Future P&A              Discount Rate       3.7%         0          0          0          0    2,437
Cumulative PV of Future P&A                   $     0          0          0          0          0    2,437
Remaining PV of Future P&A                    $ 2,946      2,946      2,946      2,946      2,946    2,946
Interest Accretion on P&A                     $   710        109        113        117        122      126
                                              -------
                                              $ 3,656
                                              =======

BOOK BASIS
Reserve Account                                          ($2,946)   ($2,577)   ($1,263)     ($411)    ($87)
P&A Expense Realized                            2,945        369      1314         853        324       19
Additional Reserves
                                                        --------   --------   --------   --------   ------
Ending Balance                                             (2577)     (1263)      (411)       (87)     (67)
                                                        ========   ========   ========   ========   ======

CASH BASIS
Reserve Account Beginning
   Balance                                                     0        478      1,904      2,874    3,320
Amounts Added                                   3,655        478      1,427        970        446      145
Amounts Spent                                  -3,656          0          0          0          0   (2,923)
                                                        --------   --------   --------   --------   ------
Ending Balance                                               478      1,904      2,874      3,320      542
                                                        ========   ========   ========   ========   ======
YEAR                                                           1          2          3          4        5
Scheduled Future Production
   (MMCFE)                                              2,086.68   7,432.40   4,824.13   1,834.25   108.00

                                                         2010     2011     2012    2013    2014    2015
                                                        ------   ------   -----   -----   -----   -----
P&A RESERVE CALCULATION
P&A Expenditures
   (current dollars)                          $ 3,656       14                0             612     107
PV of Future P&A              Discount Rate       3.7%      11        0       0       0     426      72
Cumulative PV of Future P&A                   $     0    2,448    2,448   2,448   2,448   2,874   2,946
Remaining PV of Future P&A                    $ 2,946      509      497     497     497     497      72
Interest Accretion on P&A                     $   710       23       23      24      25      26       4
                                              -------
                                              $ 3,656
                                              =======

BOOK BASIS
Reserve Account                                           ($67)    ($42)   ($24)   ($12)    ($4)    ($0)
P&A Expense Realized                            2,945       26       18      12       8       3
Additional Reserves
                                                        ------   ------   -----   -----   -----   -----
Ending Balance                                             (42)     (24)    (12)     (4)     (0)     (0)
                                                        ======   ======   =====   =====   =====   =====

CASH BASIS
Reserve Account Beginning
   Balance                                                 542      577     618     654     686     103
Amounts Added                                   3,655       48       41      36      33      29       4
Amounts Spent                                  -3,656      (14)       0       0       0    (612)   (107)
                                                        ------   ------   -----   -----   -----   -----
Ending Balance                                             577      618     654     686     103      (0)
                                                        ======   ======   =====   =====   =====   =====
YEAR                                                         6        7       8       9      10      11
Scheduled Future Production
   (MMCFE)                                              146.52   100.89   68.04   46.06   19.35    0.68

                               EXHIBIT 5.11(A)(I)

                               FWOE PARTNERS L.P.
                                9821 KATY FREEWAY
                                   SUITE 1050
                              HOUSTON, TEXAS 77024

                                     [Date]

TIFD III-X LLC
c/o GE Commercial Finance--EFS
120 Long Ridge Road, 3rd Floor
Stamford, Connecticut 06927-1550

RE: Distribution of Class B Assets

Ladies and Gentlemen:

Reference is herein made to that certain Amended and Restated Agreement of Limited Partnership dated as of August __, 2005, governing FWOE Partners L.P. (such agreement, as heretofore amended, the "PARTNERSHIP AGREEMENT"). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Partnership Agreement.

In connection with the distribution of the Class B Assets to be effected on even date herewith pursuant to Section 5.11 of the Partnership Agreement, the parties hereto hereby agree as follows:

1. The Partnership hereby agrees to pay to the Limited Partner, for the Limited Partner's own account separate and apart from the Partnership and its interest therein, an amount equal to twenty percent (20%) of all gross revenues hereafter received by the Partnership as owner of the Class B Assets from the transportation of natural gas and other gaseous substances through the Class B Assets (or net proceeds realized by the Partnership from the purchase and sale thereof) for the accounts of all parties other than a Related Party.

2. To secure the obligations of the Partnership under Section 1 above, the Partnership agrees that, contemporaneously with the distribution of the Class B Assets, the Partnership will grant to the Limited Partner a first lien mortgage and security interest in the Partnership's interest in the Class B Assets or such other collateral as shall be offered by the Partnership and reasonably acceptable to the Limited Partner. The form and content of the mortgage and related documentation shall be reasonably satisfactory to the Limited Partner in all respects.

TIFD III-X LLC
[Date]
Page 2


3. The Partnership hereby agrees to establish and maintain reasonable and customary books and records with respect to the calculation of the amounts, if any, owed by the Partnership to the Limited Partner under Section 1 above. The Limited Partner shall have access to, and the right to copy and audit (at the Limited Partner's expense) such books and records at all reasonable times.

4. This letter agreement, and the rights of the parties hereto, shall inure to the benefit of such parties' respective successors and assigns; provided, that the Partnership (and any of its successors and assigns) (i) may assign its rights, duties and obligations only in connection with a sale or transfer of the Class B Assets to a third party and (ii) may not sell or transfer the Class B Assets to a third party without (x) also transferring its rights, duties and obligations hereunder and (y) obtaining the written agreement of such assignee, in form and content reasonably acceptable to the Limited Partner (or its successors and assigns), to the effect that such assignee assumes its assignor's rights, duties and obligations hereunder and agrees to be bound by the terms hereof. For purposes hereof, all references herein to (A) the Partnership, shall be deemed to include any successor of the General Partner and permitted assignee, and (B) the Limited Partner, shall be deemed to include any successor of the Limited Partner and permitted assignee. This letter agreement is the letter agreement referred to in the Conveyance, and the parties hereto fully intend that the rights, privileges, duties and obligations recited herein shall run with the lands. The Partnership agrees that the Limited Partner may, if is so elects, file a copy of a signed counterpart hereof of record in such land recording offices or other locations as it so determines for the purpose of evidencing to third parties its rights and privileges hereunder. Notwithstanding anything herein to the contrary, any third party that engages in transactions with the Partnership in respect of the Class B Assets shall be entitled to pay the Partnership directly for amounts owed by such third party arising from such transactions and shall have no duty or obligation to make any payments to the Limited Partner with respect to amounts owed by the Partnership hereunder.

5. The Partnership acknowledges and affirms that (i) the Capital Contributions of the Limited Partner pursuant to Section 3.2(d) of the Partnership Agreement were used in substantial part on the Class B Assets and (ii) as a result thereof, the interest to be received by the Limited Partner was agreed upon by the Partnership as a material inducement to the Limited Partner to become a limited partner in the Partnership and to agree in Section 5.11 of the Partnership Agreement to the distribution contemplated thereby and hereby.

6. At the request of either party hereto and without further consideration, the other party hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate or perfect more fully and effectively the transactions contemplated hereby.

TIFD III-X LLC
[Date]
Page 3


7. If any provision of this letter agreement is held to be unenforceable, this letter agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this letter agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

8. This letter agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. It is not necessary that each party hereto execute the same counterpart so long as identical counterparts are executed by each such party hereto. This instrument may be validly executed and delivered by facsimile or other electronic transmission.

9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK--SIGNATURE PAGE FOLLOWS]

TIFD III-X LLC
[Date]
Page 4


     To evidence your agreement to the terms and provisions of this letter agreement, please execute one or more counterparts of this letter agreement in the designated space below.

                                        Yours very truly,

                                        FWOE PARTNERS L.P.

                                        BY: F-W OIL EXPLORATION L.L.C.,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH
ABOVE:

TIFD III-X LLC


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                               EXHIBIT 5.11(A)(II)

                     CONVEYANCE, ASSIGNMENT AND BILL OF SALE

     FWOE PARTNERS L.P. (herein called "GRANTOR") does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto F-W OIL EXPLORATION L.L.C. (herein called "GRANTEE"), whose address is 9821 Katy Freeway, Suite 1050, Houston, Texas 77024, all right, title and interest of the Grantor in the Subject Properties (hereinafter defined).

     The "SUBJECT PROPERTIES" means, collectively, all of the following described properties, rights and interests.

          (a) The pipeline and appurtenant, equipment, facilities and fixtures which are described on EXHIBIT 1.1 (A), attached hereto and made part hereof (the "PIPELINE");

          (b) To the extent assignable, any and all permits, licenses and governmental authorizations that are necessary or appropriate for the construction, installation, operation, maintenance, repair, replacement and ownership of the Pipeline (the "PERMITS");

          (c) The easements, right-of-way agreements, surface site leases or other interests described on EXHIBIT 1.1(C) attached hereto and made part hereof and any other easements, or right-of-way agreements that are used for the ownership, operation, maintenance, repair or replacement of the Pipeline (the "EASEMENTS");

          (d) All unexpired warranties, claims, rights, or causes of action against third parties that relate to the Pipeline, Easements, and Permits to the extent assignable;

          (e) All presently existing and valid agreements and contracts which are listed on EXHIBIT 1.1(E); and

          (f) All files, abstracts and title opinions, accounting records (but not including general financial accounting records), surveys, and other files, documents and records of every kind and description which relate to the properties described.

     TO HAVE AND TO HOLD all right, title and interest of the Grantor in the Subject Properties unto Grantee, its successors and assigns, forever, subject to the terms, conditions and covenants contained herein.

     GRANTOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SUBJECT PROPERTIES OR THE TRANSACTION CONTEMPLATED HEREBY, AND GRANTEE AGREES THAT ALL RIGHT, TITLE AND INTEREST OF THE GRANTOR IN THE SUBJECT PROPERTIES IS BEING SOLD BY GRANTOR "WHERE IS" AND "AS IS", WITH ALL FAULTS. SPECIFICALLY AS A PART OF (BUT NOT IN LIMITATION OF) THE FOREGOING, GRANTEE ACKNOWLEDGES THAT GRANTOR HAS NOT MADE, AND GRANTOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, UNDER COMMON LAW, BY STATUTE OR OTHERWISE) AS TO THE TITLE OR CONDITION OF THE SUBJECT PROPERTIES (INCLUDING WITHOUT LIMITATION, GRANTOR DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

     Grantor agrees to execute and deliver to Grantee, from time to time, such other and additional instruments, notices, and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee the Subject Properties. Without limitation of the foregoing, separate assignments of all right, title and interest of the Grantor in the Subject Properties or portions thereof may be executed on separate forms by Grantor to Grantee in order to satisfy applicable statutory and/or governmental regulatory requirements (including, but not limited to, requirements of the Minerals Management Service, U.S. Department of the Interior). Such assignments shall be deemed to contain all of the rights, titles, interests, estates, warranties, powers and privileges set forth herein as fully as though the same were set forth in each such assignment. In the event that any direct conflict exists between the provisions of this Conveyance and the provisions of any such assignment filed in accordance with statutory and/or governmental regulatory requirements, the terms and provisions of the latter such assignment(s) shall govern and control. The properties, rights, titles interests and estates conveyed by any such assignment are included among, and not in addition to, the Subject Properties conveyed herein.

     This Conveyance, Assignment and Bill of Sale ("CONVEYANCE") is being executed in several original counterparts, all of which are identical except that, to facilitate filing and recording, counterparts to be filed and recorded in the appropriate records of each county or parish have included in the Exhibits only the parts thereof containing the specific descriptions of the property located in said county or parish. Every counterpart of this Conveyance shall be deemed to be an original for all purposes, and all of the counterparts together shall constitute one and the same instrument. Notwithstanding the foregoing, a counterpart of this Conveyance with the complete Exhibits thereto will be recorded in the appropriate records of Aransas County, Texas. Each counterpart of this Conveyance containing less than all of the specific descriptions in the Exhibits include the omitted descriptions by reference to counterparts of the Conveyance containing all of the specific descriptions in the Exhibits.

     The validity of this Conveyance with respect to title to real (immovable) property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is located. All other matters with respect to this Conveyance shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts-of-law rule or principle which might refer same to another jurisdiction.

     This Conveyance is made subject to that certain Letter Agreement dated _______, 2005 between Grantor and TIFD III-X, a Delaware limited liability company (TIFD III-X LLC and its successors and assigns being called the "LIMITED PARTNER"). The covenants of Grantor in the above described Letter Agreement shall burden the rights, titles and interests conveyed herein as covenants running with the rights, titles and interests assigned, conveyed and transferred herein and be binding on the successors and assigns of Grantor. By its execution and delivery of this Conveyance, Grantee assumes and covenants, for the express benefit of Grantor and the Limited Partner, to be bound by and to perform the obligations of Grantor in the Letter Agreement and agrees that the Limited Partner shall be a third party beneficiary of this Conveyance and entitled to enforce any of Grantor's rights and obligations hereunder as if it was a party. If Grantee hereafter conveys or otherwise transfers any right, title or interest in the Subject Properties, Grantee shall require that in the conveyance or other instrument transferring such right, title or interest, the transferee assume and covenant, for the express benefit of Grantor, Grantee, the Limited Partner and the Limited Partner's successors and assigns, to be bound by and to perform the obligations in the Letter Agreement of Grantor (and the foregoing assumption covenant shall be applicable to the parties to any transfer of the Subject Properties thereafter made). Any conveyance or other transfer that is made without the foregoing assumption and covenant shall be void and of no force and effect.

     IN WITNESS WHEREOF this Conveyance has been executed by Grantor and Grantee on the date of each acknowledgment effective for all other purposes, as of 9:00 a.m. Central Daylight Time on _______.

                                        "GRANTOR"

                                        FWOE PARTNERS, L.P.

                                        By F-W OIL EXPLORATION L.L.C.,
                                           its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        "GRANTEE"

                                        F-W OIL EXPLORATION L.L.C.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                ACKNOWLEDGEMENTS

STATE OF TEXAS          Section
                        Section
COUNTY OF ___________   Section

     This instrument was acknowledged before me on _____________, 2005 by _____________, the ____________ of F-W Oil Exploration L.L.C., a Delaware limited liability company, on behalf of said limited liability company in its capacity as general partner of FWOE Partners L.P., a Texas limited partnership, and on behalf of such limited partnership.

                                        Notary Public State of Texas


                                        ----------------------------------------
                                        Printed Name:
                                                      --------------------------

My Commission Expires:_____
           [SEAL]

STATE OF TEXAS          Section
                        Section
COUNTY OF ___________   Section

     This instrument was acknowledged before me on _______, 2005 by ___________________, the _____________ of F-W Oil Exploration L.L.C., a Delaware
limited liability company, on behalf of limited liability company.

                                        Notary Public State of Texas


                                        ----------------------------------------
                                        Printed Name:
                                                      --------------------------

My Commission Expires: _____
           [SEAL]

                                 EXHIBIT 5.11(B)

                             GAS GATHERING AGREEMENT

     This GAS GATHERING AGREEMENT ("AGREEMENT") is made and entered into this _____ day of __________, 200_, to be effective as of the _____ day of
__________, 200_, ("EFFECTIVE DATE") by and between _________________________, a
___________ ("SHIPPER"), and ___________________________, a ________________,
("GATHERER").

                                   WITNESSETH:

     WHEREAS, Gatherer owns and operates a natural gas pipeline (the "PIPELINE") in the Outer Continental Shelf of the Gulf of Mexico between South Padre Island Block ___ and North Padre Island Block ___; and

     WHEREAS, Shipper owns or controls gas produced from oil and gas leases covering _______________, ____________________, _________________ and
_________________ Blocks (the "PROPERTIES"); and

     WHEREAS, Shipper desires to use the Pipeline to gather quantities of natural gas produced from the Properties; and

     WHEREAS, Gatherer, subject to the terms and conditions, limitations, and provisions hereof, is willing to accept and gather such natural gas for Shipper.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties do covenant and agree as follows:

                                   ARTICLE I.
                                GATHERING OF GAS

     Section 1.1 Gas Quantities. Commencing on the date hereof, Gatherer shall receive at the Delivery Point all natural gas ("SHIPPER'S GAS") produced from the Properties that is owned or controlled by Shipper up to a quantity of gas equal to 30 million MMBtu's per day and redeliver at the Redelivery Point a quantity ("EQUIVALENT QUANTITIES") of gas that contains the same heating value as the natural gas received by Gatherer from Shipper, less a proportionate share, based on Btu's delivered, of the actual fuel, shrinkage and line loss on the Pipeline, provided that the total reduction for fuel, shrinkage and line loss ("LINE LOSS") shall not exceed normal industry Line Loss on gathering systems similar to the Pipeline and operated under similar operating conditions. It is understood and agreed that Shipper is contracting for and that Gatherer is agreeing to provide "firm" gathering services. Therefore, Gatherer shall not interrupt or curtail the gathering of such natural gas, except to the extent that interruption or curtailment is caused by (a) force majeure or (b) compliance with applicable laws, rules, regulations and orders of governmental bodies having jurisdiction, including, without limitation, Section 1334 of Title 43 of the U.S.C.A. and the applicable rules, regulations and orders of the Minerals Management Service as they exist from time to time.

     Section 1.2 Balancing. It is recognized that the parties will be unable to control exactly the quantities of gas delivered and redelivered hereunder on any day, and that deliveries by Shipper to Gatherer and deliveries by Gatherer to the Redelivery Point may differ on any day. Such variations shall be kept to the minimum permitted by operating conditions of the parties and shall be balanced as soon as practicable. Shipper shall cause any subsequent transporter of Shipper's gas to be promptly informed as to any deliveries and any change in deliveries consistent with such transporter's imbalance procedures or contract with Shipper. Unless agreed otherwise, the parties agree to use their commercially reasonable efforts to correct, within sixty (60) days, any cumulative net variations. Any imbalance remaining following the termination of this agreement shall be eliminated during the month following the month in which termination occurs or as soon as practical thereafter.

                                   ARTICLE II.
                                      TERM

     This Agreement shall be in effect commencing on the Effective Date and continue in effect as long as any well on the Properties producing Shipper's Gas is capable of producing gas in commercial quantities.

                                  ARTICLE III.
                     QUALITY SPECIFICATIONS AND MEASUREMENT

     Section 3.1 Measurement. The volume, quality, and heating value of all gas received, gathered and delivered hereunder, shall be measured and determined in accordance with the specifications and standards set forth in the Williams Measurement, Reimbursement, Construction and Operating Agreement dated June 16, 2005 between Transcontinental Gas Pipe Line Corporation and F-W Oil Exploration L.L.C. ("WILLIAMS AGREEMENT").

     Section 3.2 Quality of Gas Delivered and Redelivered. The Gas delivered by Shipper shall meet the quality specifications in the Williams Agreement. In the event tests should disclose that the gas being delivered by Shipper hereunder does not meet the quality specification as set forth in the Williams Agreement, then Gatherer shall have the right to discontinue receiving the gas tendered hereunder until such time as such gas complies with such specifications. Gatherer shall redeliver for Shipper's account Equivalent Quantities that conform to the quality specifications in the Williams Agreement, provided that Gatherer shall not be obligated to install any new treating or other facilities in order to meet such quality specifications.

     Section 3.3 Measurement Equipment. To the extent not already in place, Gatherer will install, or cause to be installed, at each Delivery Point, at Shipper's expense, a measuring station equipped with meters and other measuring equipment by which the volumes of gas received hereunder shall be determined. Said measuring station shall be maintained, including chart changes and integrations, by Gatherer at the cost of Shipper. Such facilities and measurement data shall be at all reasonable times subject to joint inspection by the parties.

                                   ARTICLE IV.
                         DELIVERY AND REDELIVERY POINTS

     Section 4.1 Delivery Points. The Delivery Point(s) shall be at the outlet flange of the measurement facilities described on Exhibit A hereto. Shipper shall install, maintain and operate facilities at the Delivery Point(s) that are necessary in order for it to make gas deliveries hereunder. Shipper shall deliver, or cause to be delivered at the Delivery Point(s) all natural gas that it desires Gatherer to gather hereunder.

     Section 4.2 Redelivery Point. Gatherer shall redeliver Equivalent Quantities for Shipper's account to the Redelivery Point, defined as the interconnect with the _________ system at _____ Block.

     Section 4.3 Nominations. Shipper shall provide Gatherer on or before the ___________________ of each month with a good faith estimate of the gas quantities that Shipper shall tender hereunder in the immediately succeeding month. If the Shipper becomes aware at any time that the gas quantities being delivered hereunder will be materially different from the last estimate furnished by Shipper, Shipper shall furnish a new good faith estimate as soon thereafter as is reasonably practical. It is expressly understood that Shipper's right to tender gas hereunder is not limited to the amount estimated from time to time by Shipper but Shipper shall be responsible for any imbalance penalties imposed by third parties as a result of Shipper's actions or inactions.

     Section 4.4 Possession of Gas. Shipper shall be in exclusive control and possession of the gas prior to delivery of the gas to Gatherer at the Delivery Point and after redelivery by to or for the account of Shipper by Gatherer at the Redelivery Point. After delivery of the gas by Shipper to Gatherer at the Delivery Point and until redelivery by Gatherer to or for the account of Shipper at the Redelivery Point, Gatherer shall be in exclusive control and possession of the gas. Subject to the indemnity provisions of Section 7.2, the party having possession and control of the gas at any time shall be responsible for any related damage or injury. Title to the gas shall at all times remain in Shipper.

     Section 4.5 Delivery Pressure. Shipper shall deliver the gas to Gatherer at pressures sufficient to permit accurate measurement of the gas to enter Gatherer's system at the Delivery Point against such pressures as may be prevailing from time to time but not at a pressure in excess of ___________. Shipper shall not deliver the gas at the Delivery Point at pressures in excess of Gatherer's maximum allowable operating pressure of ___________.

     Section 4.6 Redelivery Pressure. Gatherer shall redeliver the Equivalent Quantity to or for the account of Shipper at pressures sufficient to enter Shipper's or Shipper's designee's pipeline system at the Redelivery Point against the working pressures maintained therein from time to time.

                                   ARTICLE V.
                                 GATHERING FEE

     Section 5.1 Rate. Shipper agrees to pay Gatherer for the gathering services provided hereunder a fee of $0.____ for each MMBtu ("GATHERING FEE") of gas redelivered at the Redelivery Point. Commencing January 1, 200___, Gathering Fee will be escalated on January 1st of each year by ________________. The Gathering Fee shall be exclusive of all fuel, shrinkage and line loss charges.

     Section 5.2 Statements. Gatherer shall render to Shipper, on or before the twenty-fifth (25th) day of each month, a statement setting forth, for the immediately preceding month, the total quantity and Btu content of gas delivered at the Delivery Point and the total quantity of gas redelivered at the Redelivery Point, and the Gathering Fees owed for gathering services.

     Section 5.3 Payments. Shipper shall pay all Gathering Fees owed hereunder for a month within 15 days of receipt of the statement for such month. Past due payments shall bear interest from the date such payments are due at the annual rate of interest published as the "Prime Rate" in the "Money Rates" section of The Wall Street Journal on the Closing Date (or if not published on such date, such rate as was then last published) until the amount is paid. Shipper shall pay any collection costs and/or attorneys fees incurred by Gatherer in connection with collection of any past due amounts.

                                   ARTICLE VI.
                                     NOTICES

     Section 6.1 Notices. All notices or demands required or provided for herein shall be in writing and shall be considered as duly delivered when mailed by prepaid registered or certified mail, addressed to the party to whom such notice is given, as follows:

     SHIPPER:
              ----------------------------

              ----------------------------

              ----------------------------

              ----------------------------
              Attention:
                         -----------------

     GATHERER:

              ----------------------------

              ----------------------------

              ----------------------------

              ----------------------------
              Attention:
                         -----------------

or to such other address as either party shall designate by like written notice to the other party. Routine communications, including statements, computations, and allocations, may be transmitted by ordinary mail.

                                  ARTICLE VII.
                                  MISCELLANEOUS

     Section 7.1 Force Majeure. Except for obligations to make payments hereunder, neither party hereto shall be liable, for any failure to perform this agreement to the extent such failure results from any of the following ("FORCE MAJEURE"): acts of God; strikes, lockouts or industrial disputes or disturbances; civil disturbances; arrests and restraint from rulers of people; interruptions by government or court orders; present and future orders of any governmental or court orders; present and future orders of any governmental authority having jurisdiction; acts of the public enemy; wars; riots; blockades; insurrections; inability to secure labor or inability to secure materials, including inability to secure materials by reason of allocations promulgated by governmental authorities; epidemics; landslides; lightning; earthquakes; fire; storm; floods; washouts; explosions; breakage, accident, repairs, or maintenance of the pipelines or other equipment; freezing of Wells or pipelines; or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming force majeure; provided, that any such cause shall, so far as possible, be remedied with all reasonable dispatch. The settlement of strikes, lockouts or industrial disputes or disturbances shall be entirely within the discretion of the party having the difficulty, and the requirement that any force majeure cause shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or industrial disputes or disturbances by acceding to any demands when such course is inadvisable in the discretion of the party having the difficulty.

     Section 7.2 Indemnifications. Shipper shall indemnify and hold harmless Gatherer, its officers, employees and agents against any and all liabilities, damages, claims or demands for personal injury, including death, to any person, or for damages or loss to any property arising out of operations conducted hereunder by Shipper and not caused by the negligence or willful misconduct of Gatherer. Gatherer shall indemnify and hold harmless Shipper, its officers, employees and agents against any and all liabilities, damages, claims or demands for personal injury, including death, to any person, or for damages or loss to any property arising out of operations conducted hereunder by Gatherer, and not caused by the negligence or willful misconduct of Shipper.

     Section 7.3 Inspection of Records. Each party hereto shall have the right at all reasonable times during normal business hours to examine the records, charts, meters, measuring equipment and other pertinent matter or data of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to any of the provisions hereof. Shipper shall have the right upon request to temporarily obtain custody of meter charts for a period not to exceed fifteen (15) days to audit flows after initial chart integration has been accomplished by Gatherer. If any such examination shall reveal, or if either party shall otherwise discover, any error or inaccuracy in its own or the other party's statements, payments, calculations or determinations, then proper adjustments and corrections thereof shall be made as promptly as practicable thereafter; provided that, no adjustment of any statement, billing or payment shall be made after the lapse of two (2) years from the end of the calendar year to which such statement, billing or payment pertains.

     Section 7.4 Governmental Regulations. This Agreement is subject to all applicable state and federal laws, rules and regulations of any governmental body having jurisdiction.

     Section 7.5 Non-Waiver. No waiver by either party of any one or more defaults by the other party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults of whatever character.

     Section 7.6 Assignment. Any company which shall succeed by purchase, merger or consolidation to the properties of either party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessors in title under this Agreement. Except as provided in the preceding sentence, either party hereto may not assign any of its rights hereunder.

     Section 7.7 Successors and Assigns Bound. Subject to Section 7.6, this Agreement shall extend to and be binding upon the parties hereto, and their respective legal representatives, successors and assigns.

     Section 7.8 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by its duly authorized officers as of the date first hereinabove written.

SHIPPER:

-------------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


GATHERER:

-------------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                    EXHIBIT A

                                 DELIVERY POINTS

                                 EXHIBIT 6.3(A)

                    Time Line for Class B Asset Construction

             SOUTH PADRE ISLAND BLOCK 1166 / 1145 FIELD DEVELOPMENT

                 12" EXPORT PIPELINE FROM SPI 1166 TO NPI 996 &
                      6" FLOWLINE FROM SPI 1145 TO SPI 1166

                                                                 2005
                                         ---------------------------------------------------
                                           1ST QUARTER       2ND QUARTER       3RD QUARTER
                                         ---------------   ---------------   ---------------
ID   TASK NAME                     DEC   JAN   FEB   MAR   APR   MAY   JUN   JUL   AUG   SEP
--   ---------                     ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
1    PIPELINES
2       12" PIPELINE
3          PERMIT 12"
4          BID PIPE/AWARD
5          AWARD BID
6          DELIVERY
7          COATING/CURE
8          PIPELINE INSTALLATION
9       6" PIPELINE
10         PERMIT 12"
11         BID PIPE/AWARD
12         DELIVERY
13         COATING
14         PIPELINE INSTALLATION

                                   EXHIBIT 6.8

Insurance Coverage: Without limiting any of the other obligations or liabilities of the General Partner under this Agreement of Limited Partnership, the General Partner shall procure and maintain the following minimum insurance coverages for the benefit of the Partnership provided by insurers of recognized responsibility satisfactory to the Limited Partner. Such policies shall be written on such forms and with terms, conditions and deductibles as are acceptable to the Limited Partner.

I. Upon execution of this Partnership Agreement the following coverages shall be in place specifically for the Partnerships on a stand-alone basis:

          a. Commercial General Liability insurance written on an occurrence form in an amount not less than $1,000,000 per occurrence and $2,000,000 general aggregate. Such policy shall include without limitation: premises/operations, underground resources liability, broad form contractual, independent contractors, products and completed operations, broad form property damage, personal injury and sudden and accidental pollution coverage. Such policy shall not exclude punitive and/or exemplary damages, nor shall it exclude bodily injury to your employees when you have assumed this liability under a written contract. The definition of "Insured" under the policy must clearly extend to non-operating working interests and the policy must provide coverage for liabilities that pass contractually through a Joint Operating Agreement or similar agreement. The policy should also include the following endorsements for offshore operations: deletion of the watercraft exclusion (if available) for non-owned and chartered vessels including pollution liability and contractual liability, In Rem endorsement, and the territory definition extended to include the Gulf of Mexico.

          b. Commercial Automobile Liability insurance written in an amount not less than $1,000,000 per accident covering owned, non-owned, leased and hired vehicles. This coverage shall apply only if the Partnership owns or leases vehicles. If the Partnership does not own or lease vehicles then coverage for hired and non-owned vehicles can be included under #1 above, Commercial General Liability.

          c. Umbrella/Excess Liability insurance written on an occurrence form in an amount not less than $10,000,000 per occurrence and general aggregate. Such coverage shall apply excess of liability limits provided for the joint account by the General Partner or Operator which limits will in turn be excess of Commercial General Liability including Third Party Liability under Builder's Risk (if applicable), Automobile Liability, Employer's Liability including Maritime Employer's Liability, Watercraft Liability including Charterer's Liability, Protection and Indemnity if applicable, and Aircraft Liability, and shall contain a drop down provision in the event of exhaustion of underlying limits or aggregates and shall apply on a following form basis (where available). Such policy shall not exclude punitive and/or exemplary damages.

II. Upon execution of this Partnership Agreement, the General Partner shall also cause the Partnership to be added as a Named Insured or Additional Insured, as appropriate and as agreed to by the Limited Partner, for the Partnership's interest, under the following coverages which will be carried by the General
Partner:

          d. Commercial General Liability insurance written on an occurrence form in an amount not less than $1,000,000 per occurrence and $1,000,000 aggregate (separately for the Partnership). Such policy shall include without limitation: premises/operations, underground resources liability, broad form contractual, independent contractors, products and completed operations, broad form property damage, personal injury and sudden and accidental pollution coverage. Such policy shall not exclude punitive and/or exemplary damages, nor shall it exclude bodily injury to your employees when you have assumed this liability under a written contract. The definition of "Insured" under the policy must clearly extend to non-operating working interests and the policy must provide coverage for liabilities that pass contractually through a Joint Operating Agreement or similar agreement. The policy should also include the following endorsements for offshore operations: deletion of the watercraft exclusion (if available) for non-owned and chartered vessels including pollution liability and contractual liability, In Rem endorsement, and the territory definition extended to include the Gulf of Mexico.

          e. Commercial Automobile Liability insurance written in an amount not less than $1,000,000 per accident covering owned, non-owned, leased and hired vehicles. This coverage shall apply only if the General Partner owns or leases vehicles. If the General Partner does not own or lease vehicles then coverage for hired and non-owned vehicles can be included under #1 above, Commercial General Liability.

          f. Workers' Compensation insurance as required by law, including Longshoremen's and Harbor Workers' Compensation Act and the Outer Continental Shelf Lands Act if applicable; Employer's Liability in an amount not less than $1,000,000 including Maritime Employer's Liability covering the Jones Act, Death on the High Seas Act, and other general maritime law, with a Gulf of Mexico extension. This coverage shall be carried by the General Partner if it has employees.

          g. Umbrella/Excess Liability insurance written on an occurrence form in an amount not less than $25,000,000 per occurrence and aggregate (separately for the Partnership). Such coverage shall apply above the primary limits of the Commercial General Liability including Third Party Liability under Builder's Risk (if applicable), Automobile Liability, Employer's Liability including Maritime Employer's Liability, Watercraft

               Liability including Protection and Indemnity if applicable, and Aircraft Liability (both owned and non-owned as applicable) and shall contain a drop down provision in the event of exhaustion of underlying limits or aggregates and shall apply on a following form basis (where available). Such policy shall not exclude punitive and/or exemplary damages.

          h. Operator's Extra Expense (Control of Well) coverage written in an amount not less than Combined Single Limits of $5,000,000 (100%) for Area I wells and $10,000,000 (100%) for Area II wells, and Care, Custody or Control Limits of $500,000 (100%) for Area I wells and $1,000,000 (100%) for Area II wells. Wells in Area II Wet and Area III shall carry a combined single limit of at least $35 Million (100%), and a Care, Custody & Control limit of at least $1 Million (100%) including physical damage to rigs due to unsound location. These limits are subject to change at the option of the Limited Partner depending upon the scope of operations. Coverage shall extend through all operations. Such insurance shall cover, without limitation: expense of regaining control of well, expense of re-drill (depth and condition, not limited), expense of clean-up for seepage, pollution and contamination, loss of "in-hole" equipment, underground control of well and evacuation expense. If available, pollution under this policy shall be primary for wells that get out of control, but subject to a Priority of Payments clause.

          i. Builder's Risk - covering offshore construction projects including platforms, facilities and pipelines, including procurement, construction, fabrication, load out, loading and unloading, transit, towage, installation, burying, connection and tie-in, testing and commissioning, and covering initial operations and maintenance, including third party liability (if available as a separate coverage; otherwise under the Commercial General Liability policy). The limit shall be sufficient to cover the estimated final contract value of the entire project, including all applicable engineering and project management fees, and additional amounts for Removal of Wreckage and Debris, Sue and Labor, and Additional Work for repositioning or stabilizing the property if damaged due to a covered peril.

          j. Delay in Start-up - At the option of the Limited Partner, direct and contingent Loss of Production Income insurance, covering the Partnership's working interests and allocated 100% to the Partnership, as a result of physical loss or damage during course of construction of offshore platforms and pipelines, including loss at fabricating yards. The Period of Indemnity shall be agreed to by the Limited Partner, but shall be no less than 180 days following the wait period which shall not exceed 45 days, except 60 days for Named Windstorm. A shorter Wait Period should considered if available in the market.

          k. "All Risk" Property insurance on the onshore assets of the Partnership including, without limitation, fire and extended coverage, comprehensive boiler and machinery coverage, and flood and earthquake coverage. For offshore platform and pipeline physical loss or damage, all risks of physical loss or damage to platforms, including facilities, and pipelines including Removal of Wreckage and Debris and Sue and Labor, for the replacement cost value. Such insurance shall be written in an amount not less than the replacement cost of the Partnership's assets with an agreed amount endorsement waiving any penalty for coinsurance.

          l. Loss of Production Income (Loss of Earnings) - At the option of the Limited Partner, direct and contingent Loss of Production Income insurance, covering the Partnership's working interests, 100% of the cost and benefit to be allocated to the Limited Partner, as a result of physical loss or damage to platforms, facilities and/or pipelines and wells that get out of control. The Period of Indemnity shall be adequate for production to be brought back to pre-loss levels, and no less than 180 days following the wait period. All dependency platforms, facilities and pipelines shall be scheduled as required by underwriters to ensure full contingency coverage. Wait Period shall not exceed 45 days, except 60 days for Named Windstorm. A shorter Wait Period can be considered if available in the market.

          m. Business Interruption Insurance - At the option of the Limited Partner, Business Interruption insurance on the onshore assets of the Partnership and Contingent Business Interruption insurance on the assets of the buyers, storers, collectors, compressors, etc. of the Partnership's production written in an amount acceptable to the Limited Partner. Such insurance shall be written with an agreed amount endorsement waiving any penalty for coinsurance. Such insurance shall cover loss of net profits, continuing expenses and Section 29 Tax Credits (if any).

          n. Watercraft Liability - If watercraft is owned or charterered, or if contractors or subcontractors utilize vessels in carrying out operations hereunder, the General Partner and/or contractors and subcontractors, as appropriate, shall be required to carry the following coverage:

               i. Charterer's Liability, including pollution liability, for chartered vessels and barges with limits of not less than $5,000,000.

               ii. Hull and Machinery insurance, including coverage for bare-boat charters, in an amount not less than replacement cost value of the vessel or barge;

               iii. Protection and Indemnity insurance, including pollution liability and removal of wreckage and debris, in an amount of not less than $1,000,000;

               iv. Towers Liability insurance if vessels engage in towing operations.

               Such policies shall cover owned, non-owned, and hired watercraft, and all clauses purporting to limit coverage to liabilities incurred "as owner of vessel" shall be deleted. Additionally, the "other than owner" clause shall be deleted and the policy shall be affirmatively endorsed to provide full coverage without regard to liability being incurred as owner of a vessel. Any provision allowing an insurer to limit coverage to an Additional Insured in the event of the application of the Limitation of Liability Statute shall be deleted.

          o. Aircraft Liability - If aircraft, including helicopters, are owned or charterered, or if contractors or subcontractors utilize aircraft in carrying out operations hereunder, the General Partner and/or contractors and subcontractors shall be required to carry Aircraft Liability insurance, including Passenger Liability, with a combined single limit of not less than $40,000,000, which can include a combination of primary Aircraft Liability and Umbrella/Excess Liability.

     Total Umbrella/Excess Liability Limits:

     It is understood at the time of closing that the General Partner does not have significant ongoing operations outside of the Partnership. At such time in the future that the General Partner increases its operations outside of the Partnership, the Limited Partner will agree to allow the General Partner to reduce the Umbrella/Excess Liability limits provided by it that are specifically designated for the partnership properties, and to increase the Umbrella/Excess Liability limits which are held by the Partnership in section I. The limits and timing of this change in the insurance program shall be agreed to by the Limited Partner.

     It is the intent to have total Umbrella/Excess Liability Limits of at least $35 Million per occurrence and aggregate (separately) always available for the Partnership. If X is the coverage held by the General Partner that is specifically and solely designated in the policy for partnership properties and Y is the coverage held by the Partnership, subject to Section I. c., then X + Y > or = $35 Million per occurrence and aggregate (separately) shall always be maintained. In the event the General Partner is unable to obtain a separate aggregate limit for the Partnership under its Commercial General Liability and Umbrella/Excess Liability policies, therefore recognizing that the aggregates under its liability program will be shared aggregates, the general partner will cause the Partnership to have in force no less than $35 Million of a clean and an unimpaired aggregate, so in the event the General Partners' shared aggregate becomes impaired, the

     Limited Partner shall be notified immediately and the General Partner shall cause the Partnership to increase the clean and unimpaired X + Y aggregate to $35 Million, upon final approval by of the Limited Partner.. This coverage shall be in place at the time of closing.

     Endorsements: As respects insurance policies placed on behalf of the Partnership and its working interest:

     All insurance policies carried in accordance with Section I of this Exhibit
     6.8 shall name the Partnership as the first Named Insured and the Limited Partner and General Partner as Additional Insureds with the understanding that any obligation imposed upon the Partnership (including, and without limitation, the obligation to pay premiums) shall be the sole obligation of the Partnership and not that of either Partner.

     All insurance policies carried in accordance with Section II of this
     Exhibit 6.8 shall name the Partnership as either a Named Insured or an Additional Insured as appropriate and for the Partnership's interest, and shall name the Limited Partner as an Additional Insured where appropriate with the understanding that any obligation imposed upon the Partnership for its interest (including, and without limitation, the obligation to pay premiums) shall be the sole obligation of the Partnership and not that of either Partner. The General Partner is responsible for ensuring that Outside Operators provide Additional Insured status for the Partnership under any Joint Operating Agreements to which the Partnership is a party.

     Special Provisions:

     The following special provisions shall apply:

     (i) with respect to all liability insurance, in as much as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and,

     (ii) the insurers shall waive all rights of subrogation against each Partner on those policies where appropriate, and any right of set-off or counterclaim and any right to deduction by attachment or other otherwise; and,

     (iii) insurance carried by the General Partner or Operator for the benefit of the joint account shall be primary and without right of contribution of any insurance carried by the Partnership or the Limited Partner, and insurance carried by the Partnership shall be excess of any insurance carried for the joint account by the General Partner or Operator; and,

     (iv) if such insurance is canceled for any reason whatsoever, including non-payment of premium, or any material change is made which affects the Partnership, such cancellation or change shall not be effective as to the Limited

     Partner until sixty (60) days, but ten (10) days in the event of cancellation due to non-payment of premium, after receipt by the Limited Partner of written notice sent by registered mail.

     Certificates of Insurance: At the Closing Date and at each policy renewal, but not less than annually, the General Partner shall provide certification from each insurer or by an authorized representative of each insurer when it is not practical for such insurer to execute the certificate itself. Such certification shall identify the insurers, the types of insurance, the insurance limits, the policy terms, and deductibles for each such policy and shall specifically list the special provisions for each policy required by this Exhibit 6.8. Upon request, the General Partner shall furnish the Limited Partner with copies of all insurance policies, binders, cover notes or other evidence of such insurance.

     (iii) Report: Concurrently with the furnishing of the certification referred to in this Exhibit 6.8, the General Partner shall provide a report of an independent insurance broker stating that all premiums have been paid and that, in the opinion of such broker, the insurance then carried and maintained is in accordance with the terms of this Exhibit 6.8. Further, the General Partner shall cause such broker to advise the Limited Partner promptly in writing of any default in the payment of premium or any other act or omission of the Partnership or the General Partner or any other person of which the broker is aware, which may invalidate or render unenforceable, in whole or in part, any Partnership insurance. The Limited Partner, at its sole option, may obtain such insurance if not provided by the General Partner, and, in such event, the General Partner shall reimburse the Limited Partner upon demand for the cost thereof.

                               FWOE PARTNERS L.P.
                         VARIANCE REPORT - EXHIBIT 8.2 D

(TOTAL RESERVES, ACCOUNTING PERIOD XX/XX/XXXX)  Report Date: xx/xx/xxxx

ACTUAL (PRODUCTION MONTH)               JAN  FEB  MAR  APR  MAY  JUN  JUL  AUG  SEP  OCT  NOV  DEC  YTD  TOTAL FOR RANGE
-------------------------               ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---------------
NET PRODUCTION
   Net Oil (BBLS)
   Net Gas (MCF)
   Net Products (BBLS)
   Other Production
   Net Total Production (BOE)

WELLHEAD PRICING CALCULATED ($)
   Oil ($/BBL)
   Gas ($/MCF)
   Products ($/BBL)
   Other Pricing
   BOE/MCFE (Including Hedge)

REVENUE ($)
   Oil Sales
   Gas Sales
   Product Sales
   Other Production Sales
   Other Sales #1
   Other Sales #2
   Other Sales #3
   Hedge Income
   TOTAL PROPERTY OPERATING INCOME

TAXES ($)
   Production Tax
   Ad Valorem Tax
   TOTAL TAXES

LOE EXPENSES ($)
   LOE Category #1
   LOE Category #2
   LOE Category #3
   LOE Category #4
   LOE Category #5
   LOE Category #6
   LOE Category #7
   LOE Category #8
   Workover Expenses - Non Capitalized
   Plugging Expenses - Non Capitalized
   Other LOE
   TOTAL LOE EXPENSES

OPERATING EXPENSES ($)
   3rd Party COPAS
   Other Operating Expenses #1
   Other Operating Expenses #2
   Other Operating Expenses #3
   TOTAL OPERATING EXPENSES

TOTAL OPERATING EXPENSES + TAXES ($)

LIFTING COST

GROSS OPERATING PROFIT

OTHER EXPENSES ($)
   Management Fee
   Insurance
   General & Administrative
   Other Expense #1
   Other Expense #2
   Other Expense #3
   TOTAL OTHER OPERATING EXPENSES

OPERATING CASH FLOW

DD&A AND IMPAIRMENT
   Depletion
   Depreciation and Amortization
   Producing Property Impairment
   Lease Abandonment and Impairment
   Other DD&A / Impairment
   TOTAL DD&A AND IMPAIRMENT

NET INCOME BEFORE TAXES ($)

CAPEX ($)
   Drilling
   Recompletion
   Workover
   Plugging
   Other CAPEX
   TOTAL CAPEX

OPERATING CASH FLOW AFTER CAPEX ($)
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